As filed with the Securities and Exchange Commission on September 2, 2014

Registration No. 333-197261

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CGG

(Exact Name of Registrant as Specified in its Charter)

CGG

(Translation of Registrant’s Name Into English)

Republic of France	1382	74-1734402
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Tour Maine Montparnasse

33 avenue de Maine

75015 Paris

France

+33 1 64 47 45 00

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Beatrice Place-Faget Group General Counsel CGG Tour Maine Montparnasse 33 avenue de Maine 75015 Paris France +33 1 64 47 45 00	Luis Roth Linklaters LLP 25, rue de Marignan 75008 Paris France +33 1 56 43 56 43

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer:	☒	Accelerated filers:	☐
Non-accelerated filer;	☐	Smaller reporting company:	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Senior Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
6.875% Senior Notes due 2022	$500,000,000	100%	$500,000,000	$64,400
Guarantees of 6.875% Senior Notes due 2022(3)	$500,000 000	—	—	— (4)

(1)

The notes being registered are being offered in exchange for 6.875% Senior Notes due 2022 previously sold in transactions exempt from registration under the Securities Act. The registration fee was computed based on the face value of the 6.875% Senior Notes due 2022 solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

(2)	Calculated pursuant to Rule 457(f) under the Securities Act of 1933.

(3)

The 6.875% Senior Notes due 2022 are unconditionally guaranteed, on a joint and several basis, by certain subsidiaries on a senior unsecured basis. No separate consideration will be paid in respect of these guarantees. See inside facing page for the registrant guarantors.

(4)	Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Name and Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.
Alitheia Resources Inc. 10300 Town Park Drive Houston, Texas 77072 (832) 351 8300	Delaware	56 – 2475147

CGG Canada Services Ltd. 2200, 715 – 5th Avenue S.W. Calgary, Alberta T2P 5A2 Canada (403) 266 1011	Alberta, Canada	N/A

CGG Holding B.V. Schiphol Boulevard 299 1118 BH Schiphol The Netherlands +31 20 799 7654	The Netherlands	N/A

CGG Holding (U.S.) Inc. 10300 Town Park Drive Houston, Texas 77072 (832) 351 8300	Delaware	74 – 1813790

CGG Land (U.S.) Inc. 10300 Town Park Drive Houston, Texas 77072 (832) 351 8300	Delaware	76 – 0542437

CGG Marine B.V. Schiphol Boulevard 299 1118 BH Schiphol The Netherlands	The Netherlands	N/A

CGG Marine Resources Norge AS OH Bangs Vei 70 N-1363 Høvik Norway +47 67 11 34 72	Norway	N/A

CGG Services (U.S.) Inc. 10300 Town Park Drive Houston, Texas 77072 (832) 351 8300	Delaware	20 – 8026762

Sercel Australia Pty Ltd. Level 5, Deutsche Bank Place 126 Philip Street Sydney, NSW, 2000 Australia +61 2 9230 4706	New South Wales, Australia	N/A

Name and Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.
Sercel Canada Ltd. 1108 55th Avenue, NE Calgary, Alberta TZE 6Y Canada (403) 275 3544	New Brunswick, Canada	N/A

Sercel, Inc. 17200 Park Row Houston, Texas 77084 (281) 492 6688	Oklahoma	73 – 1396603

Sercel-GRC Corp. 17200 Park Row Houston, Texas 77084 (281) 492 6688	Oklahoma	45 – 4121837

Veritas Geophysical (Mexico) LLC c/o Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Delaware	76 – 0670383

Veritas Investments Inc. c/o Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Delaware	76 – 0569069

Viking Maritime Inc. c/o Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Delaware	76 – 0677405

Offer to Exchange All Outstanding

6.875% Initial Senior Notes due 2022

Guaranteed on a senior basis by certain subsidiaries

(US$500,000,000 aggregate principal amount outstanding)

for

6.875% Exchange Senior Notes due 2022

Guaranteed on a senior basis by certain subsidiaries

We are offering to exchange all of our outstanding unregistered 6.875% Senior Notes due 2022 issued on May 1, 2014 for new registered 6.875% Senior Notes due 2022. The outstanding notes and the new notes are sometimes collectively referred to as the notes. The terms of the new notes are identical to the terms of the outstanding notes except that the new notes are registered under the Securities Act of 1933 (the “Securities Act”) and, therefore, are freely transferable.

Please consider the following:

•	You should carefully review the Risk Factors beginning on page 18 of this prospectus.

•	Our offer to exchange outstanding notes for new notes will be open until 5:00 p.m., New York City time, on [ ], 2014, unless we extend the exchange offer.

•	The exchange offer is not conditional upon any minimum aggregate principal amount of outstanding notes being tendered.

•	Tenders of outstanding notes may be withdrawn any time prior to the expiration of the exchange offer.

•	The exchange of outstanding notes for new notes will not be a taxable event for U.S. federal income tax purposes.

•	You should also carefully review the procedures for tendering the outstanding notes beginning on page 47 of this prospectus.

•	If you fail to tender your outstanding notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

•	No public market currently exists for the notes. Application will be made to admit the new notes to listing on the Luxembourg Stock Exchange and to trading on the Euro MTF market.

Information about the Notes:

•	The notes will mature on January 15, 2022.

•	We will pay interest on the notes semi-annually on January 15 and July 15 of each year, beginning January 15, 2015, at the rate of 6.875% per annum.

•	We may redeem the notes on or after July 15, 2017 at the redemption prices set forth on page 58 of this prospectus.

•

We have the option until July 15, 2017, to redeem up to 35% of the original aggregate principal amount of the notes originally issued and the notes with the net proceeds of certain types of equity offerings.

•

At any time prior to July 15, 2017, we may also redeem all or a part of the notes at a redemption price equal to 100% of the principal amount of the notes plus the applicable premium described in this prospectus.

•	We may also redeem all, but not fewer than all, of the notes at a redemption price equal to 100% of the principal amount of the notes in the event of certain changes affecting tax laws.

•

The notes are our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness and senior in right of payment to all our existing and future subordinated indebtedness.

•

The notes will be initially guaranteed on a senior unsecured basis by certain of our subsidiaries. The notes and the subsidiary guarantees will be effectively subordinated to all our secured obligations, all secured obligations of our subsidiaries that guarantee the notes and all obligations of our subsidiaries that do not guarantee the notes.

•	If we undergo a change of control or sell some of our assets, we may be required to offer to purchase notes from you.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [            ], 2014

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information or representations provided in this prospectus. We have not authorized any person to provide information other than that provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) applicable to foreign private issuers. In accordance with the Exchange Act, we electronically file reports, including annual reports on Form 20-F and interim reports on Form 6-K, and other information with the Securities and Exchange Commission. You may obtain these reports and other information by sending a written request to CGG, Tour Maine-Montparnasse, 33 avenue de Maine, 75015 Paris, France, Attention: Investor Relations Officer, Telephone: +33 1 64 47 45 00.

You can inspect and copy these reports, and other information, without charge, at the Public Reference Room of the Commission located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. In addition, you can inspect

i

material filed by us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which American Depositary Shares representing shares of our common stock are listed. As a foreign private issuer, we are not subject to the proxy rules under Section 14 or the short-swing insider profit disclosure rules under Section 16 of the Exchange Act.

All information referred to above will, for so long as the notes are listed on the Luxembourg Stock Exchange, also be available, without charge, at the specified office of the Paying Agent in Luxembourg during usual business hours on any weekday (Saturdays, Sundays and public holidays excepted) from the date of this prospectus.

PRESENTATION OF INFORMATION

In this prospectus, references to “United States” or “U.S.” are to the United States of America, references to “U.S. dollars”, “$” or “US$” are to United States dollars, references to “France” are to the Republic of France and references to “euro” or “€” are to the single currency introduced at the start of the third stage of European Economic and Monetary Union pursuant to the Treaty Establishing the European Union.

Unless otherwise indicated, statements in this prospectus relating to market share, ranking and data are derived from management estimates based, in part, on independent industry publications, reports by market research firms or other published independent sources. Any discrepancies in any table between totals and the sums of the amounts listed in such table are due to rounding.

As used in this prospectus, “CGG”, “the Group”, “we”, “us” and “our” refer to CGG and its subsidiaries, except as otherwise indicated.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with the Commission in other documents, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the Commission after the date of this prospectus automatically updates and supersedes this prospectus.

We incorporate by reference each of the following documents:

•	our annual report on Form 20-F for the financial year ended December 31, 2013 filed with the Commission on April 10, 2014;

•	our report on Form 6-K submitted to the Commission on May 7, 2014 announcing our first quarter 2014 results;

•	our report on Form 6-K submitted to the Commission on May 7, 2014 containing our unaudited interim financial statements for the three months ended March 31, 2014;

•	our report on Form 6-K submitted to the Commission on May 20, 2014 with respect to our multi-client survey of the Espirito Santo basin;

•	our report on Form 6-K submitted to the Commission on June 16, 2014 with respect to the volume of trading of CGG shares;

•	our report on Form 6-K submitted to the Commission on June 17, 2014 with respect to a major land seismic contract awarded by Saudi Aramco to ARGAS, our joint venture with TAQA;

•	our report on Form 6-K submitted to the Commission on June 18, 2014 with respect to the release of the Fast Trax™ processed data from our Deux multi-client survey in the Gulf of Mexico;

•

our report on Form 6-K submitted to the Commission on June 19, 2014 with respect to our agreement with Sovcomflot to form a joint venture dedicated to conducting high-end 3D marine seismic acquisition services in Arctic and sub-Arctic waters;

•

our report on Form 6-K submitted to the Commission on June 19, 2014 with respect to the first two Sercel 508XT systems being delivered to the industry this month and Sercel’s sale of a system to PanAmerican Geophysical for delivery in July;

•	our report on Form 6-K submitted to the Commission on July 8, 2014 with respect to our vessel utilization and fleet allocation updates for the second quarter of 2014;

•

our report on Form 6-K submitted to the Commission on August 1, 2014 with respect to our binding agreement with Geokinetics for the contribution by CGG of its North American Land Contract assets and activities (excluding its land multi-client and monitoring businesses) against a minority equity stake in Geokinetics;

•	our report on Form 6-K submitted to the Commission on August 1, 2014 announcing our second quarter 2014 results;

•	our report on Form 6-K submitted to the Commission on August 1, 2014 announcing the cooptation of Jean Yves Gilet as new Member of the Board of Directors; and

•	our report on Form 6-K submitted to the Commission on August 1, 2014 containing our unaudited interim financial statements for the six months ended June 30, 2014.

In addition, we incorporate by reference each of the following documents that we will file with the Commission after the date of this prospectus from now until the first anniversary of the effective date of the registration statement pertaining to the new notes:

•	reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act; and

•	any future reports filed on Form 6-K that indicate that they are incorporated by reference in this prospectus.

You may obtain a copy of any of the documents referred to above (excluding exhibits) at no cost by contacting us at the following address:

CGG

Tour Maine-Montparnasse

33 avenue de Maine

75015 Paris, France

Attention: Investor Relations Officer

Telephone: +33 1 64 47 45 00

To obtain timely delivery, you must request any document no later than five business days before the date of the expiration of this exchange offer, meaning no later than [            ], 2014.

FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties, including, without limitation, certain statements made in “Item 4: Information on the Company” and “Item 5: Operating and Financial Review and Prospects” in

our 2013 annual report incorporated by reference herein. You can identify forward-looking statements because they contain words such as “believes”, “expects”, “may”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, or “anticipates” or similar expressions that relate to our strategy, plans or intentions. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We have based these forward-looking statements on our current views and assumptions about future events. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this prospectus.

Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All forward-looking information in this prospectus and subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our actual results include:

•	the impact of the current economic and credit environment, including on our customers and suppliers;

•	the social, political and economic risks of our global operations;

•	our ability to integrate successfully the businesses or assets we acquire;

•	the risks associated with activities operated through joint-ventures in which we hold a minority interest;

•	any write-downs of goodwill on our balance sheet;

•	our ability to sell our seismic data library;

•	exposure to foreign exchange rate risk;

•	our ability to finance our operations on acceptable terms;

•	the impact of fluctuations in fuel costs on our marine acquisition business;

•	the weight of intra-group production on our results of operations;

•	the timely development and acceptance of our new products and services;

•	difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others;

•	our ability to attract and retain qualified employees;

•	ongoing operational risks and our ability to have adequate insurance against such risks;

•	the level of capital expenditures by the oil and gas industry and changes in demand for seismic products and services;

•	our clients’ ability to unilaterally delay or terminate certain contracts in our backlog;

•	the effects of competition;

•	difficulties in adapting our fleet to changes in the seismic market;

•	high level of fixed costs that are incurred regardless of business activity;

•	the seasonal nature of our revenues;

•	the costs of compliance with governmental regulation, including environmental, health and safety laws;

•	our substantial indebtedness and the restrictive covenants in our debt agreements;

•

our ability to access the debt and equity markets during the periods covered by the forward-looking statements, which will depend on general market conditions and on our credit ratings for our debt obligations;

•	exposure to interest rate risk; and

•	our success at managing the foregoing risks.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this prospectus, including those described in the “Risk Factors” section of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus to help you understand our business and the terms of the notes. You should carefully read all of this prospectus, including the consolidated financial statements and related notes, to understand fully our business and the terms of the notes, as well as some of the other considerations that may be important to you in making your investment decision. You should pay special attention to the “Risk Factors” section of this prospectus to determine whether an investment in the notes is appropriate for you.

CGG

We are a global participant in the geoscience industry, as a manufacturer of geophysical equipment, as a provider of marine, land and airborne data acquisition services, and as a provider of a wide range of other geoscience services, including data imaging, seismic data characterization, geoscience and petroleum engineering consulting services, and collecting, developing and licensing geological data. Our clients are principally in the oil and gas exploration and production industry.

We have more than 100 years of combined operating experience (through CGG, Veritas and Fugro Geoscience) and a recognized track record of technological leadership in the science of geophysics and geology. We believe we are well placed to capitalize on the growing importance of seismic and geoscience technologies to enhance the exploration and production performance of our broad base of clients, which includes independent, international and national oil companies.

CGG SA is the parent company of the CGG Group. We are a société anonyme incorporated under the laws of the Republic of France, registered at the Paris Commercial Registry under number 969 202 241 and operating under the French Commercial Code. Our registered office is at Tour Maine Montparnasse, 33, avenue du Maine, 75015 Paris, France. Our telephone number is (33) 1 64 47 45 00.

Our Business

The following is an overview of the business activities of our Equipment, Acquisition and Geology, Geophysics and Reservoir (GGR) business segments.

The following table sets forth our consolidated operating revenues by activity in millions of dollars and the total percentage of consolidated operating revenues represented thereby, for the periods indicated:

	Six months ended June 30,	Year ended December 31,
	2014	2013	2012 (restated)	2011 (restated)
	(In millions of US dollars)
Marine Acquisition	860	1,786	1,310	1,073
Land and Airborne Acquisition	180	440	568	445
Acquisition Division Production	1,040	2,226	1,878	1,518
Multi-client, Basin data and Data Management	255	585	472	497
Imaging and Reservoir	335	711	478	442
Geology, Geophysics & Reservoir Division Revenues	590	1,296	950	939
Equipment Division Production	403	1,045	1,204	1,142
Eliminated production and others	(538)	(801)	(621)	(418)
Total Consolidated	1,495	3,766	3,411	3,181

The following table sets forth our consolidated operating revenues by region in millions of dollars and the total percentage of consolidated operating revenues represented thereby, for the periods indicated:

	Six months ended June 30,		Year ended December 31,
	2014		2013		2012 (restated)		2011 (restated)
	MUS$	%	MUS$	%	MUS$	%	MUS$	%
North America	362.4	24%	872	23%	730	21%	705	22%
Central and South Americas	194.4	13%	310	8%	500	15%	641	20%
Europe Africa and Middle East	629.0	42%	1,666	45%	1,246	37%	1,134	36%
Asia Pacific	309.5	21%	918	24%	935	27%	701	22%
Total Consolidated	1,495.5	100%	3,766	100%	3,411	100%	3,181	100%

The Group’s clients can be broadly categorized as national oil companies, international oil companies (the “Majors”) and independent companies. In 2013, our top two clients represented respectively 5.1% and 3.9% of consolidated revenues, respectively.

Acquisition Division

Our Acquisition Division encompasses our geophysical acquisition services offering, including land, marine, airborne and seabed, being operated either directly or through joint ventures. Our worldwide crews operate in all environments. In land and marine environments, they use the latest geophysical equipment manufactured by Sercel.

Marine Acquisition Business Line

With a fleet of 21 seismic vessels at the end of 2013, we provide a complete range of marine seismic 2D and 3D services, focusing mainly on the Gulf of Mexico, the North Sea, West Africa and Brazil, as well as the Asia Pacific region. We also deliver marine seismic contract data acquisition in “frontier” areas and are a pioneer in the Arctic basin, offshore Eastern Africa and in the Black Sea. CGG provides both marine seismic contract data acquisition and multi-client surveys. Since the acquisition of Fugro’s geoscience activities, we also provide in-house acquisition and data processing of marine magnetic, gravity and bathymetry in conjunction with seismic surveys or on a stand-alone basis.

Land and Airborne Acquisition Business Lines

Land acquisition is principally focused on the acquisition and onsite processing of seismic data acquired on land areas. We are one of the main land seismic acquisition contractors operating worldwide, especially in North America and the Middle East, and particularly in areas requiring specific technologies, Health, Safety and Environment (“HSE”) excellence and operational expertise. Our operation in Artic areas, transition zones and high-resolution crews market in North Africa and the Middle East are good examples of our positioning. We now intend to focus on technological differentiation.

Airborne acquisition is principally focused on the acquisition, processing and interpretation of airborne geophysical data on land or offshore, all over the world. We are the largest airborne acquisition contractor, operating worldwide and offering a diverse portfolio of airborne geophysical technologies, with particular emphasis and expertise in electromagnetics and gravity. Our activities are conducted out of operational centers located in Canada, Brazil, South Africa and Australia, and are based on a foundation of HSE excellence.

Land and airborne surveys are performed through exclusive contract activity or non-exclusive multi-client activity. In 2013, we operated an average of 22 active land crews performing 3D and 2D seismic surveys (19 crews dedicated to exclusive contract surveys and three dedicated to non-exclusive surveys), and a fleet of 29 airplanes since the integration of airborne activities on September 2, 2013. The description of 2013 airborne activities below reflects only the period of September to December.

Geology, Geophysics & Reservoir Division

With its worldwide footprint, our GGR Division encompasses several activities ranging from developing and licensing multi-client seismic surveys, to processing seismic data, selling seismic data processing and reservoir characterization software (under the geovation, Hampson-Russell and Jason brands), providing geoscience and petroleum engineering consulting services, collecting, developing and licensing geological data (through Robertson) and providing data management services and software to our clients. With an extended scope of competencies, our GGR Division plays a key role in identifying and developing integrated services that we can offer to our clients as a full geoscience company.

On January 31, 2013, we acquired the Geoscience Division of Fugro, adding the Robertson, Jason and Data Management Services Business Lines to the GGR Division.

Equipment

We conduct our equipment development and production operations through Sercel and its subsidiaries. Sercel is the market leader in the development and production of seismic equipment in the land and marine seismic markets. Sercel makes most of its sales to purchasers other than CGG. As of December 31, 2013, Sercel operated seven seismic equipment manufacturing facilities, located in Nantes and Saint Gaudens in France, Houston and Tulsa in the United States of America, Alfreton in England, Krimpen aan de Lek in The Netherlands and Singapore. In China, Sercel operates through Hebei Sercel-JunFeng Geophysical Prospecting Equipment Co. Ltd. (“Sercel-Junfeng”), based in Hebei, in which Sercel has a 51% equity stake. In addition, four sites in Toulouse, Les Ulis, Toulon and Brest (France) are dedicated to borehole tools (for the first two sites), marine sources and submarine acoustic instrumentation, respectively.

Industry Conditions

Both oil and gas market operators and major consumer countries are becoming increasingly aware of the growing imbalance between hydrocarbon supply and demand. This was reflected in a very significant and continuous increase in energy prices, coupled with a widely held conviction that there would be a need to produce oil and gas in a sustained manner over the long term in order to meet global demand. Rates at which oil reserves are being replenished have fallen short of being able to replace, year on year, the quantities of subsurface hydrocarbons extracted and consumed or to compensate for the natural depletion of reserves in the ground. The need to discover new reserves and to seek to recover the quantities of oil and gas in place as carefully as possible led, except in 2009, to several years of high levels of investment in Exploration & Production and, by extension, to favorable long-term prospects for the geophysics market.

Between 2010 and mid-2013, Exploration & Production investments have grown annually on a double-digit basis, despite the manifestation over the period of certain major risks to which these activities are exposed, in particular:

•	the technological risk associated with the Deepwater Horizon platform accident in the Gulf of Mexico;

•	the geopolitical risk associated with the “Arab spring” uprising in North Africa in 2011, and the subsequent political changes in Libya and Egypt;

•

risks related the rapid growth of unconventional shale hydrocarbons production in North America since 2011, which significantly modifies the worldwide equation of supply and demand given the current weight of the North American consumption;

•	general economic risks associated with slower growth in 2013 of certain key consumer countries as Brazil and China.

Since the third quarter of 2013, major oil companies have decided not to pursue certain exploration-production projects and more generally to cut investments in Exploration & Production to improve their cash generation. This trend must be assessed more generally in an environment where exploration-production projects have become more costly because of their complexity, while the oil and gas prices have remained relatively stable and the oil and gas companies are under continuous pressure to keep a sustained level of dividends for their shareholders.

We expect the seismic services and equipment markets to decrease by 6% and 15%, respectively, in 2014.

Longer term, we believe that the outlook for a fully integrated geoscience company is fundamentally positive for a number of reasons:

•

First, oil and gas companies (including both international and national oil companies) and the large oil and gas consuming nations have perceived a growing and potentially lasting imbalance between reserves and future demand for hydrocarbons. A rapid rise in world consumption requirements, particularly in China and India, has resulted in a growth in demand for hydrocarbons that is higher than anticipated, despite the recent economic downturn. In response to this growth, we expect oil and gas companies to continue to increase their Exploration & Production investments in order to improve existing reservoirs and regularly replace reserves.

•

Client demand is changing as clients use geophysical data in new ways. The geological and geophysical challenges they face require new Geoscience solutions. From the very early exploration phase to the optimization of existing reservoirs, and throughout the entire development and production cycle, the demand for improved understanding of complex subsurface structure is increasing. This requires higher technology content, higher resolution, better illumination, and overall better imaging. In such a market environment, the CGG Group, with its assets, expertise, people and track record, is now firmly established on the three solid technological pillars represented by its Equipment, Acquisition and GGR (Geology, Geophysics & Reservoir) divisions.

•

Each year, three to four million barrels of new oil have to be found in deeper and more complex geology in order to offset the declining rates of the existing reserves. Gas production from shale rocks, where seismic studies are used to enhance the yield, has developed remarkably well in North America, and may expand to other continents. We expect these fundamental trends to continue to drive increased demand for high-end seismic equipment and services in the medium-term. We believe that we are in a strong position to benefit from these long term trends.

Our views regarding the state of the market in 2014 and the outlook for future periods are “forward-looking statements,” based upon information available to us on the date of this prospectus and are subject to risks and uncertainties that may change at any time.

Our Strategy

We intend to continue to provide leading geological, geophysical and reservoir capabilities to our broad base of customers primarily from the global oil and gas industry. Our goal is to capitalize on growth opportunities resulting from the application of new technologies in every sector of the oil and gas business — from exploration to production and reservoir management — and from the worldwide presence of our three complementary business segments (Equipment, Acquisition, and Geology, Geophysics & Reservoir (GGR).

To achieve this objective, we have adopted the following strategies:

Rebalance our profile towards more profitable and less capital intensive businesses

We believe that our Acquisition businesses, which are cyclical, highly capital-intensive and have generated lower profitability in recent years, need to be downsized significantly. We plan to position the Acquisition businesses more on the high-end of the market, where technological differentiation is a critical factor, in order to increase profitability. This should also allow us to increase the relative weight of the Equipment and GGR segments’ contributions to Group results, which we believe will increase our overall profitability, reduce the volatility of our earnings and improve our cash generation.

Our plan for the Marine Acquisition business is to reduce the capacity of our directly-operated fleet from 18 3D vessels to 13 3D vessels by the end of 2014, which should lead to a significant reduction in fixed costs and capital expenditure, while maintaining the critical size needed to support our world-leading position, address global regional markets and consolidate our leadership in the high-end broadband and global solution marine markets.

In the Land Acquisition business, in June 2014, we expanded the scope of our partnership operation with TAQA throughout the Middle East by regrouping the existing joint ventures under the sole umbrella of ARGAS, owned 51% by TAQA and 49% by CGG. In the rest of the world, we intend to focus and concentrate our presence on high-end niche markets, adopting a technology provider business model to the extent possible, and selling our North American contract operations to Geokinetics.

Improve our operational efficiency, profitability and cash generation

In line with what has been achieved over the last three years as a result of the Performance Plan that we launched at the end of 2010, we intend to continue our tight cost control, maintain a low level of general and administrative expenses and, more generally, reduce our fixed cost base. We expect notably to reduce our break-even point in line with the right-sizing of our Acquisition businesses and particularly our marine assets.

We will also continue to maintain a strong focus on operational performance and on cash generation through tight monitoring of working capital and capital expenditures.

Focus on growth areas

We intend to focus on developing our technological capabilities in emerging markets for geoscience-related services, including reservoir appraisal and production monitoring. We also believe that we have unique experience and expertise in very dense and productive seismic acquisition projects, such as high channel count land crews in the Middle East and full azimuth high resolution offshore surveys in the Gulf of Mexico. Furthermore, we believe our geographic footprint will allow us to respond to the growing demand for all kinds of seismic imaging and reservoir solutions.

We also intend to maintain our position in the onshore and offshore seismic multi-client markets by developing our multi-client data library. We believe that a strong position in this market segment enhances our global competitive position and may provide opportunities for continuing future sales. In developing our multi-client data library, we carefully select survey opportunities in order to maximize our return on investment. We also intend to apply the latest advances in depth imaging and wide azimuth technologies to a selected part of our existing library.

Given the growing importance of geophysics in reservoir characterization, and the strong reputation of Jason and Robertson, two activities formerly belonging to Fugro that we acquired on January 31, 2013, we intend to further develop the synergies between our leading network of 42 data processing centers and reservoir services. We pursue continuous innovation to allow for increased integration of data processing into reservoir studies, which will provide enhanced reservoir knowledge and allow for improved exploitation. This approach places us in a better position to meet the requirements of our clients with an extensive range of integrated solutions.

With the increasing use of wide-azimuth and high resolution surveys and the growing demand for advanced imaging capabilities, we also intend to increase our processing capability in developing disciplines, such as reservoir description and monitoring, including wide-azimuth, multi-component and 4D studies. We also plan to continue promoting and developing our dedicated subsurface imaging centers within our clients’ offices and developing our regional centers.

We plan as well to develop reservoir interpretative solutions, notably through two new business lines, GeoSoftware and GeoConsulting, within our GGR Division. GeoSoftware is the worldwide leader in advanced seismic reservoir characterization technology. It brings together CGG’s commercial software, including Jason and Hampson-Russell, and the associated sales, marketing and product services, such as training, product support and product mentoring. GeoConsulting is a full-spectrum geological and geophysical consulting services organization. In addition to our seismic reservoir characterization services supporting our Jason and Hampson-Russell technologies, GeoConsulting offers the our unique line of Robertson geoscience consulting services and multi-client products, including a full range of geological, petroleum engineering and economic disciplines. It also contains NPA Satellite Mapping and the global training services relating to GeoConsulting.

In 2014, we intend to extend cross-divisional strengths within our organization and to leverage our relationships with external partners such as Baker Hughes International in key and growing business sectors such as shale in North America and the Middle East.

We also intend to set up additional targeted partnerships through joint ventures in order to address specific market segments or to gain privileged access to high-potential local geographical markets. We established a joint venture with Gardline in the marine market segment in May 2010 and a joint venture with Petrovietnam Technical Services Corporation (PTSC) for the Vietnamese offshore market in March 2012 (announced in December 2010). In early 2013, we created Seabed Geosolutions BV (a joint venture owned 60% by Fugro and 40% by CGG), a world-leader in the shallow water and ocean bottom systems market.

Develop technological synergies for products and capitalize on new generation equipment

We believe Sercel is the leading manufacturer of land, marine and subsea geophysical equipment. We plan to continue developing synergies among the technologies available to Sercel and to capitalize fully on our position as a market leader. Through our research and development, we seek to improve existing products and maintain an active new product development program in all segments of the geophysical equipment market (land, marine and ocean-bottom).

Develop and utilize innovative technology

The significant technological developments in seismic services over the last decade have produced a marked change in the sector. The development of 4D, wide-azimuth techniques (providing time lapse views and enhanced illumination of the reservoir as well as improved image resolution) and broadband now allows operators to better locate and monitor reservoir performance. This possibility broadens the use of seismic techniques from pure exploration (early cycle) into a tool for reservoir development, management and production (late cycle). Importantly, these techniques require more vessel time than traditional data acquisition. For example, three to six times more vessel time is required to shoot wide-azimuth data than is required for traditional 3D.

We believe that growth in demand for geophysical services will continue to be driven in part by the development of new technologies. The industry is increasingly demanding clearer seismic imaging and better visibility, particularly underneath salt layers. We believe that to remain competitive, geophysical services companies will need to combine advanced data acquisition technology with consistently improving processing capacity in order to further reduce delivery times for seismic services.

Our strategy is to continue our high level of investment in research and development to reinforce our technological leadership. We also intend to take advantage of our full range of integrated geoscience services to enhance our position as a market leader in:

•	land seismic data acquisition systems and know-how;

•	innovative marine acquisition systems and services;

•	seismic imaging and reservoir services; and

•	manufacturing of land, marine and subsea data acquisition equipment.

Emphasize client service

We believe it is important to operate in close proximity to our clients to develop a better understanding of their individual needs and to add measurable value to their business processes. We respond to these needs by creating new products or product enhancements that improve the quality of data and reduce the data delivery time to clients. We believe that our regional multi-client and dedicated data processing centers in our clients’ offices provide us with an advantage in identifying contract opportunities, optimizing service to clients and developing products responsive to new market demands, such as seismic techniques applied to reservoir management. We believe that we are well positioned to benefit from the industry trend towards increased outsourcing. This trend is leading oil and gas companies to place greater emphasis on relationships and service quality (including health, safety and protection of the environment) in their selection of third party service providers, including geophysical services providers.

Provide integrated services

We are committed to providing clients with a full array of seismic data services, from acquisition and processing to data interpretation and management. We believe that integration of compatible technology and equipment increases the accuracy of data acquisition and processing, enhances the quality of our client service and thereby improves productivity in oil and gas exploration and production. Our clients increasingly seek integrated solutions to better evaluate known reserves and improve the ratio of recoverable hydrocarbons from producing fields. We are continuing to develop our ability to provide geosciences solutions through a combination of various exploration and production services, including technical data management, reservoir characterization and interpretation of well information.

Develop well-positioned data libraries

We will continue to develop large multi-client libraries in key basins throughout the world where the industry focuses its exploration budgets. We intend to take advantage of our recent vintage, well-positioned seismic data libraries and will capitalize on our strong experience in wide-azimuth technology. For instance in the Gulf of Mexico, the industry’s growing interest in wide-azimuth technology to explore complex geological environments has translated into high pre-funding levels for our Walker Ridge, Green Canyon, Garden Banks and Three Corners surveys. In 2012, we launched our first StagSeis multi-client survey, our new marine acquisition solution that provides full wide-azimuth coverage and unrivalled long offsets, designed to illuminate complex subsalt geologies. We extended this program in 2013 and will complete the acquisition of the third and final StagSeis survey in 2014. Similarly, we will continue to further expand the footprint of our multi-client library with the introduction of our new BroadSeis acquisition technology as we did in 2012 in Brazil and in the North Sea.

Onshore, our land library offers additional potential in North America, particularly in the shale gas plays where we completed a significant onshore program in the Marcellus basin in 2013. We plan to use this existing multi-client onshore footprint to build dedicated commercial offers aimed at improving the productivity of shale market players, including through our cooperation agreement with Baker Hugues International.

Develop reservoir applications

While seismic data was historically used primarily by oil and gas companies for exploration purposes, it has become a recognized tool for field development and reservoir management. We are progressively extending our core business towards compiling and analyzing seismic data of existing reservoirs in response to this trend. Through high-resolution images and our expertise in 4D seismic and permanent monitoring, we aim to assist hydrocarbon producers in better characterizing and predicting the static properties and dynamic behavior of their reservoirs.

Following our acquisition of Fugro’s Geoscience Division, we are now organized in three segments, including the Geology, Geophysics and Reservoir segment, which is fully dedicated to the development of reservoir software, services and applications. Through GeoSoftware, we intend to further improve our products and services, provide our customers with a better understanding of their reservoirs and deliver unsurpassed expertise to optimize our customers’ decision-making. Through GeoConsulting, we intend to further enhance our geological and geophysical multi-client products and reports and expand our high-end consulting services across the Exploration & Production value chain.

SUMMARY OF THE EXCHANGE OFFER

On May 1, 2014, we completed a private offering of the outstanding notes outside the United States in reliance on Regulation S under the Securities Act and to certain qualified institutional buyers within the United States in reliance on Rule 144A under the Securities Act. We entered into a registration rights agreement with the initial purchasers in the private offering of the outstanding notes in which we agreed to deliver to you this prospectus and to complete the exchange offer within 210 days after the date we issued the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for new notes with substantially identical terms.

You should read the discussion under the headings “ — Summary of the Terms of the New Notes” and “Description of the Notes” for further information regarding the new notes.

We summarize the terms of the exchange offer below. You should read the discussion under the heading “The Exchange Offer” for further information regarding the exchange offer and resale of the new notes.

The Exchange Offer

We are offering to exchange up to US$500 million aggregate principal amount of new notes for up to US$500 million aggregate principal amount of the outstanding notes. Outstanding notes may be exchanged only in integral multiples of US$1,000.

Expiration Date	The Exchange Offer will expire at 5:00 p.m., New York City time, on [ ], 2014, or such later date and time to which we extend it.

Withdrawal of Tenders

You may withdraw your tender of outstanding notes prior to the expiration date, unless previously accepted for exchange. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any outstanding notes that you tendered but that were not accepted for exchange.

Conditions to the Exchange Offer

We will not be required to accept outstanding notes for exchange if the exchange offer would be unlawful or would violate any interpretation of the staff of the Commission. The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered. Please read the section “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering Outstanding Notes

If your outstanding notes are held through The Depository Trust Company (“DTC”) and you wish to participate in the exchange offer, you may do so through the automated tender offer program of DTC. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new note you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the outstanding notes or the new notes;

•	you are not engaged in and do not intend to engage in the distribution of the new notes;

•

if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, that the outstanding notes to be exchanged for new notes were acquired by you as a result of market-making or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

•	you are not our “affiliate”, as defined in Rule 405 of the Securities Act, nor a broker-dealer tendering outstanding notes acquired directly from us for your own account.

Special Procedures for Beneficial Owners

If you own a beneficial interest in outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender the outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes and cannot comply, prior to the expiration date, with the applicable procedures under the automated tender program of DTC, you must tender your outstanding notes according to the guaranteed delivery procedures described in “The Exchange Offer — Guaranteed Delivery Procedures”.

Certain U.S. Federal Income Tax Considerations

The exchange of outstanding notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Certain U.S. Federal Income Tax Consequences of the Exchange Offer”.

Use of Proceeds	We will not receive any cash proceeds from the issuance of new notes.

The Exchange Agent

We have appointed The Bank of New York Mellon as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

For Delivery by Mail, Overnight Delivery or Delivery By Hand:

The Bank of New York Mellon, as Exchange Agent

111 Sanders Creek Parkway

Asset Servicing Americas & Issuer Services — Client Service Delivery

East Syracuse, NY 13057

Attention: Corporate Trust — Reorganization Unit

Telephone: 1 (315) 414-3360

The Bank of New York Mellon, in each of its capacities including, but not limited to, Trustee, Paying Agent, Registrar and exchange agent, has not participated in the preparation of this prospectus and assumes no responsibility for its content.

Right Under Registration Rights Agreement

If we fail to complete the exchange offer as required by the registration rights agreement, we will be obligated to pay liquidated damages to holders of the outstanding notes. Please read “Outstanding Notes Registration Rights Agreement” for more information regarding your rights as a holder of outstanding notes.

Listing	Application will be made for the new notes to be listed on the Euro MTF market of the Luxembourg Stock Exchange.

Governing Law	New York.

Trustee, Registrar, Transfer Agent and Paying Agent	The Bank of New York Mellon.

Luxembourg Listing Agent, Luxembourg Paying Agent and Luxembourg Transfer Agent	The Bank of New York Mellon (Luxembourg) S.A.

SUMMARY OF THE TERMS OF THE NEW NOTES

Securities Offered	US$500,000,000 aggregate principal amount of 6.875% Exchange Senior Notes due 2022.

Maturity	January 15, 2022.

Interest Payment Dates	We will pay interest on the notes semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2015.

Guarantees

Initially, the notes will be guaranteed on a senior unsecured basis by CGG Holding B.V., CGG Marine B.V., CGG Marine Resources Norge AS, CGG Holding (U.S.) Inc., CGG Services (U.S.) Inc., Veritas Investments Inc., CGG Land (U.S.) Inc., Viking Maritime Inc., Veritas Geophysical (Mexico) LLC, Alitheia Resources Inc. and CGG Canada Services Ltd. (the “Services Guarantors”), and Sercel, Inc., Sercel-GRC Corp., Sercel Canada Ltd. and Sercel Australia Pty Ltd. (the “Equipment Guarantors”, and together with the Services Guarantors, the “Initial Guarantors”). Our other subsidiaries will not initially guarantee the notes and, in certain circumstances, we may elect to have certain guarantors released from their guarantees of the notes.

The Services Guarantors (excluding their subsidiaries that have not guaranteed the notes) generated, before consolidation entries, US$914.3 million of revenues, US$(509.7) million of operating income (loss) and US$(559.8) million of net income (loss) in the year ended December 31, 2013 and held US$7,204.6 million of total assets before consolidation entries as at December 31, 2013. The Services Guarantors (excluding their subsidiaries that have not guaranteed the notes) generated, before consolidation entries, US$352.8 million of revenues, US$(4.4) million of operating loss and US$(42.4) million of net loss in the six months ended June 30, 2014 and held US$7,094.1 million of total assets before consolidation entries as at June 30, 2014.

The Equipment Guarantors (excluding their subsidiaries that have not guaranteed the notes) generated, before consolidation entries, US$440.2 million of revenues, US$120.1 million of operating income and US$83.0 million of net income in the year ended December 31, 2013 and held US$476.2 million of total assets before consolidation entries as at December 31, 2013. The Equipment Guarantors (excluding their subsidiaries that have not guaranteed the notes) generated, before consolidation entries, US$142.9 million of revenues, US$26.5 million of operating income and US$17.8 million of net income in the six months ended June 30, 2014 and held US$469.5 million of total assets before consolidation entries as at June 30, 2014.

Ranking	The notes will be our senior unsecured obligations, ranking equally in right of payment with all our other existing and future senior unsecured indebtedness, including our other senior notes, and senior in right of payment to all our existing and future subordinated indebtedness. The notes and the subsidiary guarantees will be effectively subordinated to all our secured obligations and all secured obligations of the subsidiaries that guarantee the notes, including any indebtedness under the revolving facility of our U.S. revolving facility and our French revolving facility, to the extent of the value of the collateral. In addition, the notes will be effectively subordinated to all current and future indebtedness and other obligations, including trade payables, of our subsidiaries that do not guarantee the notes. As at June 30, 2014, we had US$628 million of outstanding indebtedness, including accrued interest, effectively senior to the notes, of which US$625 million was secured. The indenture permits us and our subsidiaries to incur additional indebtedness (including additional secured indebtedness), subject to certain conditions. See “Description of Certain Indebtedness”.

Optional Redemption

We may redeem all or a part of the notes at any time on or after July 15, 2017 at the redemption prices described in this prospectus. We may redeem up to 35% of the aggregate principal amount of the notes prior to July 15, 2017 using the proceeds of certain equity offerings. At any time prior to July 15, 2017, we may redeem all or part of the notes at a redemption price equal to 100% of the principal amount of the notes plus the applicable premium described in this prospectus.

Change of Control	If we undergo a change of control, each holder may require us to repurchase all or a portion of the notes held by such holder at 101% of the principal amount thereof, plus accrued and unpaid interest.

Redemption for Changes in Tax Law

Under certain conditions, we will be required to pay additional amounts to the holders of the notes to compensate them for any amounts deducted from payments to them in respect of the notes on account of certain taxes and other governmental charges. If we become obliged to pay such additional amounts in respect of the notes as a result of a change in law, the notes will be subject to redemption, in whole but not in part, at our option at a price equal to 100% of the principal amount of the notes.

Certain Covenants and Events of Default	The indenture governing the notes contains certain covenants and events of default that, among other things, limit our ability and that of certain of our subsidiaries to:

•	incur or guarantee additional indebtedness or issue preferred shares;

•	pay dividends or make other distributions;

•	purchase equity interests or redeem subordinated indebtedness prior to its maturity;

•	create or incur certain liens;

•	create or incur restrictions on the ability to pay dividends or make other payments to us;

•	enter into transactions with affiliates;

•	issue or sell capital stock of subsidiaries;

•	engage in sale-and-leaseback transactions; and

•	sell assets or merge or consolidate with another company.

All of these limitations are subject to a number of important qualifications and exceptions. In addition, the starting dates for the calculation of the availability under the various “baskets” relating to restricted payments are the same as those under the indentures governing our existing senior notes, namely either January 1, 2005 or April 28, 2005 (depending on the particular basket) and the amounts available for restricted payments under these baskets are significant.

If at any time the notes receive ratings of BBB- or higher from Standard & Poor’s Ratings Services (“Standard & Poor’s”) and Baa3 or higher from Moody’s Investors Service, Inc. (“Moody’s”), and no default or event of default has occurred and is continuing, certain restrictions, covenants and events of default will cease to be applicable to the notes for so long as the notes maintain such ratings.

For further information regarding the new notes, see “Description of the Notes”.

Principal Executive Office

Our headquarters are located at Tour Maine-Montparnasse, 33 avenue du Maine, 75015 Paris, France, and our telephone number is +33 1 64 47 45 00.

Risk Factors

See “Risk Factors” for a discussion of certain factors to be considered in connection with an investment in the new notes.

SUMMARY FINANCIAL INFORMATION

The following summary historical consolidated financial information as at and for the three years ended December 31, 2013 is derived from our consolidated audited financial statements, which are included in our 2013 annual report incorporated by reference in this prospectus. Our consolidated financial statements as at and for the year ended December 31, 2013 have been audited by Ernst & Young and as at and for the years ended December 31, 2012 and 2011 have been audited by Ernst & Young and Mazars.

The following summary financial information as at and for the six month periods ended June 30, 2014 and 2013 is unaudited and is derived from our unaudited financial statements included in our current report on Form 6-K submitted to the Commission on August 1, 2014 and incorporated by reference in this prospectus. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of our financial position and results of operations for these periods. The results of operations for the six month periods presented below are not necessarily indicative of the results for the full fiscal year.

The summary financial data included below should be read in conjunction with, and are qualified in their entirety by reference to, our consolidated financial statements included elsewhere or incorporated by reference in this prospectus and “Item 5: Operating and Financial Review and Prospects” in our 2013 annual report incorporated by reference in this prospectus and “Item 2: Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our current report on Form 6-K submitted to the Commission on August 1, 2014 and incorporated by reference in this prospectus. Our consolidated financial statements were prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union.

	As at and for the six months ended June 30,		As at and for the year ended December 31,
	2014 (unaudited)	2013 (unaudited)	2013	2012 (restated)	2011 (restated)
	(In millions of US$ except per share data and ratios)
Statement of operations data:
Operating revenues	1,495.3	1,902.4	3,765.8	3,410.5	3,180.9
Other income from ordinary activities	0.9	1.1	2.1	3.6	3.3
Cost of operations	(1,230.2)	(1,469.5)	(2,977.2)	(2,685.4)	(2,649.4)
Gross profit	266.0	434.0	790.7	728.7	534.8
Research and development expenses, net	54.0	51.0	(105.9)	(92.8)	(77.0)
Marketing and selling expenses	(59.7)	(62.9)	(118.6)	(96.0)	(83.1)
General and administrative expenses	(79.2)	(105.2)	(215.9)	(182.6)	(201.8)
Other revenues (expenses)	(224.5)	58.4	(105.2)	(26.7)	34.3
Impairment of goodwill	—	—	(640.0)	—	—
Operating income	151.4	273.3	(394.9)	330.6	207.2
Cost of financial debt, net	(110.0)	(93.1)	(191.7)	(156.7)	(174.5)
Other financial income (loss)	(44.4)	(4.9)	(22.3)	(19.7)	0.8
Income taxes	(28.1)	(66.6)	(82.9)	(99.2)	(63.1)
Equity in income of affiliates	(29.7)	6.1	0.6	37.4	16.4
Net income (loss)	(363.6)	114.8	(691.2)	92.4	(13.2)
Attributable to:
Non-controlling interests	3.3	3.2	7.6	17.2	13.9
Owners of CGG SA	(366.9)	111.6	(698.8)	75.2	(27.1)
Net income (loss) per share
Basic(1)	(2.07)	0.63	(3.95)	0.46	(0.17)
Diluted(2)	(2.07)	0.63	(3.95)	0.46	(0.17)
Balance sheet data:
Cash and cash equivalents	385.3	358.8	530.0	1,520.2	531.4
Working capital(3)	466.7	608.8	532.0	783.5	488.7
Property, plant & equipment, net	1,424.7	1,688.2	1,557.8	1,159.5	1,183.2
Multi-client surveys	1,012.0	711.1	818.0	604.2	527.3
Goodwill	2,484.1	3,111.8	2,483.2	2,415.5	2,688.2
Total assets	7,887.3	8,759.9	8,262.8	8,332.8	7,191.5
Gross financial debt(4)	2,960.0	2,529.0	2,747.6	2,305.2	1,942.1
Equity attributable to owners of CGG SA	3,495.6	4,601.8	3,799.9	4,483.2	3,794.6
Other financial historical data and other ratios:
EBIT(5)	(181.1)	279.4	(394.3)	368.0	223.6
EBITDAS(6)	285.8	637.0	1,139.7	1,006.2	826.1
Capital expenditures (property, plant & equipment)(7)	188.4	158.0	347.2	368.8	365.6
Capital expenditures for multi-client surveys, net cash	331.0	234.5	479.4	363.8	203.2
Net financial debt(8)	2,574.7	2,170.0	2,217.7	785.0	1,410.6
Gross financial debt(4)/EBITDAS(6)			2.4x	2.3x	2.4x
Net financial debt(8)/EBITDAS(6)			1.9x	0.8x	1.7x
EBITDAS(6)/Cost of financial debt, net			5.9x	6.4x	4.7x
Ratio of earnings to fixed charges	-1.8	2.9	(2.2x )	2.0x	1.2x

Notes:

(1)

Basic per share amounts have been calculated on the basis of 176,905,393 and 176,750,616 weighted average outstanding shares for the three months ended June 30, 2014 and 2013, respectively, and 176,734,989, 162,077,608 and 158,571,323 weighted average outstanding shares in 2013, 2012 and 2011 respectively.

(2)

Diluted per share amounts have been calculated on the basis of 176,905,393 and 177,949,883 weighted average outstanding shares for the three months ended June 30, 2014 and 176,734,989, 163,409,442 and 158,571,323 weighted average outstanding shares in 2013, 2012 and 2011 respectively.

(3)

“Working capital” is defined as net trade accounts and notes receivable, net inventories and work-in-progress, tax assets, other current assets and assets held for sale less trade accounts and notes payable, accrued payroll costs, income tax payable, advance billings to customers, deferred income, current provisions and other current liabilities.

(4)	“Gross financial debt” is defined as financial debt, including current maturities and bank overdrafts.
(5)

“EBIT” (earnings before interest and tax) is defined as operating income plus our share of income in companies accounted for under the equity method. EBIT is used by management as a performance indicator because it captures the contribution to our results of the significant businesses that we manage through our joint-ventures. However, other companies may present EBIT and related measures differently than we do. EBIT is not a measure of financial performance under IFRS and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with IFRS. See “Item 5: Operating and Financial Review and Prospectus — Liquidity and Capital Resources — EBIT and EBITDAS” of our Annual Report on Form 20-F for the year ended December 31, 2013 dated April 10, 2014 and “Item 2: Management’s Discussion and Analysis of Financial Condition and Results of Operations— Liquidity and Capital Resources — EBIT and EBITDAS” of our Form 6-K dated August 1, 2014, each incorporated by reference in this prospectus, for a reconciliation of EBIT to operating income.

(6)

“EBITDAS” is defined as earnings before interest, tax, depreciation, amortization net of amortization costs capitalized to multi-client surveys and share-based compensation cost. Share-based compensation includes both stock options and shares issued under our share allocation plans. EBITDAS is presented as additional information because we understand that it is one measure used by certain investors to determine our operating cash flow and historical ability to meet debt service and capital expenditure requirements. However, other companies may present EBITDAS and similar measures differently than we do. EBITDAS is not a measure of financial performance under IFRS and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with IFRS. See “Item 5: Operating and Financial Review and Prospectus — Liquidity and Capital Resources — EBIT and EBITDAS” of our Annual Report on Form 20-F for the year ended December 31, 2013 dated April 10, 2014 and “Item 2: Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — EBIT and EBITDAS” of our Form 6-K dated August 1, 2014, each incorporated by reference in this prospectus, for a reconciliation of EBITDAS to net cash provided by operating activities.

(7)	“Capital expenditures” is defined as purchases of property, plant and equipment, development costs capitalized plus variation of suppliers of fixed assets and excludes finance leases.
(8)

“Net financial debt” is defined as gross financial debt less cash and cash equivalents. Net financial debt is presented as additional information because we understand that certain investors believe that netting cash against debt provides a clearer picture of the financial liability exposure. However, other companies may present net financial debt differently than we do. Net financial debt is not a measure of financial performance under IFRS and should not be considered as an alternative to any other measures of performance derived in accordance with IFRS. See “Item 5: Operating and Financial Review and Prospectus — Liquidity and Capital Resources — Financial Debt” of our Annual Report on Form 20-F for the year ended December 31, 2013 dated April 10, 2014 and “Item 2: Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Net Financial Debt” of our Form 6-K dated August 1, 2014, each incorporated by reference in this prospectus, for a reconciliation of net financial debt to certain financing items on our balance sheet.

RISK FACTORS

An investment in the notes involves risks. Before investing in the notes, you should carefully consider the following risk factors and all information contained in this prospectus. Additional risks and uncertainties of which we are not aware or that we believe are immaterial may also adversely affect our business, financial condition, liquidity, results of operations or prospects. If any of these events occur, our business, financial condition, liquidity, results of operations or prospects could be materially and adversely affected. If that happens, we may not be able to pay interest or principal on the notes when due and you could lose all or part of your investment.

Risks related to our business

Current economic uncertainty and the volatility of oil and natural gas prices could have a significant adverse effect on us.

Global market and economic conditions are uncertain and volatile. In the past, economic contractions and uncertainty have weakened demand and lowered prices for oil and natural gas, resulting in a reduction in the levels of exploration for hydrocarbons and demand for our products and services. It is difficult to predict how long the current economic conditions will persist, whether they will deteriorate further, and which of our products and services will be adversely affected. We may have impairment losses as events or changes in circumstances occur that reduce the fair value of an asset below its book value. These conditions could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Uncertainty about the general economic situation has had and is likely to continue to have a significant adverse impact on the commercial performance and financial condition of many companies, which may affect some of our customers and suppliers. The current economic climate may lead customers to cancel or delay orders or leave suppliers unable to provide goods and services as agreed. Our government clients may face budget deficits that prohibit them from funding proposed and existing projects or that cause them to exercise their right to terminate our contracts with little or no prior notice. If our suppliers, vendors, subcontractors or other counterparties are unable to perform their obligations to us or our customers, we may be required to provide additional services or make alternate arrangements on less favorable terms with other parties to ensure adequate performance and delivery of service to our customers. These circumstances could also lead to disputes and litigation with our partners or customers, which could have a material adverse impact on our reputation, business, financial condition and results of operations.

Turmoil in the credit markets, such as has been experienced in prior periods, could also adversely affect us and our customers. Limited access to external funding has in the past caused some companies to reduce their capital spending to levels supported by their internal cash flow. Some companies have found their access to liquidity constrained or subject to more onerous terms. In this context, our customers may not be able to borrow money on reasonable terms or at all, which could have a negative impact on their demand for our products, and impair their ability to pay us for our products and services on a timely basis, or at all.

In addition, the potential impact on the liquidity of major financial institutions may limit our ability to fund our business strategy through borrowings under either existing or new debt facilities in the public or private markets and on terms we believe to be reasonable. Persistent volatility in the financial markets could have a material adverse effect on our ability to refinance all or a portion of our indebtedness and to otherwise fund our operational requirements. We cannot be certain that additional funds will be available if needed to make future investments in certain projects, take advantage of acquisitions or other opportunities or respond to competitive pressures. If additional funds are not available, or are not available on terms satisfactory to us, there could be a material adverse impact on our business and financial performance.

Furthermore, our cash balances are maintained in accounts held at major banks and financial institutions located primarily in Europe, North America and China. Deposits are in amounts that exceed available insurance.

Although none of the financial institutions in which we hold our cash and investments has gone into bankruptcy, been forced into receivership, or has been seized by its governments, there is a risk that this may occur in the future. If this were to occur, we would be at risk of not being able to access our cash which may result in a temporary liquidity crisis that could impede our ability to fund operations.

We are subject to risks related to our international operations.

With operations worldwide, including in emerging markets, our business and results of operations are subject to various risks inherent in international operations. These risks include:

•

instability of foreign economies and governments, which can cause investment in capital projects by our potential clients to be withdrawn or delayed, reducing or eliminating the viability of some markets for our services;

•	risks of war, terrorism, riots and uprisings, which can make it unsafe to continue operations, adversely affect budgets and schedules and expose us to losses;

•	risk of piracy, which may result in delays carrying out customer contracts in affected areas or their termination;

•	seizure, expropriation, nationalization or detention of assets, or renegotiation or nullification of existing contracts;

•	foreign exchange restrictions, import/export quotas, sanctions and other laws and policies affecting taxation, trade and investment; and

•

availability of suitable personnel and equipment, which can be affected by government policy, or changes in policy, that limit the importation of qualified crew members or specialized equipment in areas where local resources are insufficient.

We are exposed to these risks in all of our international operations to some degree, particularly in emerging markets where the political and legal environment is less stable. We are subject to the risk of adverse developments with respect to certain international operations and any insurance coverage we have may not be adequate to compensate us for any losses arising from such risks.

Revenue generating activities in certain foreign countries may require prior United States government approval in the form of an export license and may otherwise be subject to tariffs and import/export restrictions. These laws can change over time and may result in limitations on our ability to compete globally. In addition, non-US persons employed by our separately incorporated non-US entities may conduct business in some foreign jurisdictions that are subject to US trade embargoes and sanctions by the US Office of Foreign Assets Control, including countries that have been designated by the US government as state sponsors of terrorism. We have typically generated revenue in some of these countries through the performance of marine surveys, the provision of data processing and reservoir consulting services, the sale of software licenses and software maintenance and the sale of Sercel equipment. We have current and ongoing relationships with customers in these countries. We have procedures in place to conduct these operations in compliance with applicable US laws. However, failure to comply with US laws on equipment and services exports could result in material fines and penalties, damage our reputation, and negatively affect the market price of our securities. We provided information in 2011 and 2012 to the US Department of Commerce’s Bureau of Industry and Security (BIS) concerning shipments to our vessels operating in or near Cuba that may not have complied fully with our internal policies and possibly violated applicable export controls and sanctions laws. See “Item 4: Information on the Company — Legal Proceedings — Requests for information made by the US Department of Commerce’s Bureau of Industry and Security” of our Annual Report on Form 20-F for the year ended December 31, 2013 dated April 10, 2014 incorporated by reference in this prospectus. In addition, our presence in these countries could reduce demand for our securities among certain investors.

Certain of our clients and certain tax, social security or customs authorities may request that we or certain of our subsidiaries or affiliates post performance bonds or guarantees issued by financial institutions, including in the form of stand-by letters of credit, in order to guarantee our legal or contractual obligations. We cannot assure you that we will be able to provide these bonds or guarantees in the amounts or durations required or for the benefit of the necessary parties. Our failure to comply with these requests could reduce our capacity to conduct business or perform our contracts. In addition, if we do provide these bonds or guarantees, our clients or the relevant authorities may call them under circumstances that we believe to be improper, and we may not be able to challenge such actions effectively in local courts.

We and certain of our subsidiaries and affiliated entities also conduct business in countries where there is government corruption. We are committed to doing business in accordance with all applicable laws and our codes of ethics, but there is a risk that we, our subsidiaries or affiliates or their respective officers, directors, employees or agents may act in violation of our codes and applicable laws, including the Foreign Corrupt Practices Act of 1977. Any such violations could result in substantial civil and criminal penalties and might materially adversely affect our business and results of operations or financial condition.

We are subject to certain risks related to acquisitions.

In the past we have grown by acquisitions, some of which, such as the merger with Veritas in 2007, the acquisition of Wavefield in 2008 or the acquisition of Fugro Geoscience Division in 2013, were quite significant. Such transactions, whether completed, pending or likely to be completed in the future, present various financial and management-related risks that can be material, such as integration of the acquired businesses in a cost-effective manner; implementation of a combined business strategy; diversion of management’s attention; outstanding or unforeseen legal, regulatory, contractual, labor or other issues arising from the acquisitions; additional capital expenditure requirements; retention of customers; combination of different company and management cultures; operations in new geographic markets; the need for more extensive management coordination; and retention, hiring and training of key personnel. Should any of these risks associated with acquisitions materialize, they could have a material adverse effect on our business, financial condition and results of operations.

We have transferred our Seabed business to a joint venture company that is controlled by a third party.

In connection with the Geoscience Acquisition, we have transferred our shallow water, ocean bottom cable and ocean bottom node activities to a company in which Fugro holds a 60% majority interest and we hold a minority interest. As a result, we no longer have full control over the management and operations of these activities. While we have certain customary rights with respect to certain key decisions relating to the joint venture’s activities, this is not the same as the right to determine the strategy and policies of this business. In addition, our shares in the joint venture company are subject to restrictions on transfer, as well as to Fugro’s right to require us to sell our shares in certain circumstances.

We may need to write down goodwill from our balance sheet.

We have been involved in a number of business combinations in the past, leading to the recognition of large amounts of goodwill on our balance sheet. Goodwill on our balance sheet totaled US$2,484.1 million as of June 30, 2014. Goodwill is allocated to cash generating units (“CGUs”) as described in note 11 to our consolidated financial statements for the year ended December 31, 2013. The recoverable amount of a CGU is estimated at each balance sheet date and is generally determined on the basis of a group-wide estimate of future cash flows expected from the CGU in question. The estimate takes into account, in particular, the removal from service of certain assets used in our business (such as decommissioning or coldstacking vessels), or change in purpose of a given asset (such as the use of a seismic vessel as a source-vessel), or any significant underperformance in cash generation relative to previously-expected results, which may arise, for example, from the underperformance of certain assets, a deterioration in industry conditions or a decline in the economic environment. At each balance sheet date, if we expect that a CGU’s recoverable amount will fall below the amount of capital employed recorded on the balance sheet, we may write down some value on given assets and/

or the goodwill in part or in whole. Such a write-down would not in itself have an impact on cash flow, but could have a substantial negative impact on our operating income and net income, and as a result, on our shareholders’ equity and net debt/equity ratio.

We invest significant amounts of money in acquiring and processing seismic data for multi-client surveys and for our data library without knowing precisely how much of the data we will be able to sell or when and at what price we will be able to sell the data.

We invest significant amounts of money in acquiring and processing seismic data that we own. By making such investments, we are exposed to the following risks:

•

We may not fully recover the costs of acquiring and processing the data through future sales. The amounts of these data sales are uncertain and depend on a variety of factors, many of which are beyond our control. In addition, the timing of these sales is unpredictable, and sales can vary greatly from period to period. Each of our individual surveys has a limited book life based on its location, so a particular survey may be subject to significant amortization even though sales of licenses associated with that survey are weak or non-existent, thus reducing our net income.

•

Technological or regulatory changes or other developments could also materially adversely affect the value of the data. For example, regulatory changes such as limitations on drilling could affect the ability of our customers to develop exploration programs, either generally or in a specific location where we have acquired seismic data, and technological changes could make existing data obsolete.

•

The value of our multi-client data could be significantly adversely affected if any adverse change occurs in the general prospects for oil and gas exploration, development and production activities in the areas where we acquire multi-client data or more generally.

•	Any reduction in the economic value of such data will require us to write down its recorded value, which could have a material adverse effect on our results of operations.

Our results of operations may be significantly affected by currency fluctuations.

We derive a substantial portion of our revenues from international sales, subjecting us to risks relating to fluctuations in currency exchange rates. Our revenues and expenses are mainly denominated in US dollars and euros, and to a significantly lesser extent, in Canadian dollars, Brazilian reais, Australian dollars, Norwegian kroner and British pounds. Historically, a significant portion of our revenues that were invoiced in euros related to contracts that were effectively priced in US dollars, as the US dollar often serves as the reference currency when bidding for contracts to provide geophysical services. Our expenses are not linked to the US dollar in the same way, leaving us exposed to currency fluctuations.

Fluctuations in the exchange rate of other currencies, particularly the euro, against the US dollar, have had in the past and will have in the future a significant effect upon our results of operations, which are now reported in US dollars. Since most of the competitive bids for data acquisition contracts that we participate in are denominated in US dollars, the depreciation of the US dollar against the euro harms our competitive position against companies whose costs and expenses are denominated to a greater extent in US dollars. While we attempt to reduce the risks associated with such exchange rate fluctuations through our hedging policy, we cannot assure you that we will maintain our profitability level or that fluctuations in the values of the currencies in which we operate will not materially adversely affect our future results of operations. As of December 31, 2013, we estimate our annual fixed expenses in euros to be approximately €500 million and as a result, an unfavorable variation of US$0.10 in the average yearly exchange rate between the US dollar and the euro would reduce our operating income and our shareholders’ equity by approximately US$50 million. See “Exchange rate risks as of December 31, 2013” below.

Our working capital needs are difficult to forecast and may vary significantly, which could result in additional financing requirements that we may not be able to meet on satisfactory terms, or at all.

It is difficult for us to predict with certainty our working capital needs. This difficulty is due primarily to working capital requirements related to the marine seismic acquisition business, multi-client projects and the development and introduction of new lines of geophysical equipment products. For example, under specific circumstances, we may have to extend the length of payment terms we grant to customers or may increase our inventories substantially. We may therefore be subject to significant and rapid increases in our working capital needs that we may have difficulty financing on satisfactory terms, or at all, due notably to limitations in our debt agreements or market conditions.

Our results of operations may be affected by fluctuations in fuel costs.

Our marine acquisition business, with a fleet of 21 seismic vessels as of December 31, 2013, incurs significant fuel costs, which were approximately US$255 million in 2013. Fuel costs can vary depending on the supply location, local regulations and the price of crude oil at a given time. Only a portion of this variation can be contractually charged to or negotiated with the client. We therefore estimate that an increase by 20% of the average annual price of crude oil could increase our fuel costs and have a negative effect of approximately US$25 million on our operating income.

Our results of operations may be affected by the weight of intra-group production.

We dedicate a significant part of our production capacity to intra-group sales. For example, the Acquisition division may acquire Sercel equipment, the Marine, Land, and Airborne Acquisition business lines may acquire multi-client data, and the Subsurface Imaging business line may process multi-client surveys. The relative size of our intra-group sales and our external sales has a significant impact both on our revenues and our operating results. With respect to intra-group sales, we capitalize only the direct production costs, and we treat the corresponding general and administrative costs as expenses in our income statement, which decreases operating profit for the period when the sales occur.

Technological changes and new products and services are frequently introduced in the market, and our technology could be rendered obsolete by these introductions, or we may not be able to develop and produce new and enhanced products on a cost-effective and timely basis.

Technology changes rapidly in the seismic industry, and new and enhanced products are frequently introduced in the market in which we operate, particularly in the equipment manufacturing and data processing and geosciences sectors. Our success depends to a significant extent upon our ability to develop and produce new and enhanced products and services on a cost-effective and timely basis in accordance with industry demands. While we commit substantial resources to research and development, we may encounter resource constraints or technical or other difficulties that could delay the introduction of new and enhanced products and services in the future. In addition, the continuing development of new products risks making our older products obsolete. New and enhanced products and services, if introduced, may not gain market acceptance and may be materially adversely affected by technological changes or introductions of other new products or services by one of our competitors.

We depend on proprietary technology and are exposed to risks associated with the misappropriation or infringement of that technology.

Our ability to maintain or increase prices for our products (such as Sercel equipment and GGR Division software) and services depends in part on our ability to differentiate the value delivered by our products and services from those delivered by our competitors. Our proprietary technology plays an important role in this differentiation. We rely on a combination of patents, trademarks and trade secret laws to establish and protect our proprietary technology. Patents last up to 20 years, depending on the date of filing and the protection accorded by each country. In addition, we enter into confidentiality and license agreements with our employees, customers and potential customers which limit access to and distribution of our technology. However, actions that we take to protect our proprietary rights may not be adequate to deter the misappropriation or independent third-party development of our technology. In addition, we may have lawsuits filed against us claiming that certain of our products, services, and technologies infringe the intellectual property rights of others. Although we do not have any current litigation involving our intellectual property rights or the intellectual rights of others which may have an impact on us, such litigation may take place in the future. In addition, the laws of certain foreign countries do not protect proprietary rights to the same extent as, in particular, the laws of France or the United States, which may limit our ability to pursue third parties that misappropriate our proprietary technology.

Our failure to attract and retain qualified employees may adversely affect our future business and operations.

Our future results of operations will depend in part upon our ability to retain certain of our highly skilled employees and to attract new ones. A number of our employees are highly skilled scientists and technicians. We compete with other seismic products and services companies and, to a lesser extent, companies in the oil industry for skilled geophysical and seismic personnel, particularly in times when demand for seismic services is relatively high. A limited number of such skilled personnel is available, and demand from other companies may limit our ability to fill our human resources needs. If we are unable to hire and retain a sufficient number of qualified employees, this could impair our ability to compete in the geophysical services industry and to develop and protect our know-how. Our success also depends to a significant extent upon the abilities and efforts of members of our senior management, the loss of whom could materially adversely affect our business and results of operations.

We have had losses in the past and there is no assurance of our profitability for the future.

We have experienced losses in the past. In 2009, 2010, 2011 and 2013, we recorded a net loss attributable to shareholders of US$361.1 million, US$59.4 million, US$13.2 million and US$691.2 million, respectively. However, in 2008 and 2012, our net profit attributable to shareholders amounted to US$502.7 million and US$92.4 million, respectively. There is therefore no assurance as to our profitability for the future.

Risks related to our industry

The volume of our business depends on the level of capital expenditures by the oil and gas industry, and reductions in such expenditures may have a material adverse effect on our business.

Demand for our products and services has historically been dependent upon the level of capital expenditures by oil and gas companies for exploration, production and development activities. These expenditures are significantly influenced by oil and gas prices and by expectations regarding future hydrocarbon prices, which may fluctuate based on relatively minor changes in the supply of and demand for oil and gas, expectations regarding such changes and other factors beyond our control. Lower or volatile hydrocarbon prices tend to limit the demand for seismic services and products.

Factors affecting prices and, consequently, demand for our products and services, include:

•	demand for hydrocarbons;

•

worldwide political, military and economic conditions, including political developments in the Middle East and North Africa, economic growth levels, the availability of financing and the ability of OPEC to set and maintain production levels and prices for oil;

•	laws or regulations restricting the use of fossil fuels or taxing such fuels and governmental policies regarding atmospheric emissions and use of alternative energy;

•	levels of oil and gas production;

•	the rate of depletion of existing oil and gas reserves and delays in the development of new reserves;

•

the pressure imposed by equity markets on oil and gas companies to maintain a dividend distribution policy which could lead them to significantly reduce their capital expenditure plans in the short term;

•	oil and gas inventory levels;

•	the price and availability of alternative fuels;

•	policies of governments regarding the exploration for and production and development of oil and gas reserves in their territories; and

•

general weather conditions, with warmer temperatures decreasing demand for products such as heating oil and extreme weather events potentially disrupting oil and gas exploration or production operations over a wide area.

Increases in oil and natural gas prices may not increase demand for our products and services or otherwise have a positive effect on our financial condition or results of operations. Forecasted trends in oil and gas exploration and development activities may not materialize and demand for our products and services may not reflect the level of activity in the industry. In particular, with respect to the marine acquisition market, prices remain very dependent upon the balance between supply and demand. They can thus fluctuate only slightly or even decline, even as demand increases if, at the same time, the available production capacity in the market increases to a greater degree (which was the case during 2010 and 2011).

Our backlog includes contracts that can be unilaterally delayed or terminated at the client’s option.

In accordance with industry practice, contracts for the provision of seismic services typically can be delayed or terminated at the sole discretion of the client without payment of significant cancellation costs to the service provider. As a result, even if contracts are recorded in backlog, there can be no assurance that such contracts will be wholly executed by us and generate actual revenue, or even that the total costs already borne by us in connection with the contract would be covered in full pursuant to any cancellation clause. Furthermore, there can be no assurance that contracts in backlog will be performed in line with their original timetable and any possible delay could result in operating losses as most of our costs are fixed.

We are subject to intense competition in the markets where we carry out our operations, which could limit our ability to maintain or increase our market share or maintain our prices at profitable levels.

Most of our contracts are obtained through a competitive bidding process, which is standard for our industry. Competitive factors in recent years have included price, crew availability, technological expertise and reputation for quality, safety and dependability. While no single company competes with us in all of our segments, we are subject to intense competition in each of our segments. We compete with large, international companies as well as smaller, local companies. In addition, we compete with major service providers and government-sponsored enterprises and affiliates. Some of our competitors operate more crews than we do and have greater financial and other resources than we do. These and other competitors may be better positioned to withstand and adjust more quickly to volatile market conditions, such as fluctuations in oil and gas prices and production levels, as well as changes in government regulations. In addition, if geophysical service competitors increase their capacity (or do not reduce capacity if demand decreases), the excess supply in the seismic services market could apply downward pressure on prices. The negative effects of the competitive environment in which we operate could have a material adverse effect on our results of operations.

We have taken significant measures to adapt our fleet to changes in the seismic market, and we may take adjustment measures depending on the seismic market in the future, that could impose exceptional charges.

Our fleet of marine seismic acquisition vessels has evolved in the past in reaction to changes in the seismic market and our marine strategy. For example, our 2009 capacity plan reduced the size of the fleet to adjust to reduced seismic market demand, and our 2010 performance plan re-aligned our fleet components to focus on the high-end segment of the market. When we acquired Fugro’s fleet, we retained only the C-class vessels; the Geo Atlantic was decommissioned in 2013, and we intend to use the Geo Barents vessel as a source vessel until its charter ends in 2014. In February 2014, we announced our intention to reduce the fleet from 18 to 13 3D high-end vessels by the end of 2016, and we have already stopped operating the Symphony. Past fleet reductions have generated, and we expect that current and any future reductions will generate, non-recurring charges and could hinder our operational scope in marine acquisition activity.

We have high levels of fixed costs that are incurred regardless of our level of business activity.

We have high fixed costs and seismic data acquisition activities that require substantial capital expenditures. As a result, downtime or decreased productivity due to reduced demand, weather interruptions, equipment failures, permit delays or other circumstances that affect our ability to generate revenue could result in significant operating losses.

The revenues we derive from land and marine seismic data acquisition vary significantly during the year.

Our land and marine seismic data acquisition revenues are partially seasonal in nature. In the marine market notably, certain basins can be very active and absorb higher capacity during a limited period of the year (such as the North Sea between April and September), triggering significant volatility in demand and price in their geographical markets throughout the year. The marine data acquisition business is, by its nature, exposed to unproductive interim periods due to vessel maintenance and repairs or transit time from one operational zone to another during which revenue is not recognized. Other factors that cause variations from quarter to quarter include the effects of weather conditions in a given operating area, the internal budgeting process of some important clients for their exploration expenses, and the time needed to mobilize production means or obtain the administrative authorizations necessary to commence data acquisition contracts.

Our business and that of our customers are subject to governmental regulation, which may adversely affect our operations or demand for our products in the future.

Our operations are subject to a variety of international, federal, regional, national, foreign and local laws and regulations, including flight clearances (for airborne activities), environmental, health and safety and labor laws. We invest financial and managerial resources to comply with these laws and related permit requirements. Our failure to do so could result in fines, enforcement actions, claims for personal injury or property damages, or obligations to investigate and/or remediate contamination. Failure to obtain the required permits on a timely basis may also prevent us from operating in some cases, resulting in increased crew downtime and operating losses. Moreover, if applicable laws and regulations, including environmental, health and safety requirements, or the interpretation or enforcement thereof, become more stringent in the future, we could incur capital or operating costs beyond those currently anticipated. The adoption of laws and regulations that directly or indirectly curtail exploration by oil and gas companies could also adversely affect our operations by reducing the demand for our geophysical products and services.

In the United States, new regulations governing oil and gas exploration were put in place following the Deepwater Horizon platform disaster in the Gulf of Mexico. These new regulations may have a significant financial impact on oil and gas companies that wish to carry out exploration projects in deep-water Gulf of Mexico. Our client mix could be altered with the disappearance of small and medium sized players, which could decrease our sales of multi-client data.

We are exposed to environmental risks

We are subject to various laws and regulations in the countries where we operate, particularly with respect to the environment. These laws and regulations may require Group companies to obtain licenses or permits in connection with a new or existing contract. Frequent changes in environmental laws and regulations make it difficult to predict their cost or impact on our future operations. We are not implicated in any legal proceedings relating to environmental matters and are not aware of any claim or any potential liability in this area that could have a significant effect on our business or financial position.

Furthermore, we may be affected by new laws or regulations intended to limit or reduce emissions of gases, such as carbon dioxide and methane, which may be contributing to climate change, and these laws or regulations may affect our operations or, more generally, the production and demand for fossil fuels such as oil and gas. The European Union has already established greenhouse gas regulations, and many other countries, including the United States, may do so in the future. This could impose additional direct or indirect costs on us as our suppliers incur additional costs that get passed on to us or reduce our customers’ demand for our products or services.

Risks related to our indebtedness

Our substantial debt could adversely affect our financial health and prevent us from fulfilling our obligations.

We have a significant amount of debt. As of December 31, 2013, our net financial debt (which we define as gross financial debt less cash and cash equivalents) amounted to US$2,218 million. As of June 30, 2014, our net financial debt amounted to US$2,575 million. Total capital employed was US$6,108 million (€4,429 million) as of December 31, 2013 and US$6,070 million (€4,444 million) as of June 30, 2014. We cannot assure you that we will be able to generate sufficient cash to service our debt or sufficient earnings to cover fixed charges in future years.

Our substantial debt could have important consequences. In particular, it could:

•	increase our vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund capital expenditures and other general corporate purposes;

•	limit our ability to plan for, or react to, changes in our businesses and the industries in which we operate;

•	place us at a competitive disadvantage compared to competitors that have less debt; and

•	limit our ability to borrow additional funds.

Our debt agreements contain restrictive covenants that may limit our ability to respond to changes in market conditions or pursue business opportunities.

The agreements governing our borrowings and our US and French senior revolving facilities contain restrictive covenants that limit our ability and the ability of certain of our subsidiaries to, among other things:

•	incur or guarantee additional indebtedness or issue preferred shares;

•	pay dividends or make other distributions;

•	purchase equity interests or reimburse subordinated debt prior to its maturity;

•	create or incur certain liens;

•	enter into transactions with affiliates;

•	issue or sell capital stock of subsidiaries;

•	engage in sale-and-leaseback transactions; and

•	sell assets or merge or consolidate with another company.

The covenants included in the indentures governing the notes and the agreements governing our U.S. senior facilities and our French revolving facility are subject to significant exceptions. For example, the starting dates for the calculation of the availability under the various “baskets” relating to restricted payments in the indenture governing the outstanding notes are the same as those under the indentures governing our existing senior notes, namely either January 1, 2005 or April 28, 2005 (depending on the particular basket) and the amounts available for restricted payments under these baskets are significant.

Complying with the restrictions contained in some of these agreements requires us to meet certain ratios and tests, relating notably, to consolidated interest coverage and net indebtedness. The requirement that we comply with these provisions may adversely affect our ability to react to changes in market conditions, take advantage of business opportunities we believe to be desirable, obtain future financing, fund capital expenditures, or withstand a continuing or future downturn in our business.

Detailed information relating to our debt and the restrictions set forth in our borrowing agreements is contained in note 13 to our 2013 consolidated financial statements.

Our French revolving facility entered into on July 31, 2013 and our US revolving facility entered into on July 15, 2013 and amended on July 31, 2013 require that we meet the following ratios, which are tested at the end of each quarter for the rolling 12-month testing period:

•	a maximum ratio of consolidated total net debt to consolidated EBITDA of not more than 3.00: to 1:00;

•	a maximum ratio of consolidated EBITDA to total interest costs of at least 4:00 to 1:00.

Our US$200 million term loan and revolving facilities entered into on July 1, 2013 require that we meet the following ratios and tests:

•	a minimum of cash plus cash equivalents of not less than US$75 million at all times;

•	a maximum ratio of total net financial debt to EBITDA of not more than 3.00:1.00; and

•	a minimum ratio of EBITDA to total interest costs of at least 3.00:1.00.

If we are unable to comply with the restrictions and covenants in the indentures governing our Senior Notes, the agreements governing our US and French senior revolving facilities and other current and future debt agreements, there could be a default under the terms of these indentures and agreements, which could result in an acceleration of repayment.

If we are unable to comply with the restrictions and covenants in the indentures governing our Senior Notes or in other current or future debt agreements, including those governing our US and French senior revolving facilities, there could be a default under the terms of these indentures and agreements. Our ability to comply with these restrictions and covenants, including meeting financial ratios and tests, may be affected by events beyond our control. As a result, we cannot assure you that we will be able to comply with these restrictions and covenants or meet such financial ratios and tests. In certain events of default under these agreements, lenders could terminate their commitments to lend or accelerate the loans or bonds and declare all amounts outstanding due and payable. Borrowings under other debt instruments that contain cross-acceleration or cross-default provisions may also be accelerated and become due and payable. If any of these events occur, our assets might not be sufficient to repay in full all of our outstanding indebtedness and we may be unable to find alternative financing. Even if we could obtain alternative financing, it might not be on terms that are favorable or acceptable to us.

We and our subsidiaries may incur substantially more debt.

We and our subsidiaries may incur substantial additional debt (including secured debt) in the future. The terms of the indentures governing our Senior Notes and the agreements governing our US and French revolving facilities and our other existing senior indebtedness limit, but do not prohibit, us and our subsidiaries from doing so.

On July 1, 2013, we entered into a 5-year US$200 million term loan and revolving facilities secured by three vessels (Geo Coral, Geo Caribbean, Oceanic Challenger), split into two tranches of US$100 million each, the proceeds of which were used in part to reimburse a portion of the vendor loan granted by Fugro. As of June 30, 2014, US$100 million of the revolving facility tranche was drawn and US$85 million was outstanding under the term loan tranche.

On July 15, 2013, we entered into a US revolving credit facility of up to US$165 million with a 5-year maturity. This facility was undrawn as of June 30, 2014.

On July 31, 2013, we entered into a French revolving credit facility of up to US$325 million with a 3-year maturity with two extension options of one year each. €225 million (US$307 million) was drawn as of June 30, 2014. On July 24, 2014, the first extension option for an amount up to US$275 million entered into force.

As of June 30, 2014, we had long-term confirmed and undrawn credit lines (including revolving facilities) amounting to US$183 million.

If new debt is added to our current debt levels, the related risks for us could intensify.

To service our indebtedness and make capital expenditures, we require a significant amount of cash, and our ability to generate cash will depend on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, and to fund planned capital expenditures, depends in part on our ability to generate cash in the future. This ability is, to a certain extent, subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We cannot assure you that we will generate sufficient cash flow from operations to realize operating improvements on schedule or that future cash from operations and borrowings will be available to us in an amount sufficient to enable us to service and repay our indebtedness or to fund our other liquidity needs. If we are unable to satisfy our debt obligations, we may have to undertake alternative financing plans, such as refinancing or restructuring our indebtedness, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing or debt restructuring would be possible, that any assets could be sold or that, if sold, the timing of the sales and the amount of proceeds realized from those sales would be favorable to us or that additional financing could be obtained on acceptable terms. Any disruptions in the capital and credit markets could adversely affect our ability to meet our liquidity needs or to refinance our indebtedness, including our ability to draw on our existing credit facilities or enter into new credit facilities. Banks that are party to our existing credit facilities may not be able to meet their funding commitments to us if they experience shortages of capital and liquidity or if they experience excessive volumes of borrowing requests from us and other borrowers within a short period of time. Furthermore, changes in the monetary policies of the US Federal Reserve and the European Central Bank may increase our financing costs and consequently adversely impact our ability to refinance our indebtedness.

Market and other risks

We are exposed to liquidity risks

Persistent volatility in the financial markets could have a material adverse effect on our ability to refinance all or a portion of our indebtedness and to otherwise fund our operational requirements. We cannot be certain that additional funds will be available if needed to make future investments in certain projects, take advantage of acquisitions or other opportunities or respond to competitive pressures. If additional funds are not available, or are not available on terms satisfactory to us, there could be a material adverse impact on our business and financial performance.

As of June 30, 2014, we had US$2,575 million (€1,885 million) of net debt with US$2,960 million (€2,167 million) financial debt (of which US$26 million (€19 million) was bank overdrafts and accrued interest) and US$385 million (€282 million) of cash and cash equivalents.

As of June 30, 2014, our financial debt consisted primarily of the following (principal amounts differ from financial debt amounts on our balance sheet due to various adjustments including for the equity component of convertible bonds, issuance discounts and capitalized expenses):

•

US$135 million outstanding principal amount of our 7 3⁄4% Senior Notes due 2017, €400 million outstanding principal amount of our 5.875% Senior Notes due 2020, US$650 million outstanding principal amount of our 6.500% Senior Notes due 2021 and $500 million outstanding principal amount of our 6.875% Senior Notes due 2022;

•	€360 million outstanding principal amount of our 1.25% OCEANE convertible bonds (bonds convertible into or exchangeable for new or existing shares) due 2019;

•	Our up to US$325 million French revolving facility, of which €225 million was drawn as of June 30, 2014;

•	Our up to US$165 million US revolving facility, which was undrawn as of June 30, 2014;

•

Our US$200 million term loan and revolving facilities secured by three vessels (Geo Coral, Geo Caribbean, Oceanic Challenger), of which US$100 million was drawn under the revolving facility and US$85 million was outstanding under the term loan as of June 30, 2014;

•	€84 million under the vendor loan granted by Fugro; and

•	a total of up to US$28 million (out of which US$21 million was drawn) under various credit lines held by several of our subsidiaries.

The breakdown of our financial liabilities is presented in the table below:

	As of December 31, 2013	N+1		N+2 to N+4		N+5 and >		Total
		Nominal	Interests	Nominal	Interests	Nominal	Interests	Nominal	Interests
	(In millions of US dollars)
Senior Notes & convertible bonds	2,122	—	110	1,065	268	1,057	157	2,122	535
Bank borrowings	368	204	8	135	13	30	1	368	22
Financial leases	121	9	6	30	16	82	14	121	35
Banks overdrafts	5	5	—	—	—	—	—	5	—
Other financial debts	174	19	9	116	26	39	2	174	37
Derivative instruments	—	—	—	—	—	—	—	—	—
Cash	(530)	—	—	—	—	—	—	—	—

Total net financial liabilities	2,260	236	133	1,346	323	1,208	174	2,790	629

The Senior Notes, the term loan and revolving facilities secured by three vessels and the French and US senior revolving facilities contain certain restrictive covenants, including covenants that require compliance with certain financial ratios. For the term loan and revolving facilities secured by vessels and the French and US senior revolving facilities, these financial ratios and tests were as follows as of December 31, 2013:

	US senior revolving facility	French senior revolving facility	Term loan and revolving facilities secured by vessel assets
Ratio	Requirement	Requirement	Requirement	As of December 31, 2013
Total net debt to EBITDA	≤3.00	≤3.00	≤3.00	1.96x
EBITDA to total interest costs	≥4.00	≥4.00	≥3.00	6.14x
Minimum liquidity	N/A	N/A	Cash plus Cash Equivalents > US$75 million	US$530 million

As of December 31, 2013, our available financial resources amounted to US$781 million (including cash, cash equivalents, marketable securities and undrawn syndicated credit lines).

We are exposed to interest rate risk

We may be required to obtain a portion of our borrowings from financial institutions at variable interest rates indexed to draw periods ranging from one to 12 months. As a result, our interest expenses on this debt vary in line with movements in short-term interest rates. However, a significant portion of our debt consists of fixed-rate bonds, as well as a number of fixed-rate finance leases and fixed-rate medium-term bank credit facilities with variable maturities (see note 14 “Financial Instruments” to our consolidated financial statements, included elsewhere in this document). This debt is not exposed to interest rate fluctuations.

The following table shows our variable interest rate exposure by maturity as of December 31, 2013.

	Financial assets(*)		Financial liabilities(*)		Net position before hedging		Off-balance sheet position		Net position after hedging
	(a)		(b)		(c)=(a)-(b)		(d)		(e)=(c)+(d)
As of December 31, 2013	Fix rate	Variable rate	Fix rate	Variable rate	Fix rate	Variable rate	Fix rate	Variable rate	Fix rate	Variable rate
	In millions of US dollars
Overnight to 1 year	124	336	68	154	56	183	—	—	56	183
1 to 2 years	—	—	833	14	(833)	(14)	—	—	(833)	(14)
3 to 5 years	—	—	970	—	(970)	—	—	—	(970)	—
More than 5 years	—	—	683	—	(683)	—	—	—	(683)	—

Total	124	336	2,555	168	(2,431)	169	—	—	(2,431)	169

(*)	Excluding bank overdrafts and accrued interest

As of December 31, 2013, our variable-rate assets (net of liabilities) maturing in less than one year totaled US$183 million.

The following table shows our variable interest rate exposure over our financial assets and liabilities as of December 31, 2013:

	As of December 31, 2013
	Impact on result before tax	Impact on shareholders’ equity before tax
	In millions of US dollars
Impact of an interest rate variation of +0.8%	1.3	1.3
Impact of an interest rate variation of -0.8%	(1.3)	(1.3)

The sensitivity analysis is based on a net exposure of US$169 million.

Our variable interest rate indebtedness carried an average interest rate of 2.2% in 2013, and our investments and other financial assets earned interest at an average rate of 0.8%.

Exchange rate risks as of December 31, 2013

The following table shows our exchange rate exposure as of December 31, 2013:

As of December 31, 2013
	Assets	Liabilities	Currency commitments	Net position before hedging	Off-balance sheet positions	Other hedging instruments	Net position after hedging
	(a)	(b)	(c)	(d) = (a) – (b) ± (c)	(e)	(f)	(g) = (d) + (e)-(f)
	(Converted in millions of US dollars)
US$(1)	1,989.0	1,055.9	0.0	933.1	3.1	920.5	15.7

(1)	US$-denominated assets and liabilities in the entities whose functional currency is the euro.

As of December 31, 2013
	Assets	Liabilities	Currency commitments	Net position before hedging	Off-balance sheet positions	Net position after hedging
	(a)	(b)	(c)	(d) = (a) – (b) ± (c)	(e)	(f) = (d) + (e)
	(In millions of euros)
EUR(2)	110.4	113.7	0.0	-3.3	0.0	-3.3

(2)	Euro-denominated assets and liabilities in the entities whose functional currency is the US$.

Our net foreign-exchange exposure is principally linked to the euro. We seek to reduce our foreign-exchange position by selling the future receivables surplus over euro costs of our Equipment division as soon as they enter the backlog and taking out dollar-denominated loans supported by long-term assets. Although we attempt to reduce the risks associated with exchange rate fluctuations, we cannot assure you that fluctuations in the values of the currencies in which we operate will not materially adversely affect our future results of operations. Our annual fixed expenses in euros are equal to approximately €500 million and as a consequence, an unfavorable variation of US$0.10 in the average yearly exchange rate between the US dollar and the euro would reduce our operating income and our shareholders’ equity by approximately US$50 million.

We have also a substantial net foreign-exchange exposure related to the Norwegian krone. As of December 31, 2013,

•	our NOK-denominated assets and liabilities, in the entities whose functional currency is the US dollar, had a passive net position after hedging equivalent to US$10 million, and

•	our US$-denominated assets and liabilities, in the entities whose functional currency is the NOK, had an active net position after hedging equivalent to US$12 million.

We monitor our balance sheet exposure through either forward sales or capital operations.

As a result of our compliance with IAS 12 (Income Taxes), our results of operation are also exposed to the effect of exchange rate variations on our deferred tax amounts when the functional currency for an entity that owns a non-cash asset is not the same as the currency used for taxation purposes.

With respect to exchange rate risk related to investments in operating subsidiaries, we consider such risk to be low, since the functional currency of the majority of operating entities is the US dollar.

We are exposed to risk related to equities and financial instruments

We are exposed to risk of fluctuations in the value of equities and other financial instruments we may hold.

Any transactions involving our own shares are decided by management in accordance with applicable regulations.

As of December 31, 2013, we owned 800,000 of our own shares with a balance sheet value of US$20.6 million. As those shares are valued at historical cost, changes in the stock’s market price do not have any impact in the consolidated statements of the Group.

Our investment policy does not authorize short term investment in the equities of other companies.

The fair value of the own shares as of December 31, 2013 is as follows:

As of December 31, 2013	At fair value		Available for sales	Held to maturity	Derivatives	Total
Shares	US$	13.9 million	—	—	—	US$	13.9 million

Total	US$	13.9 million	—	—	—	US$	13.9 million

Risks relating to the financial market environment

The current situation in the credit and capital markets is likely to have a significant adverse impact on industrial and commercial performance and the solvency of many companies in general, which may affect some of our customers and suppliers. As a result, the current economic climate may have an adverse impact on our business if customers cancel orders or delay or default on payment, or if suppliers fail to provide goods and services as agreed.

Risks related to insurance

The nature of our business subjects us to significant ongoing operating risks for which we may not have adequate insurance or for which we may not be able to procure adequate insurance on reasonable terms, if at all.

The nature of our business involves ongoing and significant operating risks for which we are not always insured, and in respect of which we may not be able to obtain adequate insurance at economically reasonable rates, if at all.

•

Our seismic data acquisition activities, particularly in deepwater marine areas, are often conducted under harsh weather and other hazardous operating conditions, including the detonation of dynamite. These operations are subject to the risk of downtime or reduced productivity, as well as to the risks of loss to property and injury to personnel resulting from fires, accidental explosions, mechanical failures, spills, collisions, stranding, ice floes, high seas and natural disasters. In addition to losses caused by human errors and accidents, we may also be subject to losses resulting from, among other things, war, terrorist activities, piracy, political instability, business interruption, strikes and weather events.

•	Our extensive range of seismic products and services expose us to litigation and legal proceedings including those related to product liability, personal injury and contract liability.

•

We produce and sell highly complex products and we cannot assure you that our extensive product development, manufacturing controls and testing will be adequate and sufficient to detect all defects, errors, failures, and quality issues that could affect our customers and result in claims against us, order cancellations or delays in market acceptance.

We have put in place insurance coverage against operating hazards, including product liability claims and personal injury claims, damage, destruction or business interruption of data processing centers, manufacturing centers and other facilities, in amounts we consider appropriate in accordance with industry practice. Our risk coverage policy reflects our objective of covering major claims that could affect our facilities and equipment, as well as third-party liability claims that we may be exposed to as a result of our activities. We review the adequacy of insurance coverage for risks we face periodically. Whenever possible, we obtain agreements from customers that limit our liability.

However, we cannot assure you that our insurance coverage will be sufficient to fully indemnify us against liabilities arising from pending and future claims or that our insurance coverage will be adequate in all circumstances or against all hazards, or that we will be able to maintain adequate insurance coverage in the future at commercially reasonable rates or on acceptable terms.

Risks related to outsourcing

Disruptions to our supply chain and other outsourcing risks may adversely affect our ability to deliver our products and services to our customers.

Our supply chain is a complex network of internal and external organizations responsible for the supply, manufacture and logistics supporting our products and services around the world. We are vulnerable to disruptions in this supply chain from changes in government regulations, tax and currency changes, strikes, boycotts and other disruptive events as well as from unavailability of critical resources. These disruptions may have an adverse impact on our ability to deliver products and services to our customers.

Within our Group, Sercel makes particular use of subcontracting. Our French manufacturing sites outsource part of their production to local third-party companies selected according to certain criteria, including quality and financial soundness. Outsourced operations are distributed among several entities, each having a small proportion of aggregate outsourced activity in order to limit risk related to the failure of any one of our subcontractors. For our services business, our policy is not to rely on outsourcing for any of our activities, except in special cases where there is a lack of available capacity.

If our suppliers, vendors, subcontractors or other counterparties are unable to perform their obligations to us or our customers, we may be required to provide additional services or make alternate arrangements on less favorable terms with other parties to ensure adequate performance and delivery of service to our customers. These circumstances could also lead to disputes and litigation with our partners or customers, which could have a material adverse impact on our reputation, business, financial condition and results of operations.

Risks related to the notes

Your right to receive payments on the notes is effectively junior to certain of our existing indebtedness and possibly all of our future borrowings.

The notes effectively rank behind all of our secured indebtedness, to the extent of the value of assets which secure such indebtedness, including borrowings under our U.S. revolving facility and French revolving facility. In the event of any foreclosure, dissolution, winding-up, liquidation, reorganization, administration or other bankruptcy or insolvency proceeding of an entity that has secured obligations, holders of secured indebtedness will have prior claims to our assets or the relevant guarantor’s assets that constitute their collateral.

Only certain of our subsidiaries will initially guarantee the notes. Our other subsidiaries have no obligation to pay amounts due on the notes and will not initially guarantee the notes. As a result, the notes are structurally subordinated to existing and future third party indebtedness and other liabilities, including trade payables, of those non-guarantor subsidiaries. The Initial Guarantors (excluding their subsidiaries that have not guaranteed the notes) generated, before consolidation entries, US$1,354.5 million of revenue, US$(389.6) million of operating income (loss) and US$(476.8) million of net income (loss) in the year ended December 31, 2013 and held US$7,680.8 million of total assets (before consolidation entries) as at December 31, 2013. The Initial Guarantors represented 36% of our consolidated revenues in the year ended December 31, 2013 and 93% of our consolidated assets as at December 31, 2013. The Initial Guarantors (excluding their subsidiaries that have not guaranteed the notes) generated, before consolidation entries, US$495.7 million of revenue, US$22.1 million of operating income and US$(24.6) million of net income (loss) in the six months ended June 30, 2014 and held US$7,563.6 million of total assets (before consolidation entries) as at June 30, 2014. The Initial Guarantors represented 33% of our consolidated revenues in the three months ended June 30, 2014 and 96% of our consolidated assets as at March 31, 2014.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us, our subsidiaries or our respective properties, holders of the notes will participate with our trade creditors and all other holders of our senior unsecured indebtedness in the assets remaining. In any of these cases, we may not have sufficient funds to pay all of our creditors, and holders of the notes may receive less, ratably, than the holders of secured debt.

As of June 30, 2014, we would have had US$628 million of outstanding indebtedness, including accrued interest, effectively senior to the notes, of which US$625 million was secured.

We will rely in part on our subsidiaries for funds necessary to meet our financial obligations, including the notes.

We conduct a significant proportion of our activities through our subsidiaries. We will depend in part on those subsidiaries for dividends and other payments to generate the funds necessary to meet our financial obligations, including the payment of principal and interest on the notes. We cannot assure you that the earnings from, or other available assets of, these operating subsidiaries, together with our own operations, will be sufficient to enable us to pay principal or interest on the notes when due.

Although the occurrence of specific change of control events affecting us will permit you to require us to repurchase your notes, we may not be able to repurchase your notes.

Upon the occurrence of specific change of control events affecting us, you will have the right to require us to repurchase your notes at 101% of their principal amount, plus accrued and unpaid interest. Our ability to repurchase your notes upon such a change of control event would be limited by our access to funds at the time of the repurchase and the terms of our debt agreements, which agreements could restrict or prohibit such a repurchase. Upon a change of control event, we may be required immediately to repay the outstanding principal, any accrued interest on and any other amounts owed by us under our U.S. revolving facility and our French revolving facility. The source of funds for these repayments would be our available cash or cash generated from other sources. However, we cannot assure you that we will have sufficient funds available upon a change of control to make these repayments and any required repurchases of tendered notes.

Courts, under certain circumstances, may void the guarantees of the notes provided by certain of our subsidiaries.

Our creditors or the creditors of one or more guarantors of the notes or a liquidator, administrator or other controller appointed to a guarantor could challenge the guarantees as fraudulent transfers, conveyances, preferences, insolvent transactions or uncommercial transactions or on other grounds (including because of the absence of a corporate benefit to the guarantor or due to financial assistance principles) under applicable U.S. federal or state law, applicable Dutch law, applicable Norwegian law, applicable Australian law, applicable Canadian law or the applicable law governing the country of incorporation of any future guarantors. While the relevant laws vary from one jurisdiction to another, the entering into the guarantees by certain of our subsidiaries could be found to be a fraudulent transfer, conveyance, preference, insolvent transaction or uncommercial transaction or otherwise void or unenforceable if a court were to determine that, for example, one or more of the following apply to the provision of the guarantee:

•	a guarantor delivered its guarantee with the intent to defeat, hinder, delay, defraud or otherwise interfere with its existing or future creditors;

•	the guarantor did not receive fair consideration or benefit for the delivery of the guarantee and the guarantor was insolvent at the time it delivered the guarantee;

•	the guarantor delivered its guarantee in contravention of laws relating to the provision of financial assistance;

•	the guarantor was insolvent at the time of execution of the guarantee or was rendered insolvent by reason of its execution of the guarantee or the observance of its obligations under the guarantee;

•

a reasonable person in the guarantor’s circumstances would not have entered into the transaction having regard to the benefits (if any) to the guarantor, the detriment to the guarantor and the respective benefits to other parties;

•	the guarantor was engaged, or was about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business;

•	the guarantor intended to incur, or believed it would incur, debts beyond its ability to pay the debts as they matured;

•	the guarantor was a defendant in an action for money damage or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied); or

•	the availability of certain equitable remedies that are in the discretion of the courts.

To the extent a court voids a guarantee as a fraudulent transfer, preference, insolvent transaction or uncommercial transaction or conveyance or holds it unenforceable for any other reason, holders of notes would cease to have any direct claim against the guarantor that delivered the guarantee. If a court were to take this action, the guarantor’s assets would, in certain jurisdictions, be applied first to satisfy the guarantor’s liabilities, including trade payables and preferred stock claims, if any, before any portion of its assets could be distributed to us to be applied to the payment of the notes. We cannot assure you that a guarantor’s remaining assets would be sufficient to satisfy the claims of the holders of notes relating to any voided portions of the guarantees. In other jurisdictions (such as Australia), if a guarantee is so voided or held unenforceable, you will cease to have any claim against the guarantor.

Because we are organized under the laws of France, you may be unable to recover in civil proceedings for U.S. securities laws violations.

Judgments of U.S. courts, including those predicated on the civil liability provisions of the federal securities laws of the United States, may not be enforceable in French courts. As a result, holders of notes who obtain a judgment against us in the United States may not be able to require us to pay the amount of the judgment. It may not be possible for holders to effect service of process within the United States upon our directors and officers or to enforce against these persons, or us, judgments of United States courts predicated upon civil liability provisions of the federal securities laws of the United States. See “Service of Process and Enforcement of Liabilities”.

A trading market for the notes may not develop.

The new notes are a new issue of securities with no established trading market. The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors, including general declines or disruptions in the markets for debt securities. Although we will apply to admit the new notes to listing on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF, a liquid trading market may not develop or continue to exist for the notes.

EU Proposed Financial Transactions Tax

The European Commission has published a proposal for a Directive for a common financial transactions tax (“FTT”) in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”).

The proposed FTT has very broad scope and could, if introduced in its current form, apply to certain transactions relating to the notes (including secondary market transactions) in certain circumstances. The FTT would impose a charge at generally not less than 0.1% of the sale price on such transactions or the market price of the relevant securities, whichever is higher.

Under current proposals the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain transactions relating to the notes where at least one party is established in a participating Member State and a financial institution established in (or treated as established in) a participating Member State is a party to the transaction, for its own account, for the account of another person, or if the financial institution is acting in the name of a party to the transaction. A party may be deemed to be “established” in a participating Member State in a broad range of circumstances, including if its seat is there, if it is acting via a branch in that Member State (as regards branch transactions), or where the financial instrument which is the subject of the transaction is issued in a participating Member State.

In addition to these cases, a financial institution may also be treated as established in a participating Member State if it is authorized there (as regards authorized transactions), or if it is entering into the financial transaction with another person who is established in that Member State.

The FTT proposal remains however subject to negotiation between the participating Member States and is the subject of legal challenge. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate. Prospective holders of the notes are advised to seek their own professional advice in relation to the FTT.

French insolvency laws may not be as favorable to you as the insolvency laws of the United States or other countries.

We conduct a part of our business activity in France and, to the extent that the center of our main interests is deemed to be in France, we could be subject to French insolvency proceedings affecting creditors, including court-assisted pre-insolvency proceedings (mandat ad hoc proceedings or conciliation proceedings (procédure de conciliation)), court-administered insolvency proceedings (such as safeguard proceedings (procédure de sauvegarde), accelerated safeguard proceedings (procédure de sauvegarde accélérée), accelerated financial safeguard proceedings (procédure de sauvegarde financière accélérée or “SFA proceedings”)) and judicial reorganization or liquidation proceedings (redressement ou liquidation judiciaire). In general, French insolvency legislation favors the continuation of a business and protection of employment over the payment of creditors and could limit your ability to enforce your rights under the notes.

For an overview of certain insolvency laws and enforceability issues under French law, see “Certain Insolvency Law Considerations in France”.

French insolvency law was amended as a result of Ordinance No. 2014-326 of March 12, 2014 and Decree No. 2014-736 of July 1, 2014 relating to the reform of the prevention of corporate difficulties and of insolvency proceedings, which both came into force on July 1, 2014. This reform is described in “Certain Insolvency Law Considerations in France”, and the modifications to the prior regime are presented in that section.

OFFERING OF THE OUTSTANDING NOTES

On May 1, 2014, we issued US$500,000,000 aggregate principal amount of the outstanding notes to certain initial purchasers of those notes (the “Initial Purchasers”) at a price of 100.000% of the principal amount of those notes in a private transaction not registered under the Securities Act. The Initial Purchasers then offered and resold the outstanding notes outside the United States in reliance on Regulation S under the Securities Act and to qualified institutional buyers within the United States in reliance on Rule 144A under the Securities Act, at a price to such purchasers of 100.000% of the principal amount of those notes. We used the approximately US$494 million of net proceeds (after deducting commissions, fees and expenses) to redeem all of the US$225 million outstanding principal amount of our 9 1⁄2% Senior Notes due 2016 at a redemption price of 102.375% and used the remaining net proceeds to redeem US$265 million of the US$400 million outstanding principal amount of our 7 3⁄4% Senior Notes due 2017 at a redemption price of 101.292% plus, in each case, accrued and unpaid interest on the notes redeemed.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes, we will receive in exchange a like principal amount of outstanding notes. The outstanding notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our capitalization.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following is a description of the terms of our material financing arrangements.

U.S. Revolving Facility

On July 15, 2013, we entered into a US revolving credit facility of up to US$165 million with a 5-year maturity. The borrower is CGG Holding (U.S.) Inc. with Credit Suisse acting as administrative agent and collateral agent. This facility was undrawn as of June 30, 2014.

Proceeds of loans under the US revolving facility may be used for the general corporate purposes of the borrower and other subsidiaries of CGG. Revolving loans may be made at any time prior to the final maturity of the US revolving facility.

The obligations of CGG Holding (U.S.) Inc. as borrower under the US revolving facility are guaranteed by us and certain of our subsidiaries. We have pledged first-priority security in the shares of CGG Holding (U.S.) Inc. and certain of our other first-tier subsidiaries. In addition, certain guarantors have provided first-priority security interests in certain of their respective tangible and intangible assets, including (without limitation) certain marine equipment, deposit accounts and intellectual property.

In addition, the US revolving credit facility agreement contains affirmative and negative covenants that affect our ability, among other things, to borrow money, incur liens, dispose of assets and acquisitions and pay dividends or redeem shares. Events of default under the US revolving credit facility include, among other things, payment and covenant breaches, insolvency of us or our subsidiaries, the occurrence of certain events constituting a “change of control” and certain defaults in respect of other material financial indebtedness.

The US revolving credit facility agreement was amended on July 31, 2013 in order to insert (i) a covenant related to compliance with anti-corruption law and (ii) the EBITDA amend the total interest costs financial covenant as described below.

Pursuant to this agreement, including above amendment, we are required to adhere to certain financial covenants defined as follows:

•	a maximum ratio of total net financial debt to EBITDA of 3.00:1 for each rolling 12-month period tested at the end of each quarter between September 30, 2013 and June 30, 2018;

•	and a minimum ratio of EBITDA to total interest costs of 4.00:1 for each rolling 12-month period tested at the end of each quarter September 30, 2013 and June 30, 2018.

Borrowings under the US revolving facility bear interest, at the option of the borrower, at the rate of adjusted LIBOR plus 2.50% or the Alternate Base Rate plus 1.50%. The Alternate Base Rate is the higher of Credit Suisse’s Prime Rate, the Federal Funds Effective Rate plus one half of 1.00% and the adjusted LIBOR rate for a one-month interest period plus 1.00%.

French Revolving Facility

On July 31, 2013, we entered into a French revolving credit facility of up to US$325 million with a 3-year maturity with two extension options of one year each. The borrower is CGG SA with Natixis as Agent. The proceeds of the French revolving facility may be drawn in euros for the full amount or in United States dollars for up to 50% of the facility, and may be used for the general corporate purposes of the borrower. €225 million (US$307 million) was drawn and outstanding as of June 30, 2014.

On July 24, 2014, the first extension option for an amount up to US$275 million entered into force.

Pursuant to this agreement, we are required to adhere to certain financial covenants defined as follows:

•	a maximum ratio of total net financial debt to EBITDA of 3.00:1 for each rolling 12-month period tested at the end of each quarter between September 30, 2013 and June 30, 2016;

•	and a minimum ratio of EBITDA to total interest costs of 4.00:1 for each rolling 12-month period tested at the end of each quarter between September 30, 2013 and June 30, 2016.

Each cash advance under the French revolving facility must be repaid in full at the end of the relevant interest period of one month to twelve months and is available for redrawing during the availability period. All drawings under the French revolving facility must be repaid on the final maturity date.

Our obligations under the French revolving facility are guaranteed by the same guarantors that guarantee the US revolving credit facility (including CGG Holding (U.S.) Inc.), and are secured by the same security interests granted to secure the obligations under the US revolving credit facility.

The rate of interest on each loan for each interest period is the percentage rate per annum which is the aggregate of the applicable margin and the higher of zero and in relation to any loan in US dollars, LIBOR or in relation to any loan made in euros, EURIBOR.

The applicable margin ranges from 0.70% to 2.80% for loans made in euros and 1.10% to 3.20% for loans made in US dollars, depending on the corporate rating of CGG by Standard & Poor’s and the corporate family rating of CGG by Moody’s.

Debt Securities

OCEANE convertible bonds — 2019 OCEANEs

On November 20, 2012, we issued 11,200,995 OCEANE convertible bonds maturing on January 1, 2019 for a total nominal amount of €360 million. The 2019 OCEANE convertible bonds’ nominal value was set at €32.14 per bond, representing an issue premium of 40% of the CGG reference share price on the regulated market of NYSE Euronext in Paris. The 2019 OCEANE convertible bonds bear interest at a rate of 1.25% payable semi-annually in arrears on January 1 and July 1 of each year. Under certain conditions, the bonds may be redeemed prior to maturity at our option. We used the net proceeds of the issuance to finance part of the purchase price of the Geoscience Acquisition.

High yield bonds — 7 3⁄4% Senior Notes due 2017

On February 9, 2007, we issued US$400 million in aggregate principal amount of 7 3⁄4% Senior Notes due 2017. These notes are guaranteed on a senior basis by the same guarantors that guarantee our senior facilities (including CGG Holding (U.S.) Inc.). We used the net proceeds from the notes to repay part of the US$700 million outstanding under the bridge loan facility used to finance the Veritas acquisition.

On June 2, 2014, we used a portion of the proceeds of our offering of 6.875% Senior Notes due 2022 to redeem US$265 million aggregate principal amount of our US$400 million 7 3⁄4% Senior Notes due 2017 at a price of 101.292% plus accrued interest.

High yield bonds — 6 1⁄2% Senior Notes due 2021

On May 31, 2011 we issued US$650 million in aggregate principal amount of 6 1⁄2% Senior Notes due 2021. These notes are guaranteed on a senior basis by the same guarantors that guarantee our senior facilities (including CGG Holding (U.S.) Inc.). We used the proceeds from the notes to repay the US$508 million remaining outstanding under the Term Loan B facility of our US senior facilities and to redeem the US$70 million principal amount remaining outstanding under our 7 1⁄2% Senior Notes due 2015. On December 8, 2011, these notes were exchanged for identical notes registered with the SEC.

High yield bonds — 5.875% Senior Notes due 2020

On April 23, 2014, we issued €400 million in aggregate principal amount of 5.875% senior notes due 2020. These notes are guaranteed on a senior basis by the same guarantors that guarantee our senior facilities (including CGG Holding (U.S.) Inc.).

We used a portion of the proceeds from the offering of 5.875% Senior Notes due 2020 to repurchase most of our outstanding 2016 OCEANEs (see “— OCEANE convertible bonds — 2016 OCEANEs” above) and used the remainder of the proceeds to repay €28.1 million under the vendor loan granted by Fugro in connection with the Geoscience Acquisition.

High yield bonds — 6.875% Senior Notes due 2022

On May 1, 2014, we issued US$500 million in aggregate principal amount of 6.875% senior notes due 2022. These notes are guaranteed on a senior basis by the same guarantors that guarantee our senior facilities (including CGG Holding (U.S.) Inc.).

We used the approximately US$494 million of net proceeds (after deducting the initial purchasers’ discounts and commissions and fees and expenses) to redeem all of the US$225 million outstanding principal amount of our 9 1⁄2% Senior Notes due 2016 at a redemption price of 102.375% and used the remaining net proceeds to redeem US$265 million of the US$400 million outstanding principal amount of our 7 3⁄4% Senior Notes due 2017 at a redemption price of 101.292% plus, in each case, accrued and unpaid interest on the notes redeemed.

Other Credit Facilities

Fugro vendor loan agreement

Fugro granted to us a €125 million vendor loan with a 5-year maturity and bearing an interest rate of 5.50% per annum, which was extended to €225 million on the effective date of the acquisition of the airborne business. As of March 31, 2014, we had repaid €112.5 million of the vendor loan, and €112.5 million remained outstanding. In addition, on June 27, 2014, we used a portion of the proceeds of the offering of our 5.875% Senior Notes due 2020 to repay an additional €28.1 million under the vendor loan.

Interest is payable on outstanding principal under the vendor loan agreement at the rate of 5.50% per annum. Scheduled repayment of the first and second vendor loan installments will occur according to an amortization schedule beginning on December 31, 2013 with the final repayment set to occur on January 31, 2018.

The vendor loan agreement contains customary events of default as well as mandatory prepayment obligations, in certain circumstances, with the proceeds of certain disposals, insurance claims and debt financings. The occurrence of an event of default would allow Fugro to exercise warrants to acquire additional shares of the Seabed Geosolutions BV joint venture, thereby diluting our shareholding in it, with a corresponding decrease in the principal amount due under the vendor loan agreement. We have agreed that our obligations under the vendor loan agreement are to be guaranteed by certain of our subsidiaries that are also guarantors of our Senior Notes.

Voyager AS (renamed Exploration Vessel Resources II AS) secured term loan facility

On January 13, 2011, Exploration Vessel Resources II AS entered into a US$45 million credit facility secured by a pledge over the seismic vessel Geowave Voyager and subject to substantially the same covenants as our US revolving credit facility. This facility matures on August 31, 2016.

On December 18, 2013, we amended this facility, in order to align covenant levels with our US$200 million term loan and revolving facilities described immediately below. The outstanding value at June 30, 2014, was US$18 million.

US$200 million term loan and revolving facilities

On July 1, 2013, CGG Geo Vessels AS entered into a 5-year US$200 million financing secured by vessel assets (Geo Coral, Geo Caribbean, Oceanic Challenger) split into two tranches of US$100 million each, the proceeds of which were used in part to reimburse a portion of the vendor loan granted by Fugro, and in part to redeem US$125 million aggregate principal amount of our US$350 million 9 1⁄2% Senior Notes due 2016. We entered into an interest rate swap to fix the annual effective rate at 4.4%.

Pursuant to this agreement, we are required to adhere to certain financial covenants defined as follows:

•	a minimum of Cash plus Cash Equivalents of not less than US$75 million, at all times;

•	a maximum ratio of total net financial debt to EBITDA of 3.00:1.00; and

•	and a minimum ratio of EBITDA to total interest costs of 3.00:1.00.

As of June 30, 2014, US$100 million of the revolving facility tranche was drawn and US$85 million was outstanding under the term loan tranche.

US$25 million streamers financing

On December 19, 2013, we signed a loan agreement — to be reimbursed over five years after the deadline for drawing — for a maximum amount of US$25 million with multiple drawings. This loan may be used to finance the acquisition of marine equipment to be delivered in up to twelve monthly installments over a period of one year. US$6.3 million was drawn and outstanding as of June 30, 2014.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed to file a registration statement relating to an offer to exchange the outstanding notes for new notes. We also agreed to use our reasonable best efforts to complete that offer within 210 days after May 1, 2014. We are offering the new notes under this prospectus to satisfy those obligations under the registration rights agreement.

If any of the outstanding notes are not freely tradable (meaning that they may be sold to the public pursuant to Rule 144(b) and do not bear any restrictive legends relating to the Securities Act) by the 180th day after May 1, 2014, we will use our reasonable best efforts to cause the Commission to declare effective a shelf registration statement with respect to the resale of the outstanding notes and keep the shelf registration statement effective for up to two years after the date of issuance of the outstanding notes in either of the following circumstances:

•	if any changes in law or applicable interpretations by the staff of the Commission do not permit us to effect the exchange offer as contemplated by the registration rights agreement; or

•	in certain limited circumstances, if any holder of the outstanding notes so requests.

If we fail to comply with deadlines for registering the issuance of the new notes and completion of the exchange offer, we will be required to pay special interest to holders of the outstanding notes. Please read the section captioned “Outstanding Notes Registration Rights Agreement” for more details regarding the registration rights agreement.

To exchange an outstanding note for transferable new notes in the exchange offer, you will be required to make the following representations:

•	any new notes will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the new notes;

•	you are not engaged in and do not intend to engage in the distribution of the new notes;

•

if you are a broker-dealer that will receive new notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

•	you are not our “affiliate”, as defined in Rule 405 of the Securities Act, or if you are our affiliate, that you will comply with the applicable registration requirements of the Securities Act.

Resale of New Notes

Based on interpretations of the Commission staff in no action letters issued to third parties, we believe that new notes issued under the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	any new notes will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the new notes; and

•	you have not engaged in and do not intend to engage in the distribution of the new notes.

If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you:

•	can not rely on such interpretations by the Commission staff; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act containing the selling securityholder’s information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of new notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of new notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to the expiration date. We will issue US$1,000 principal amount of new notes in exchange for each US$1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of US$1,000.

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, US$500 million aggregate principal amount of the outstanding notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes, with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important for noteholders to read the section entitled “— Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The Exchange Offer Will Expire At 5:00 p.m., New York City time on [            ], 2014, unless, in our sole discretion, we extend it.

Extensions, Delay in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

If any of the conditions described below under “— Conditions to the Exchange offer” have not been satisfied, we reserve the right, in our sole discretion, to delay accepting for exchange any outstanding notes or to extend the exchange offer or to terminate the exchange offer by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any new notes for, any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if in our reasonable judgment the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the Commission or any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us (1) the representations described under “— Purpose and Effect of the Exchange Offer,” “— Procedures for Tendering” and “Plan of Distribution” and (2) such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to make available to us an appropriate form for registration of the new notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give notice by press release or other public announcement of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. If we extend the length of the exchange offer, we will issue the notice no later than 9:00 a.m., Eastern time on the next business day after the scheduled expiration date of the exchange offer. In the event of material change in the exchange offer, including the waiver of material condition, we will extend the offer period if necessary so that at least five business days remain in the offer period following notice of the material change.

These conditions are for our sole benefit and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any outstanding notes tendered, and will not issue new notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

How to Tender Generally

Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; and

•	comply with the automated tender offer program procedures of DTC described below.

In addition, either:

•	the exchange agent must receive outstanding notes along with the letter of transmittal;

•

the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under “Prospectus Summary — The Exchange Agent” prior to the expiration date.

The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or outstanding notes to us. You may request your brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for you.

How to Tender if You Are a Beneficial Owner

If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender these notes, you should contact the registered holder promptly and instruct it to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures and Signature Guarantees

You must have signatures on a letter of transmittal or a notice of withdrawal described below guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal, unless the outstanding notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•

for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution.

When You Need Endorsements or Bond Powers

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering Through DTC’s Automated Tender Offer Program

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s automated tender offer program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent.

The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgement from a participant in its automated tender offer program that is tendering outstanding notes that are the subject of such book-entry confirmation;

•

such participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	the agreement may be enforced against such participant.

Determinations Under the Exchange Offer

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notices not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

When We Will Issue New Notes

In all cases, we will issue new notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Return of Outstanding Notes Not Accepted or Exchanged

If we do not accept any tendered outstanding notes for exchange for any reason described in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described below, such non- exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations to Us

By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the new notes;

•	you are not engaged in and do not intend to engage in the distribution of the new notes;

•

if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

•	you are not our “affiliate”, as defined in Rule 405 of the Securities Act, or, if you are our affiliate, that you will comply with the applicable registration requirements of the Securities Act.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s automated tender offer program prior to the expiration date, you may tender if:

•

the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

•	setting forth your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered;

•	stating that the tender is being made thereby;

•

guaranteeing that, within three (3) New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to you if you wish to tender your outstanding notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under “Prospectus Summary — The Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s automated tender offer program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn; and

•	identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes.

If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such outstanding notices will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under “— Procedures for Tendering” above at any time on or prior to the expiration date.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	Commission registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of any transfer taxes payable by a note holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder.

Transfer Taxes

If you tender your outstanding notes for exchange, you will not be required to pay any transfer taxes. However, if you instruct us to register new notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than you, in your capacity as the registered tendering holder, you will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for new notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes.

In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act or the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the Commission staff, you may offer for resale, resell or otherwise transfer new notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if (1) you are not our “affiliate” within the meaning of Rule 405 under the Securities Act; (2) any new notes will be acquired in the ordinary course of your business; (3) you have no arrangement or understanding with any person to participate in the distribution of the new notes; and (4) you are not engaged in and do not intend to engage in the distribution of the new notes. If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you:

•	cannot rely on the applicable interpretations of the Commission; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE NOTES

General

You can find the definitions of certain terms used in this description of the notes under the caption “— Certain Definitions”. In this description, the word “Company” refers only to CGG S.A., and not to any of its subsidiaries.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, will define your rights as holders of the Notes.

The outstanding notes were issued on May 1, 2014 in an aggregate principal amount of US$500,000,000 (the “Offered Notes”), and an equal aggregate principal amount of new notes (the “Exchange Notes”) may be issued in exchange for the Offered Notes in connection with the exchange offer contemplated by this prospectus (the “Exchange Offer”).

The Exchange Notes will be issued and the Offered Notes were issued pursuant to the Indenture dated as of the Issue Date among the Company, the Initial Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The registered holder of a Note will be treated as the owner of it for all purposes, and all references to “holders” in this “Description of the Notes” are to registered holders unless otherwise indicated.

If the Exchange Offer is consummated, holders of Offered Notes who do not exchange those notes for Exchange Notes in the Exchange Offer will vote together with holders of Exchange Notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder, including acceleration following an Event of Default, must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Offered Notes that remain outstanding after the Exchange Offer will be aggregated with the Exchange Notes, and the holders of such Offered Notes and the Exchange Notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the Notes outstanding shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of Offered Notes and Exchange Notes then outstanding.

Copies of the Indenture are available for inspection during normal business hours at the office of the Company referred to under the caption “— Additional Information”, at the corporate trust office of the Trustee at 101 Barclay Street, Floor 7E, Global Corporate Trust, New York, New York, 10286 and at the specified office of each Paying Agent, including, for so long as the Notes are listed on the Luxembourg Stock Exchange, at the specified office of the Paying Agent in Luxembourg. Holders of the Notes are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Indenture.

Brief Description of the Notes

The Notes:

•	are general senior, unsecured obligations of the Company;

•	rank equally in right of payment to all existing and future senior, unsecured indebtedness of the Company, except for any liabilities preferred by law;

•	rank senior in right of payment to all existing and future subordinated indebtedness of the Company;

•	are guaranteed on a senior, unsecured basis by certain Subsidiaries of the Company as described below; and

•	are effectively subordinated to all existing and future indebtedness of Subsidiaries of the Company that are not Guarantors.

Holders of existing and future secured indebtedness of the Company and its Subsidiaries, including loans under the existing Credit Facilities, will have claims with respect to the assets constituting collateral for such secured indebtedness that are superior to the claims of the holders of the Notes. Accordingly, the Notes and the Subsidiary Guarantees are effectively subordinated to claims of secured creditors of the Company and the Guarantors to the extent of the value of such collateral.

Only certain Subsidiaries of the Company will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any Subsidiary of the Company that is not a Guarantor, that Subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to the Company.

As at June 30, 2014, we had $628 million of outstanding indebtedness including accrued interest effectively senior to the Notes, of which $625 million was secured and the Initial Guarantors (as defined under the caption “— Subsidiary Guarantees — Guarantors”) (excluding their Subsidiaries that are not Guarantors) had $392.4 million of outstanding indebtedness including accrued interest effectively senior to the guarantees under the Notes, all of which was secured. Indebtedness of the Initial Guarantors is included in the total Indebtedness of the Company and its Subsidiaries. In addition, as at June 30, 2014, the Company and its Subsidiaries had availability under their Credit Facilities of $183 million, which if drawn would have been secured. Each of the Initial Guarantors (with the exception of CGG Canada Services Ltd., Sercel Canada Ltd. and Sercel Australia Pty Ltd) is an obligor under the U.S. revolving facility and the French revolving facility. The Indenture permits the Company and its Subsidiaries (including the Guarantors) to incur additional Indebtedness, including certain additional secured Indebtedness.

As of the date of the Indenture, all of the Company’s Subsidiaries were Restricted Subsidiaries. Under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture and will not guarantee the Notes.

The Indenture also provides the Company the flexibility of issuing additional Notes in the future in an unlimited amount; however, any issuance of such additional Notes would be subject to the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”. The Offered Notes, the Exchange Notes and any such additional Notes are collectively referred to as the “Notes” in this “Description of the Notes”.

Any Offered Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

Whenever the covenants or default provisions or definitions in the Indenture refer to an amount in U.S. dollars or euros, that amount will be deemed to refer to the U.S. Dollar Equivalent or the Euro Equivalent, respectively, of the amount of any obligation denominated in any other currency or currencies, including composite currencies.

Any other determination of the U.S. Dollar Equivalent or the Euro Equivalent for any purpose under the Indenture will be determined as of a date of determination as described in the definitions of “U.S. Dollar

Equivalent” and “Euro Equivalent” under “— Certain Definitions” and, in any case, no subsequent change in the U.S. Dollar Equivalent or the Euro Equivalent after the applicable date of determination will cause such determination to be modified.

Principal, Maturity and Interest

The Exchange Notes will be limited in aggregate principal amount to $500,000,000 and will mature on January 15, 2022 at par. Interest on the Notes will accrue at the rate of 6.875% per annum and will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2014, in the case of the Offered Notes, to holders of record on the immediately preceding January 1 and July 1. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid on the Offered Notes exchanged therefor or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes will be issued in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Paying Agents and Registrar for the Notes

Principal of, premium, if any, and interest on the Notes will be payable in U.S. dollars at the office or agency of the Company maintained for such purpose in the continental United States and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Company for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to holders of the Notes at their respective addresses set forth in the register of holders; provided, however, that all payments with respect to Notes the holders of which have given wire transfer instructions to the Company or a Paying Agent will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. The principal of the Notes will be payable only upon surrender of any Note at the Corporate Trust Office of the Trustee or at the specified offices of any other Paying Agent.

If the due date for payment of the principal in respect of any Note is not a business day at the place in which it is presented for payment, the holder thereof will not be entitled to payment of the amount due until the next succeeding business day at such place and will not be entitled to any further interest or other payment in respect of any such delay.

The Indenture provides that any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, premium, if any, and interest on any Note and remaining unclaimed for two years after such principal, premium, if any, and interest have become due and payable will be paid to the Company, and will be discharged from such trust; and the holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money will thereupon cease.

The Corporate Trust Office of the Trustee in New York will initially be designated as the Company’s Registrar, Transfer Agent and Paying Agent for payments with respect to the Notes. So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Company will maintain a Paying Agent in Luxembourg. The Bank of New York Mellon (Luxembourg) S.A. will initially be designated as the Company’s Paying Agent in Luxembourg and as the Company’s agent where Notes may be surrendered for registration of transfer and exchange. The Company may at any time designate one or more additional Paying Agents, Registrars or transfer agents or rescind the designation of any Paying Agent, Registrar or transfer agent or approve a change in the office through which any Paying Agent, Registrar or transfer agent acts, except that the Company will be required to maintain a paying agent in the continental United States. The Company will give notice to each holder of Notes, in the manner described under the caption “— Notices”, of any change in Paying Agents, Registrars or transfer agents.

Subsidiary Guarantees

General

The obligations of each Guarantor under its Subsidiary Guarantee will be general senior, unsecured obligations of such Guarantor, ranking pari passu in right of payment with all other senior indebtedness of such Guarantor and senior in right of payment to any subordinated indebtedness of such Guarantor. The Subsidiary Guarantees will be joint and several obligations of the Guarantors. Holders of existing and future secured indebtedness of the Guarantors, including loans under the existing Credit Facilities (including the senior facilities and the French revolving facility) will have claims with respect to the assets constituting collateral for such secured indebtedness that are superior to the claims of the holders of the Notes.

The Indenture provides that the obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under bankruptcy, fraudulent conveyance and fraudulent transfer and similar laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance. In addition, the obligations of each Guarantor under its Subsidiary Guarantee shall be limited to the extent required by applicable law.

Guarantors

Only certain Subsidiaries of the Company will guarantee the Notes. On the issue date, the Notes will be fully and unconditionally guaranteed by CGG Holding B.V., CGG Marine B.V., CGG Marine Resources Norge A/S, CGG Holding (U.S.) Inc., CGG Services (U.S.) Inc., Veritas Investments Inc., CGG Land (U.S.) Inc., Viking Maritime Inc., Veritas Geophysical (Mexico) LLC, Alitheia Resources Inc. and CGG Canada Services Ltd. (collectively, the “Services Guarantors”), and Sercel, Inc., Sercel-GRC Corp., Sercel Canada Ltd. and Sercel Australia Pty Ltd. (collectively, the “Equipment Guarantors”, and together with the Services Guarantors, the “Initial Guarantors”). For more information about the Initial Guarantors, see Note 31 and Note 32 to the Company’s consolidated annual financial statements incorporated by reference in this prospectus. The Company’s other Subsidiaries will not initially guarantee the Notes and, in certain circumstances described below under the caption “— Release”, the Company may elect to have the Equipment Guarantors released from their Subsidiary Guarantees. In the event of a bankruptcy, liquidation or reorganization of any Subsidiary of the Company that is not a Guarantor, that Subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to the Company.

The Services Guarantors (excluding their subsidiaries that have not guaranteed the notes) generated, before consolidation entries, US$914.3 million of revenues, US$(509.7) million of operating income (loss) and US$(559.8) million of net income (loss) in the year ended December 31, 2013 and held US$7,204.6 million of total assets before consolidation entries as at December 31, 2013. . The Services Guarantors (excluding their subsidiaries that have not guaranteed the notes) generated, before consolidation entries, US$185.8 million of revenues, US$(4.4) million of operating loss and US$(42.4) million of net loss in the six months ended June 30, 2014 and held US$7,094.1 million of total assets before consolidation entries as at June 30, 2014.

The Equipment Guarantors (excluding their subsidiaries that have not guaranteed the notes) generated, before consolidation entries, US$440.2 million of revenues, US$120.1 million of operating income and US$83.0 million of net income in the year ended December 31, 2013 and held US$476.2 million of total assets before consolidation entries as at December 31, 2013. The Equipment Guarantors (excluding their subsidiaries that have not guaranteed the notes) generated, before consolidation entries, US$80.3 million of revenues, US$26.5 million of operating income and US$17.8 million of net income (loss) in the six months ended June 30, 2014 and held US$469.5 million of total assets before consolidation entries as at March 31, 2014. The revenues, operating income, net income and assets of the Equipment Guarantors are included in those of the Initial

Guarantors. In the circumstances described under the caption “Certain Covenants — Guarantees of Certain Indebtedness by Restricted Subsidiaries” the Indenture will require certain of the Company’s other Subsidiaries to become Guarantors. For more information about the Initial Guarantors, see “General Information”.

The Initial Guarantors represented 36% of our consolidated revenues in the year ended December 31, 2013 and 93% of our consolidated assets as at December 31, 2013. The Initial Guarantors represented 33% of our consolidated revenues in the six months ended June 30, 2014 and 96% of our consolidated assets as at June 30, 2014.

In addition, a Restricted Subsidiary may become a Guarantor, at its option, by executing a supplemental indenture providing for a Subsidiary Guarantee in accordance with the provisions of the Indenture.

Release

The Indenture provides that, in the event of (a) a transfer, conveyance, sale or other disposition of any Capital Stock of Sercel S.A. or the Equipment Guarantors or (b) the issue by Sercel S.A. or the Equipment Guarantor of any Equity Interests, in either case to any Person other than the Company or a Restricted Subsidiary of the Company, the Company may elect to have the Equipment Guarantor released and relieved of any obligations under their Subsidiary Guarantees, provided that the Net Proceeds of such issuance, transfer, conveyance, sale or other disposition are applied in accordance with the covenant described below under the caption “— Put Option of Holders — Asset Sales” and the Equipment Guarantors have no other guarantees of Indebtedness of the Company or any other Guarantors (other than Permitted Guarantees) then outstanding. If a Restricted Subsidiary has become a Guarantor at its option, it may thereafter be released and relieved of its obligations under its Subsidiary Guarantee at its option, provided that such Guarantor has no guarantee of Indebtedness of the Company or any Guarantor (other than Permitted Guarantees) then outstanding. The Indenture further provides that, for purposes of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”, the release of any Subsidiary Guarantee pursuant to provisions described in this paragraph shall be deemed to be an incurrence by the Restricted Subsidiary whose Subsidiary Guarantee is being released of all Indebtedness then held by such Restricted Subsidiary.

The Indenture provides that, in the event of a transfer, conveyance, sale or other disposition (including by way of merger or consolidation) of all or substantially all of the assets or all of the Capital Stock of any Guarantor, then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and the Indenture, provided that the Net Proceeds of such transfer, conveyance, sale or other disposition are applied in accordance with the covenant described below under the caption “— Put Option of Holders — Asset Sales”. A Guarantor will likewise be released and relieved of its obligations under its Subsidiary Guarantee upon the release of any guarantee of Indebtedness of the Company that required such Guarantor to guarantee the Notes pursuant to the covenant described below under the caption “— Certain Covenants — Guarantees of Certain Indebtedness by Restricted Subsidiaries” except a discharge or release by or as a result of direct payment under such guarantee, provided that the Guarantor has no other guarantee of Indebtedness of the Company or any Guarantor (other than Permitted Guarantees) then outstanding. The Indenture also provides that, if the Board of Directors designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and the Indenture, provided that such designation is conducted in accordance with the applicable provisions of the Indenture.

Merger or Consolidation

The Indenture provides that, for so long as a Restricted Subsidiary provides a Subsidiary Guarantee pursuant to the terms of the Indenture, such Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor), unless:

(a) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) shall execute a Subsidiary Guarantee and deliver an opinion of counsel in accordance with the terms of the Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default exists;

(c) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have a Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and

(d) the Company would be permitted by virtue of the Company’s pro forma Consolidated Interest Coverage Ratio, immediately after giving effect to such transaction, to incur at least €1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”.

Optional Redemption

Optional Redemption of Notes prior to July 15, 2017 upon Qualified Equity Offering

At any time prior to July 15, 2017, the Company may redeem on any one or more occasions Notes (including Exchange Notes) representing up to 35% of the sum of the aggregate principal amount of the Offered Notes plus any other Notes originally issued under the Indenture after the Issue Date (but excluding for this purpose any Exchange Notes) at a redemption price of 106.875% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings, provided that (a) Notes (including Exchange Notes) representing at least 65% of the sum of the aggregate principal amount of the Offered Notes plus any other Notes originally issued under the Indenture after the Issue Date remain outstanding immediately after the occurrence of each such redemption and (b) such redemption occurs within 90 days of the date of the closing of each such Qualified Equity Offering.

Optional Redemption of Notes prior to July 15, 2017

At any time prior to July 15, 2017 the Company may redeem the Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption.

Optional Redemption of Notes on or after July 15, 2017

The Notes will also be redeemable at the Company’s option on or after July 15, 2017, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning July 15 of the years indicated below:

Year	Note Redemption Price
2017	105.156%
2018	103.438%
2019	101.719%
2020 and thereafter	100.000%

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(a) if the Notes are listed, in compliance with the requirements of the principal securities exchange on which the Notes are listed; or

(b) if the Notes are not so listed, on a pro rata basis, in accordance with the procedures of the applicable depository, if any.

No Notes of $200,000 or less shall be redeemed in part.

Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. For so long as the Notes are listed on the Luxembourg Stock Exchange and for so long as the rules of such exchange require, notices of redemption will be published once by the Trustee, not less than five business days prior to the redemption date, in a newspaper having general circulation in Luxembourg, which is expected to be Luxemburger Wort or if such newspaper ceases to be published or timely publication in it will not be practicable, in such other newspaper as the Trustee deems necessary to give fair and reasonable notice to the holders of Notes. Notices may also be published on the internet site of the Luxembourg Stock Exchange at www.bourse.lu.

Except as set forth under “Redemption for Taxation Reasons”, any notice of redemption may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder thereof upon surrender of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption.

Redemption for Taxation Reasons

The Indenture provides that the Company may at any time unconditionally redeem, in whole but not in part, the outstanding Notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption if it or any Guarantor has become or would become obligated to pay any Additional Amounts (as defined under the caption “— Additional Amounts”) in respect of the Notes as a result of:

(a) (1) any change in or amendment to the laws or treaties (or regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined under the caption “— Additional Amounts”) or (2) any change in or amendment to any official position regarding the application or interpretation of such laws, treaties, regulations or rulings, which change or amendment is announced and becomes effective on or after the date of the Indenture (or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the date of the Indenture, such later date); and

(b) such obligation cannot be avoided by the Company or any such Guarantor taking reasonable measures available to it.

Notwithstanding the preceding, no notice of redemption will be given earlier than 60 days prior to the earliest date on which the Company could be obligated to pay such Additional Amounts if a payment in respect of the Notes was then due. Prior to giving notice of any such redemption, the Company will deliver to the Trustee (y) an Officers’ Certificate stating that the obligation to pay Additional Amounts cannot be avoided by the Company or any such Guarantor taking reasonable measures available to it and (z) a written opinion of an independent legal counsel to the Company to the effect that the circumstances referred to above exist.

Additional Amounts

The Indenture provides that payments made by or on behalf of the Company or any Guarantor under or with respect to the Notes or the Subsidiary Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including without limitation, penalties, interest and any other liability with respect thereto) (“Taxes”) imposed or levied by or on behalf of any jurisdiction in which the Company or any Guarantor (including any successor entities) is then organized or resident for tax purposes or any political subdivision thereof or therein or any jurisdiction by or through which payment is made (each, a “Relevant Taxing Jurisdiction”), unless the Company or any Guarantor (or any Paying Agent) is required to withhold or deduct Taxes under the laws of the Relevant Taxing Jurisdiction or by the interpretation or administration thereof by the relevant taxing authority. If the Company or any Guarantor (or any Paying Agent) is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or the Subsidiary Guarantees, the Company or any such Guarantor (and each Paying Agent) will pay to each holder of the Notes that are outstanding on the date of the required payment, such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by such holder (including the Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted, provided that no Additional Amounts will be payable with respect to any Note:

(a) surrendered by the holder thereof for payment of principal more than 30 days after the later of (1) the date on which such payment first became due and (2) if the full amount payable has not been received by or on behalf of the relevant holder on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders by the Trustee, except to the extent that the holder would have been entitled to such Additional Amounts on surrendering such Note for payment on any day during the applicable 30-day period;

(b) if any tax, assessment or other governmental charge is imposed or withheld by reason of the failure to comply by the holder or, if different, the beneficial owner (ayant-droit) of the Note with a request addressed to such holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such holder or beneficial owner which is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge;

(c) held by or on behalf of a holder who is liable for Taxes in respect of such Note by reason of having some connection with the Relevant Taxing Jurisdiction other than the mere purchase, holding or disposition of any Note, or the receipt of payments made by or on behalf of the Company or any Guarantor in respect thereof or any Subsidiary Guarantee, including, without limitation, such holder being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein;

(d) on account of any estate, inheritance, gift, sale, transfer, personal property or other similar tax, assessment or other governmental charge;

(e) except in the case of the winding up of the Company or any Guarantor, any Note surrendered for payment in the Republic of France;

(f) any withholding or deduction imposed on a payment to an individual which is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any agreement between the European Community and any jurisdiction providing for equivalent measures;

(g) as a result of any combination of (a), (b), (c), (d), (e) or (f) or with respect to any payment made by or on behalf of the Company or any Guarantor in respect of any Note or Subsidiary Guarantee to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary or settlor or beneficial owner been the holder; or

(h) if any withholding or deduction imposed or levied on a payment to a Luxembourg resident individual is required to be made pursuant to the Luxembourg law of 23 December 2005.

The Company or any Guarantor will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will furnish, within 60 days after the date the payment of any Taxes is due pursuant to applicable law, to the Trustee, copies of tax receipts (to the extent received from the relevant tax authorities in the usual course or as generally provided) evidencing that such payment has been made by the Company or any Guarantor. The Trustee will make such evidence available to the holders upon request.

At least 30 days prior to each date on which any payment under or with respect to the Notes or the Subsidiary Guarantees is due and payable, if the Company or any Guarantor becomes obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes or the Subsidiary Guarantees is due and payable, in which case it will be promptly thereafter and in any case before the relevant payment date), the Company will deliver to each Paying Agent an Officers’ Certificate stating the fact that such Additional Amounts will be payable, and the amount so payable and will set forth such other information as necessary to enable such Paying Agent to pay such Additional Amounts to the holders of the Notes on the payment date. Whenever in the Indenture or this prospectus there is mentioned, in any context, (a) the payment of principal (and premium, if any), (b) purchase prices in connection with a purchase of the Notes, (c) interest or (d) any other amount payable on or with respect to any of the Notes or the Subsidiary Guarantees, such mention is deemed to include mention of the payment of Additional Amounts provided for in this section to the extent, that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Company or a Guarantor, as the case may be, will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in the United States, the Republic of France or in any jurisdiction in which a Paying Agent is located from the initial issue or registration of the Notes or on the enforcement of any payments with respect to the Notes or any Subsidiary Guarantee.

The obligations of the Company or any Guarantor described in this “— Additional Amounts” section will survive any termination, defeasance or satisfaction and discharge of the Indenture, any transfer by a holder or beneficial owner of its notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer or any Guarantor is incorporated, engaged in business for tax purposes or resident for tax purposes or any jurisdiction from or through which such Person makes any payment on the Notes and any department or any political subdivision thereof or therein.

Mandatory Redemption

Except as set forth below under the caption “— Put Option of Holders”, the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Put Option of Holders

Change of Control

The Indenture provides that, upon the occurrence of a Change of Control, each holder will have the right to require the Company to purchase all or any portion (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of the holder’s Notes, pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase (the “Change of Control Payment”).

Within 30 days following a Change of Control, the Company will give notice to each holder of Notes, in the manner described under the caption “— Notices”, and the Trustee describing the transaction that constitutes the Change of Control and offering to purchase the Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is given (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The

Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

On or before the Change of Control Payment Date, the Company will, to the extent lawful:

(a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly deliver to each holder of the Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. In addition, the Company could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that could affect the Company’s capital structure or the value of the Notes, but that would not constitute a Change of Control. The occurrence of a Change of Control may result in a default under the agreement governing other senior indebtedness of the Company, including the US revolving facility and the French revolving facility, giving the lenders thereunder the right to require the Company to repay all outstanding obligations thereunder, possibly limiting the Company’s ability to purchase the Notes upon a Change of Control. The Company’s ability to purchase the Notes following a Change of Control may also be limited by the Company’s then existing financial resources. Should a Change of Control occur at a time when the Company lacks sufficient funds to make the Change of Control Payments or is prohibited from purchasing the Notes under instruments governing other senior indebtedness (and the Company is unable to obtain the consent of the holders of such senior indebtedness or to prepay such senior indebtedness), an Event of Default would occur under the Indenture. See “— Events of Default and Remedies”. See “Risk Factors — Risks Related to the Notes — Although the occurrence of specific change of control events affecting us will permit you to require us to repurchase your notes, we may not be able to repurchase your notes”.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The provisions of the Indenture relating to the Company’s obligation to make a Change of Control Offer may be waived or modified, prior to the occurrence of a Change of Control, with the written consent of the holders of a majority in aggregate principal amount of the then outstanding Notes.

A “Change of Control” will be deemed to have occurred upon the occurrence of any of the following:

(a) the sale, lease, transfer, conveyance or other disposition (other than by merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole;

(b) the adoption, by holders of Capital Stock of the Company, of a voluntary plan relating to the liquidation or dissolution of the Company;

(c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d) (3) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding Voting Stock of the Company; or

(d) the first day on which more than a majority of the members of the Board of Directors are not Continuing Directors;

provided, however, that a transaction in which the Company becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if (1) the shareholders of the Company immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of such other Person immediately following the consummation of such transaction and (2) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person), “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Company.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the Issue Date or (b) was nominated for election to the Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least a majority of the members of the Board of Directors who were members of the Board of Directors on the Issue Date or who were so elected to the Board of Directors thereafter.

The definition of Change of Control includes an event by which the Company sells, leases, transfers, conveys or otherwise disposes of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Subsidiaries, taken as a whole, may be uncertain. In addition, holders of the Notes should note that case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, issuers may nevertheless avoid triggering a change of control under clauses similar to clause (d) of the definition of “Change of Control” if the outgoing directors were to approve the new directors for the purposes of that clause.

Asset Sales

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in accordance with the definition of such term set out below under the caption “— Certain Definitions”, the results of which determination shall be set forth in an Officers’ Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(b) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents;

provided, however, that the amount of (1) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or the Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, (2) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted within 180 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) and (3) any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value (determined in accordance with the definition of such term set out below under the caption “— Certain Definitions”, the results of which determination shall be set forth in an Officer’s Certificate delivered to the Trustee) taken together with all other Designated Non-Cash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed the greater of €100,000,000 and 2% of the Company’s Consolidated Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash for purposes of this provision.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply such Net Proceeds to (a) permanently repay the principal of any Indebtedness of the Company ranking in right of payment at least pari passu with the Notes or any Indebtedness of such Restricted Subsidiary (provided that if such Restricted Subsidiary is a Guarantor, then such Indebtedness shall rank in right of payment at least pari passu with its Subsidiary Guarantee), (b) make capital expenditures in respect of Strategic Assets or (c) acquire (including by way of a purchase of assets or a majority of the Voting Stock of a Person, by merger, by consolidation or otherwise) Strategic Assets, provided that if the Company or such Restricted Subsidiary enters into a binding agreement to acquire such Strategic Assets within such 365-day period, but the consummation of the transactions under such agreement has not occurred within such 365-day period and such agreement has not been terminated, then such 365-day period will be extended by 90 days to permit such consummation. If such consummation does not occur, or such agreement is terminated within such 90-day extension period, then the Company may apply, or cause such Restricted Subsidiary to apply, within 90 days after the end of such initial 90-day extension period or the effective date of such termination, whichever is earlier, such Net Proceeds as provided in clauses (a) through (c) of this paragraph. Pending the final application of any such Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce outstanding revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (a) through (c) of this paragraph will be deemed to constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds €20,000,000, the Company will be required to make an offer to all holders of the Notes (an “Asset Sale Offer”) to purchase the maximum principal amount of the Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture; provided, however, that, if the Company is required to apply such Excess Proceeds to purchase, or to offer to purchase, any Pari Passu Indebtedness, the Company shall only be required to offer to purchase the maximum principal amount of the Notes that may be purchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of the Notes outstanding and the denominator of which is the aggregate principal amount of the Notes outstanding plus the aggregate principal amount of Pari Passu Indebtedness outstanding. To the extent that the aggregate principal amount of the Notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to purchase, the Company may use any remaining Excess Proceeds for general corporate purposes in any manner not prohibited by the Indenture. If the aggregate principal amount of the Notes surrendered by holders thereof exceeds the amount that the Company is required to purchase, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

The Company will not, and will not permit any Restricted Subsidiary to, enter into or suffer to exist any agreement (other than any agreement governing the Company’s or any Restricted Subsidiary’s Credit Facilities) that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make an Asset Sale Offer. The agreements governing the Company’s existing Credit Facilities contain and the agreements governing the Company’s future Credit Facilities may contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the holders of Notes of their right to require the Company to repurchase the Notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company’s ability to pay cash to the holders of Notes upon a repurchase may be limited by the Company’s then existing financial resources. See “Risk Factors — Risks Related to the Notes”.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of the Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

Certain Covenants

Restricted Payments

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(a) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any of its Restricted Subsidiaries (other than any such Equity Interests owned by the Company or any of its Restricted Subsidiaries);

(b) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, except a payment of interest or principal at Stated Maturity; or

(c) make any Restricted Investment,

(all such payments and other actions set forth in clauses (a) through (c) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least €1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock”; and

(3) such Restricted Payment, together with (x) the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Reference Date (excluding Restricted Payments permitted by clauses (b) through (e) and, to the extent deducted in computing Consolidated Net Income, (f) and (g) of the next succeeding paragraph), and (y) the aggregate amount of all dividends and other payments or distributions paid subsequent to the Reference Date on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s Equity Interests in their capacity as such (other than (i) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company, (ii) dividends or distributions payable to the Company or any of its Restricted Subsidiaries or (iii) if the Restricted Subsidiary making such dividend is not a Wholly Owned Restricted Subsidiary, dividends to its shareholders on a pro rata basis), is less than the sum (without duplication) of the following:

(A) 50% of the cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 2005 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B) 100% of the aggregate of (1) the net cash proceeds and (2) the fair market value of Strategic Assets transferred or conveyed to the Company (as valued at the time of transfer or conveyance to the Company, and as determined in the manner contemplated by the definition of the term “fair market value”), in each case received by the Company since the Reference Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issuance or sale of Disqualified Stock or debt securities of the Company that have been converted into, or exchanged or redeemed for, such Equity Interests (other than any such Equity Interests, Disqualified Stock or convertible debt securities sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into, or exchanged or redeemed for, Disqualified Stock); plus

(C) to the extent that any Restricted Investment that was made after the Reference Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(D) if any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the lesser of (1) an amount equal to the fair market value of the Investments previously made by the Company and its Restricted Subsidiaries in such Subsidiary as of the date of redesignation and (2) the amount of such Investments.

The preceding provisions will not prohibit any of the following:

(a) the payment of any dividend within 60 days after the date of declaration thereof if at said date of declaration such payment would have complied with the provisions of the Indenture;

(b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or any Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, purchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(B) of the preceding paragraph;

(c) the defeasance, redemption, purchase, retirement or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(d) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the Company or any of its Restricted Subsidiaries;

(e) repurchases of Equity Interests deemed to occur upon exercise of stock options, if such Equity Interests represent a portion of the exercise price of such stock options;

(f) so long as no Default has occurred and is continuing, the repurchase or other acquisition for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company for allocation (as a free allocation or otherwise) to directors, officers and employees of the Company and its Restricted Subsidiaries not in excess of €2,500,000 in any 12-month period;

(g) so long as no Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company’s (or any of its Restricted Subsidiaries’) management pursuant to any management equity subscription agreement or stock option agreement in effect as of the Issue Date; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed €1,000,000 in any 12-month period;

(h) loans or advances in the ordinary course of business to Affiliates or Persons with which the Company or a Subsidiary may have contractual arrangements in any jurisdiction reasonably necessary to be made in connection with conducting the business of the Company or a Subsidiary in such jurisdiction in a form that is customary to address foreign investment regulation or practice in such jurisdiction, in an aggregate amount not to exceed €2,000,000 outstanding at any one time;

(i) so long as no Default has occurred and is continuing, advances constituting Investments or loans to directors, officers and employees of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of €1,000,000 at any one time outstanding; and

(j) other Restricted Payments not to exceed €15,000,000 in the aggregate.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in the manner contemplated by the definition of the term “fair market value”, and the results of such determination shall be evidenced by an Officers’ Certificate delivered to the Trustee.

Incurrence of Indebtedness and Issuance of Disqualified Stock

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur” or an “incurrence”) any Indebtedness (including, without limitation, any Acquired Indebtedness) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock or any Disqualified Stock; provided, however, that the Company or any Guarantor may incur Indebtedness or issue Disqualified Stock, and any Restricted Subsidiary may incur Acquired Indebtedness, in each case if the Consolidated Interest Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 3.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness or Disqualified Stock had been issued or incurred, as the case may be, at the beginning of such four-quarter period.

The preceding paragraph will not apply to the incurrence by the Company or any of its Restricted Subsidiaries of any of the following Indebtedness:

(a) Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) €500,000,000, plus any fees, premiums, expenses (including costs of collection), indemnities and similar amounts payable in connection with such Indebtedness, and less any amounts derived from Asset Sales and applied to the permanent reduction of Indebtedness under Credit Facilities in accordance with the covenant described under the caption “— Put Option of Holders — Asset Sales” and (y) 10% of the Company’s Consolidated Total Assets;

(b) Existing Indebtedness;

(c) Hedging Obligations;

(d) Indebtedness represented by the Offered Notes, the Exchange Notes issued in connection with the Exchange Offer or the Subsidiary Guarantees;

(e) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, provided that (1) if the Company or any Guarantor is the obligor on such Indebtedness, then the Indebtedness must be unsecured and expressly subordinated in right of payment to the Company’s obligations with respect to the Notes or such Guarantor’s obligations under its Subsidiary Guarantee, as the case may be, and (2) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, as of the date of such issuance, sale or other transfer that is not permitted by this clause (e);

(f) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of business, including guarantees or obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(g) Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations (or any guarantee thereof or indemnity with respect thereto), in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (g), not to exceed €50,000,000 at any time outstanding;

(h) the guarantee by the Company of Indebtedness of any of its Restricted Subsidiaries or by any Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary, in each case, that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated in right of payment to the Notes or a Subsidiary Guarantee, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

(i) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries incurred in the ordinary course of business in connection with cash pooling or other cash management arrangements;

(j) Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness incurred pursuant to the first paragraph and clauses (b), (d) and (j) of the second paragraph of this covenant;

(k) Indebtedness of Restricted Subsidiaries of the Company (other than Guarantors) in an aggregate principal amount not to exceed 5% of the Company’s Consolidated Total Assets minus the sum of all Indebtedness of Restricted Subsidiaries of the Company (other than Guarantors) then outstanding; and

(l) any additional Indebtedness of the Company or any Guarantor in an aggregate principal amount not in excess of €50,000,000 at any one time outstanding and any guarantee thereof.

The Indenture also provides that the Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Subsidiary Guarantees of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or of such Guarantor, as the case may be; provided, however, that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Disqualified Stock” covenant, if an item of proposed Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (l) of the second paragraph, or is entitled to be incurred pursuant to the first paragraph, of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant.

The reclassification as Indebtedness of operating leases due to a change in accounting principles will not be deemed to be an incurrence of Indebtedness for the purposes of this covenant.

Liens

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens, to secure (a) any Indebtedness of the Company or such Restricted Subsidiary (if it is not also a Guarantor), unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured, or (b) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantee of such Guarantor is equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the Notes or any Subsidiary Guarantee, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantee, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Subsidiary Guarantee. The incurrence of secured Indebtedness by the Company and its Restricted Subsidiaries is subject to further limitations on the incurrence of Indebtedness as described under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock”.

Sale-and-Leaseback Transactions

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale-and-leaseback transaction; provided, however, that the Company or any Restricted Subsidiary, as applicable, may enter into a sale-and-leaseback transaction if:

(a) the Company or such Restricted Subsidiary could have (1) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale-and-leaseback transaction pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock” and (2) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “— Liens”;

(b) the gross cash proceeds of such sale-and-leaseback transaction are at least equal to the fair market value (as determined in accordance with the definition of such term, the results of which determination shall be set forth in an Officers’ Certificate delivered to the Trustee) of the property that is the subject of such sale-and-leaseback transaction; and

(c) the transfer of assets in such sale-and-leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “— Put Option of Holders — Asset Sales”, if applicable.

Issuances and Sales of Capital Stock of Restricted Subsidiaries

The Indenture provides that the Company (a) will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Company to any Person other than the Company or a Restricted Subsidiary of the Company, and (b) will not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests to any Person other than to the Company or a Restricted Subsidiary of the Company (except, in the case of both clauses (a) and (b) above, as required in the manner described in clause (b) under the definition of “Wholly Owned Restricted Subsidiary”, provided that the business and management of the Restricted Subsidiary is, by contract or otherwise, controlled by the Company), unless:

(a) the Net Proceeds from such issuance, transfer, conveyance, sale or other disposition are applied in accordance with the covenant described above under the caption “— Put Option of Holders — Asset Sales” and

(b) immediately after giving effect to such transfer, conveyance, sale or other disposition, such Restricted Subsidiary either continues to be a Restricted Subsidiary or, if such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, any remaining Investment in such Restricted Subsidiary would have been permitted to be made under the covenant described above under the caption “— Restricted Payments” if made on the date of such transfer, conveyance, sale or other disposition.

For purposes of this covenant, the creation or perfection of a Lien on any Capital Stock of a Restricted Subsidiary of the Company to secure any Indebtedness of the Company or any of its Restricted Subsidiaries will not be deemed to be a disposition of such Capital Stock, provided that any sale by the secured party of such Capital Stock following foreclosure of its Lien will be subject to this covenant.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to do any of the following:

(a) (1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or (2) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

(1) agreements governing Credit Facilities or Existing Indebtedness, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such agreements and amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially less favorable to the holders of the Notes, taken as a whole, with respect to such dividend and other payment restrictions, than those contained, in the case of Credit Facilities, in agreements governing Credit Facilities or, in the case of Existing Indebtedness, in agreements governing such Existing Indebtedness, in either case as in effect on the date of the Indenture;

(2) the Indenture, the Notes, the Exchange Notes issued in connection with the Exchange Offer and the Subsidiary Guarantees;

(3) any agreement for the sale or other disposition of Equity Interests in a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5) by reason of customary provisions restricting the subletting or assignment of any lease or the transfer of copyrighted or patented materials;

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired;

(7) customary provisions in agreements for the sale of property or assets;

(8) customary provisions in agreements that restrict the assignment of such agreements or rights thereunder;

(9) provisions with respect to the disposition or distribution of assets or property in any joint venture agreement, assets sale agreement, stock sale agreement or other similar agreement, in each case entered into in the ordinary course of business, but in each case only to the extent such encumbrance or restriction relates to the transfer of the property, or encumbers or restricts the assets, subject to such agreement;

(10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(11) Permitted Refinancing Indebtedness, provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially less favorable to the holders of the Notes, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(12) any Liens not prohibited by the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens; or

(13) applicable law.

Transactions with Affiliates

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(a) such Affiliate Transaction is in writing and on terms that, when taken as a whole, are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary; and

(b) the Company delivers to the Trustee (1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of €2,000,000, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above and (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of €5,000,000, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (3) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of €15,000,000, an opinion as to the fairness to the Company or the relevant Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm that is, in the judgment of the Board of Directors, qualified to render such opinion and is independent with respect to the Company;

provided, however, that the following shall be deemed not to be Affiliate Transactions:

(A) any employment agreement or other employee compensation plan or arrangement (including stock option plans) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

(B) transactions between or among the Company and its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of any such transaction);

(C) loans or advances to officers, directors and employees of the Company or any of its Restricted Subsidiaries made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed €10,000,000 outstanding at any one time;

(D) indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by provisions of the organizational documents of the Company or such Restricted Subsidiary or applicable law;

(E) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Subsidiary;

(F) any agreement or arrangement in effect as of the Issue Date or any amendment thereto or replacement thereof or any transaction contemplated thereby (including pursuant to any amendment or replacement agreement) so long as any such amendment or replacement agreement, taken as a whole, is no more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date;

(G) Restricted Payments and Permitted Investments that are permitted by the provisions of the Indenture described above under the caption “— Restricted Payments” or the declaration or payment of any dividend or the making of any other payment or distribution described in sub-clause (y) of clause (3) of the first paragraph of the covenant described under the caption “— Restricted Payments” which does not constitute an Event of Default pursuant to clause (e) under the caption “— Events of Default and Remedies”; and

(H) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person.

Guarantees of Certain Indebtedness by Restricted Subsidiaries

The Indenture provides that the Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee any Indebtedness of the Company or any Guarantor (the “Other Company Indebtedness”) other than Permitted Guarantees unless such Restricted Subsidiary (if it is not already a Guarantor) contemporaneously executes and delivers a Subsidiary Guarantee and a supplemental indenture to the Indenture in accordance with its terms, which Subsidiary Guarantee will be senior to such Restricted Subsidiary’s guarantee of such Other Company Indebtedness if such Other Company Indebtedness so guaranteed is subordinated Indebtedness.

Conduct of Business

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than the business being conducted on the Issue Date and such other businesses as are reasonably necessary or desirable to facilitate the conduct and operation of, or ancillary or reasonably related to, such businesses, except to the extent as would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

Anti-Layering

The Indenture provides that the Company will not and will not permit any Guarantor to incur, directly or indirectly, any Indebtedness that is subordinated in right of payment to any Indebtedness of the Company or the Guarantor, as the case may be, unless the Indebtedness so incurred is either pari passu with, or subordinated in right of payment to, the Notes or the relevant Subsidiary Guarantee, as the case may be.

Unsecured Indebtedness will not be deemed to be subordinated in right of payment to secured Indebtedness solely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinated in right of payment to Indebtedness that is so guaranteed solely because it is not so guaranteed.

Reports

Whether or not the Company is required to do so by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will file with the Commission (unless the Commission will not accept such a filing):

(i) within the time periods specified in the Commission’s rules and regulations, all annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Form 20-F, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a report thereon by the Company’s certified independent accountants; and

(ii) within 60 days after the end of each of the first and third quarters of each fiscal year (and within 75 days after the end of the second quarter of each fiscal year), reports on Form 6-K, or any successor form, attaching (a) unaudited consolidated financial statements for the Company for the period then ended (and the comparable period in the prior year), in each case prepared in accordance with GAAP (as in effect on the date of such report or financial information) and (b) the information relating to the Company described in Item 5 of Form 20-F (i.e., Operating and Financial Review and Prospects).

Within 15 days of filing, or attempting to file, such information with the Commission, the Company shall furnish such information to the holders of the Notes.

For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the above information will also be made available in Luxembourg, free of charge, through the offices of the Paying Agent in Luxembourg.

In addition, the Company will furnish to the holders of the Notes and to prospective investors, upon the requests of such holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Future Designation of Restricted and Unrestricted Subsidiaries

The preceding covenants (including calculation of financial ratios and the determination of limitations on the incurrence of Indebtedness) may be affected by the designation by the Company of any existing or future Subsidiary of the Company as an Unrestricted Subsidiary, or by the redesignation by the Company of an Unrestricted Subsidiary as a Restricted Subsidiary.

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such designation, all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation, in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payments would be permitted by the terms of the Indenture at such time and if such Restricted Subsidiary otherwise meets the definition of “Unrestricted Subsidiary”. The Company may not designate any Restricted Subsidiary to be an Unrestricted Subsidiary at any time during which the Company maintains Investment Grade Status.

The Board of Directors may also redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation complies with the requirements of the Indenture described in the definition of “Unrestricted Subsidiary.” If the aggregate amount of all Restricted Payments calculated for purposes of the first paragraph of the covenant described under the caption “— Restricted Payments” above includes an Investment in an Unrestricted Subsidiary that subsequently becomes a Restricted Subsidiary pursuant to the terms of this paragraph, then the aggregate amount of such Restricted Payments will be reduced by the lesser of (a) an amount equal to the fair market value of the Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time it becomes a Restricted Subsidiary and (b) the amount of such Investments.

Any designation or redesignation pursuant to this covenant by the Board of Directors will be evidenced by the filing with the Trustee of a Board Resolution giving effect to such action and evidencing the valuation of any Investment relating thereto (as determined in good faith by the Board of Directors) and an Officers’ Certificate certifying that such action and valuation complied with the preceding requirements.

Effectiveness of Covenants and Events of Default

The covenants described under clauses (c) and (d) under “— Subsidiary Guarantees — Merger or Consolidation”, “— Certain Covenants — Restricted Payments”, “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”, “— Certain Covenants — Dividend and Other Payment Restrictions Affecting Subsidiaries”, “— Certain Covenants — Transactions with Affiliates”, “— Certain Covenants — Conduct of Business”, “— Put Option of Holders — Asset Sales”, clauses (a)(1), (b) and (c) under “— Certain Covenants — Sale-and-Leaseback Transactions”, and “— Certain Covenants — Issuances and Sales of Capital Stock of Restricted Subsidiaries” and the Events of Default described under clauses (e) and (f)(4) under “— Events of Default and Remedies” (collectively, the “Suspended Provisions”) will no longer be in effect upon the Company attaining Investment Grade Status. If at any time the Company’s credit rating is downgraded from Investment Grade Status, then the Suspended Provisions will thereafter be reinstated as if such covenants had never been suspended and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Company subsequently attains Investment Grade Status (in which event the Suspended Provisions shall again no longer be in effect for such time that the Company maintains Investment Grade Status); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture with respect to the Suspended Provisions based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the Company attains Investment Grade Status and before any reinstatement of such Suspended Provisions as provided above, or any actions taken at any time pursuant to any contractual obligation arising prior to such reinstatement, regardless of whether such actions or events would have been permitted if the applicable Suspended Provisions remained in effect during such period. There can be no assurance that the Notes will ever achieve Investment Grade Status or that any such rating, if achieved, will be maintained.

Events of Default and Remedies

The Indenture provides that each of the following constitutes an Event of Default:

(a) default for 30 days in the payment when due of interest on the Notes;

(b) default in payment when due of the principal of or premium, if any, on the Notes;

(c) failure by the Company to comply with the provisions described under the caption “— Put Option of Holders”;

(d) failure by the Company for 30 days after it receives written notice from the Trustee or at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes;

(e) the declaration or payment of any dividend or the making of any other payment or distribution described in subclause (y) of clause (3) under the caption “— Certain Covenants — Restricted Payments”, which declaration, payment or distribution would not be permitted by the provisions described under the caption “— Certain Covenants — Restricted Payments” if it were treated as a Restricted Payment;

(f) the Company consolidates or merges (fusion) with or into (whether or not the Company is the surviving corporation), or sells, assigns, transfers, leases, conveys, demerges (scission) or otherwise disposes of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

(1) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance, demerger or other disposition shall have been made is a corporation organized or existing under the laws of the United States (or any state thereof or the District of Columbia), the Republic of France or any other member state of the European Union (as constituted on the Issue Date);

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance, demerger or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists;

(4) except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance, demerger or other disposition shall have been made:

(A) will have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

(B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least €1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”; and

(5) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an opinion of counsel stating that such consolidation, merger or disposition and any supplemental indenture in respect thereto comply with this provision and that all conditions precedent in the Indenture relating to such transaction or transactions have been complied with;

(g) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee exists on the date of the Indenture or is created after the date of the Indenture, which default (1) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness, including any extension thereof (a “Payment Default”), or (2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of €50,000,000 and provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(h) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (not covered by insurance) aggregating in excess of €50,000,000, which judgments are not paid, discharged or stayed for a period of 60 days;

(i) failure by any Guarantor to perform any covenant set forth in its Subsidiary Guarantee, or the repudiation by any Guarantor of its obligations under its Subsidiary Guarantee or the unenforceability of any Subsidiary Guarantee for any reason other than as provided in the Indenture; and

(j) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary.

If any Event of Default occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes may, by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. The holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except non-payment of principal, interest or premium that have become due solely because of such acceleration) have been cured or waived. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

The holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of or interest on the Notes.

The Company will be required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company will be required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of the obligations of itself and the Guarantors discharged with respect to the outstanding Notes and the Subsidiary Guarantees, respectively (“Legal Defeasance”), except for:

(a) the rights of holders of outstanding Notes to receive payments in respect of the principal of and premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

(b) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of transfer or exchange of the Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and any Guarantor’s obligations in connection with them; and

(d) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. If Covenant Defeasance occurs, certain other events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars or non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of and premium and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service and the French tax authority a ruling or (B) since the date of the Indenture, there has been a change in the applicable income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal or French income tax purposes, respectively, as a result of such Legal Defeasance and will be subject to U.S. federal or French income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal or French income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal or French income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either (A) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or (B) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 550th day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6) the Company must have delivered to the Trustee an opinion of counsel to the effect that, after the 550th day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(8) the Company must deliver to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment and Waiver

Except as provided below, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes).

Without the consent of each holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting holder):

(a) reduce the principal amount of the Notes whose holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or purchase of the Notes by the Company;

(c) reduce the rate of or change the time for payment of interest on any Note;

(d) waive a Default or Event of Default in the payment of principal of or premium or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the Notes;

(f) make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of the Notes to receive payments of principal of or premium or interest on the Notes;

(g) waive a redemption or repurchase payment with respect to any Note;

(h) make any change in the ranking of the Notes relative to other Indebtedness of the Company or the Subsidiary Guarantees relative to other Indebtedness of the Guarantors, in either case in a manner adverse to the holders;

(i) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(j) make any change in the provisions described under the caption “— Additional Amounts” in a manner adverse to the holders; or

(k) make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the foregoing, without the consent of any holder of the Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s properties or assets, to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not materially adversely affect the legal rights under the Indenture of any such holder, to secure the Notes pursuant to the requirements of the covenant described above under the caption “— Certain Covenants — Liens” or to add any Guarantor or to release any Guarantor from its Subsidiary Guarantee, in each case as provided in the Indenture, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver, amendment or supplement of any terms or provisions of the Indenture or the Notes, unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend or supplement in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the Notes, cash in U.S. dollars or non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not previously delivered to the Trustee for cancellation, including principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company and each Guarantor has paid or caused to be paid all other sums payable by it under the Indenture; and

(4) the Company has delivered an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The Trustee

The Bank of New York Mellon serves as trustee under the Indenture.

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest and a Default occurs it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (that is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and the Subsidiary Guarantees are governed by the laws of the State of New York.

Consent to Jurisdiction

The Indenture provides that any suit, action or proceeding with respect to the Indenture, the Notes or the Subsidiary Guarantees may be brought in any New York state or federal court located in the Borough of Manhattan in the City of New York (“New York Court”) and that the Company and the Guarantors will submit to the non-exclusive jurisdiction of such courts.

Indemnification for Foreign Currency Judgments

The Indenture also provides that obligations of the Company to any holder of the Notes or the Trustee shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than United States dollars (the “Agreement Currency”), be discharged only to the extent that on the day following receipt by such holder of the Notes or the Trustee, as the case may be, of any amount in the Judgment Currency, such holder of the Notes or the Trustee may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder of the Notes or the Trustee, as the case may be, in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding such judgment, to pay to such holder of Notes or the Trustee, as the case may be, the difference, and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder of the Notes or the Trustee, as the case may be, such holder of the Notes or the Trustee, as the case may be, agrees to pay to or for the account of the Company such excess, provided that such holder of the Notes or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a default by the Company or any Guarantor in its obligations under the Notes, the Indenture or the Subsidiary Guarantees has occurred and is continuing, in which case such excess may be applied by such holder of the Notes or the Trustee, as the case may be, to such obligations.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture and the Registration Rights Agreement without charge by contacting CGG S.A., Tour Maine Montparnasse, 33 avenue de Maine, 75015 Paris, France, Attention: Investor Relations Officer, Telephone (33) 1 64 47 45 00.

Replacement, Transfer and Exchange

If any Note at any time is mutilated, destroyed, stolen or lost, such Note may be replaced at the cost of the applicant at the office of the Trustee or the office of the Registrar in Luxembourg. The applicant for a new Note must, in the case of any mutilated Note, surrender such Note to the Trustee or the Registrar in Luxembourg, as applicable, and, in the case of any lost, destroyed or stolen Note, furnish evidence satisfactory to the Trustee or the Registrar in Luxembourg, as applicable, of such loss, destruction or theft, together with such indemnity as the Trustee or the Registrar in Luxembourg, as applicable, and the Company may require.

Initially, the Trustee will act as Registrar and Transfer Agent in New York, and Notes may be presented for registration of transfer and exchange at the office of the Trustee in New York. The Bank of New York Mellon (Luxembourg) S.A. will act initially as Transfer Agent in Luxembourg, and Notes may be presented for registration of transfer and exchange at 2-4 rue Eugene Ruppert, L-2453 Luxembourg, Luxembourg.

A holder of the Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any transfer tax or similar governmental charge required by law. The Company and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Company and the Registrar are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered holder of a Note will be treated as the owner of it for all purposes, and all references to “holders” in this “Description of the Notes” are to registered holders unless otherwise indicated.

Purchase

The Company, the Trustee and their respective Affiliates may at any time and from time to time purchase any Note or a beneficial interest in any Note in the open market or otherwise at any price.

Notices

Any notice to Noteholders will be mailed by first class mail or delivered by overnight air courier guaranteeing next day delivery, in each case to their respective registered addresses shown on the register kept by the Registrar. In addition, for so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, any such notice (including notices of redemption) will be published in a newspaper having general circulation in Luxembourg, which is expected to be the Luxemburger Wort, or if such newspaper ceases to be published or timely publication in it will not be practicable, in such other newspaper as the Trustee deems necessary to give fair and reasonable notice to the Noteholders. Notices may also be published on the internet site of the Luxembourg Stock Exchange at www.bourse.lu. Also for so long as the Notes are listed on the Luxembourg Stock Exchange, the Company will provide to the exchange a copy of all notices to Noteholders.

Prescription

Claims against the Issuer for the payment of principal, or premium, if any, on the Notes will be prescribed ten years after the applicable due date for payment thereof. Claims against the Issuer for the payment of interest on the Notes will be prescribed five years after the applicable due date for payment of interest.

Listing

Application will be made to list the Notes on the Luxembourg Stock Exchange and trade the Notes on the Euro MTF.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Indebtedness” means, with respect to a specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person or (b) Indebtedness relating to properties or assets acquired by such specified Person. Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of properties or assets from such Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of the Indenture, “control”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of the Indenture, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(a) 1.0% of the principal amount of the Note; and

(b) the excess of (1) the present value at such redemption date of (A) the redemption price of the Note at July 15, 2017 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”) plus (B) all required interest payments due on the Note during the period from such redemption date through July 15, 2017 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points over (2) the principal amount of the Note, if greater.

“Asset Sale” means:

(a) the sale, lease, conveyance or other disposition (a “disposition”) of any properties or assets (including, without limitation, by way of a sale-and-leaseback), excluding dispositions in the ordinary course of business (provided that the disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole will be subject to the provisions of the Indenture described above under the caption “— Put Option of Holders — Change of Control” and the provisions described above in clause (f) under the caption “— Events of Default and Remedies” and not to the provisions of the Asset Sales covenant); and

(b) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Subsidiaries;

whether, in the case of clause (a) or (b), in a single transaction or a series of related transactions, provided that such transaction or series of related transactions (1) involves properties or assets having a fair market value in excess of €10,000,000 or (2) results in the payment of net proceeds in excess of €10,000,000. Notwithstanding the preceding provisions of this definition, the following transactions will be deemed not to be Asset Sales:

(A) a disposition of obsolete or excess equipment or other properties or assets;

(B) a disposition of properties or assets (including Equity Interests) by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(C) a disposition of cash or Cash Equivalents;

(D) a disposition of properties or assets (including Equity Interests) that constitutes a Restricted Payment that is permitted by the provisions of the Indenture described above under the caption “— Certain Covenants — Restricted Payments”;

(E) any trade or exchange by the Company or any Restricted Subsidiary of equipment or other properties or assets for equipment or other properties or assets owned or held by another Person, provided that the fair market value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent to the fair market value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary;

(F) the creation or perfection of a Lien on any properties or assets (or any income or profits therefrom) of the Company or any of its Restricted Subsidiaries that is not prohibited by the covenant described under the caption “— Certain Covenants — Liens”;

(G) a sale-and-leaseback of the Company’s office facilities in Massy, France replacing the sale-and-leaseback transaction relating to such facilities that is outstanding on the Issue Date;

(H) the surrender or waiver of contract rights or the settlement, release or surrender of contractual, non-contractual or other claims of any kind;

(I) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise of collection thereof;

(J) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the region; and

(K) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property.

The fair market value of any non-cash proceeds of a disposition of properties or assets and of any properties or assets referred to in the foregoing clause (E) of this definition shall be determined in the manner contemplated in the definition of the term “fair market value”, the results of which determination shall be set forth in an Officers Certificate delivered to the Trustee.

“Attributable Indebtedness” in respect of a sale-and-leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Board of Directors” means the Board of Directors (Conseil d’Administration) of the Company, or any authorized committee of the Board of Directors.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP (as in effect on the Issue Date for purposes of determining whether a lease is a capital lease).

“Capital Stock” means:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including preferred stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(a) securities issued or directly and fully guaranteed or insured by the government of the United States of America, the Republic of France or any other country whose sovereign debt has a rating of at least A3 from Moody’s Investors Service, Inc. and at least A- from Standard & Poor’s Ratings Services or any agency or instrumentality of any such government (provided that the full faith and credit of such government is pledged in support thereof), in each case having maturities of not more than 12 months from the date of acquisition;

(b) certificates of deposit, Eurodollar time deposits and French negotiable debt instruments (titres de créances négociables) with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits (collectively, “Bank Deposits”), in each case with or issued by any commercial bank organized under the laws of any country that is a member of the Organization for Economic Co-operation and Development having capital and surplus in excess of €500,000,000 and whose long-term debt securities are rated at least A3 by Moody’s Investors Service, Inc. and at least A- by Standard & Poor’s Ratings Services;

(c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(d) commercial paper and French negotiable debt instruments (titres de créances négociables) having a rating of at least P-1 from Moody’s Investors Service, Inc. or at least A-1 from Standard & Poor’s Ratings Services and in each case maturing within 12 months after the date of acquisition;

(e) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (b) above, provided that all such deposits are made in the ordinary course of business, do not remain on deposit for more than 30 consecutive days and do not exceed €25,000,000 in the aggregate at any one time, with no more than €5,000,000 being deposited in commercial banks within a single country;

(f) money market mutual funds substantially all of the assets of which are of the type described in any of the foregoing clauses (a) through (d), including any mutual fund for which the Trustee or an Affiliate of the Trustee serves as investment manager, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that the Trustee or an Affiliate of the Trustee receives fees from such funds for services it or its Affiliate renders to such fund in respect of such investment; and

(g) in the case of Restricted Subsidiaries organized under the laws of China, Bank Deposits from the date of acquisition issued by a commercial bank organized under the laws of China (i) which has also issued Bank Deposits in which such Restricted Subsidiary is invested as of the Issue Date in the ordinary course of business and consistent with past practice; or (ii) which has capital, surplus and undivided profits aggregating in excess of €500,000,000 (or the foreign currency equivalent thereof as of the date of such investment) and whose long-term debt securities are rated at least A3 by Moody’s Investors Service, Inc. and at least A- by Standard & Poors Ratings Services.

“Common Stock” means the common or ordinary shares of the Company.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted or excluded in calculating Consolidated Net Income for such period:

(a) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries;

(b) Consolidated Interest Expense of such Person and its Restricted Subsidiaries;

(c) depreciation and amortization (including amortization or impairment, if any, of goodwill and of other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries;

(d) other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries less any non-cash items increasing Consolidated Net Income of such Person and its Restricted Subsidiaries (other than items that will result in cash receipt);

(e) any expenses, fees, charges or other costs related to any equity offering (other than an offering of Disqualified Stock) permitted by the indenture (whether or not successful); and

(f) without duplication, an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period; provided, however, that the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to each of the following transactions as if each such transaction had occurred at the beginning of the applicable four quarter reference period:

(a) any incurrence, assumption, guarantee, repayment, purchase or redemption by such Person or any of its Restricted Subsidiaries of any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the “Calculation Date”);

(b) any acquisition that has been made by such Person or any of its Restricted Subsidiaries, or approved and expected to be consummated within 30 days of the Calculation Date, including, in each case, through a merger or consolidation, and including any related financing transactions, during the reference period or subsequent to such reference period and on or prior to the Calculation Date; and

(c) any other transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X under the Securities Act as in effect from time to time;

provided further, however, that (1) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (2) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of the following:

(a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of all payments made or received (if any) pursuant to Hedging Obligations in respect of interest rates but excluding amortization of debt issuance costs and non-cash charges other than non-cash interest expenses related to convertible bonds); and

(b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

(a) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

(b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

(c) the cumulative effect of a change in accounting principles shall be excluded.

“Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated stockholders’ equity of such Person and its Restricted Subsidiaries as of such date less the amount of consolidated stockholders’ equity attributable to Disqualified Stock or treasury stock of such Person and its Restricted Subsidiaries as of such date, in each case determined in accordance with GAAP.

“Consolidated Tangible Net Worth” means, at any date, the Consolidated Net Worth of the Company and its Restricted Subsidiaries as shown on their most recent consolidated balance sheet less, without duplication, all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, as determined in accordance with GAAP.

“Consolidated Total Assets” means, with respect to any Person as of any date, the consolidated total assets of such Person and its Restricted Subsidiaries as of such date, as determined in accordance with GAAP.

“Credit Facilities” means, with respect to any Person, one or more debt facilities or commercial paper facilities with banks or other institutional lenders (including with special purpose vehicles established by such banks or lenders to provide such facilities) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or trade letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with the Asset Sales covenant.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature or are redeemed or retired in full; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof may not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with the provisions of the Indenture described under the caption “— Put Option of Holders — Change of Control” or “— Put Option of Holders — Asset Sales”, as the case may be.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“euro” or “€” means the lawful single currency of participating member states of the European Economic and Monetary Union as contemplated by the Treaty Establishing the European Union.

“Euro Equivalent” means, with respect to any monetary amount in a currency other than euros, at or as of any time for the determination thereof, the amount of euros obtained by converting such foreign currency involved in such computation into euros at the spot rate for the purchase of euros with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service that is providing such spot quotations, as selected by the Company) at approximately 11:00 a.m. (New York City time) on the date not more than two business days prior to such determination.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Facilities) in existence on the date of the Indenture, until such amounts are repaid, but shall not include any Indebtedness that is repaid with the proceeds of the Offered Notes.

The term “fair market value” means, with respect to any asset or Investment, the fair market value of such asset or Investment at the time of the event requiring such determination, as determined in good faith by the Company, or, with respect to any asset or Investment in excess of €50,000,000 (other than cash or Cash Equivalents), as determined by a reputable investment banking, accounting or appraisal firm that is, in the judgment of the Board of Directors, qualified to perform the task for which such firm has been engaged and independent with respect to the Company.

“GAAP” means International Financial Reporting Standards, accounting principles adopted by the International Accounting Standards Board and its predecessor and, except as otherwise specified, as in effect from time to time.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantor” means each of:

(1) the Initial Guarantors; and

(2) any other Subsidiary of the Company (including any Restricted Subsidiary that becomes a Guarantor at its option) that executes a supplemental indenture providing for a Subsidiary Guarantee in accordance with the provisions of Indenture, and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

(c) any foreign currency futures contract, option or similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates or commodity prices,

in each case to the extent such obligations are incurred in the ordinary course of business of such Person and not for speculative purposes.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, without duplication, whether or not contingent, in respect of borrowed money including, without limitation, any guarantee thereof, or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers’ acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade account payable, or representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit, guarantees and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof, in the case of any other Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder).

“Investment Grade Status” shall occur when the Notes receive a rating of “BBB-” or higher from Standard & Poor’s (or its equivalent under any successor rating categories of Standard & Poor’s) and a rating of “Baa3” or higher from Moody’s (or its equivalent under any successor rating categories of Moody’s) or, if either such entity ceases to rate the Notes for reasons outside the normal control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization”, as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that the following shall not constitute Investments: (1) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (2) Hedging Obligations and (3) endorsements of negotiable instruments and documents in the ordinary course of business. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments”.

“Issue Date” means May 1, 2014.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction), other than a precautionary financing statement respecting a lease not intended as a security agreement) or any assignment of (or agreement to assign) any right to income or profits from any assets by way of security.

“Merger” includes a fusion, an amalgamation, a compulsory share exchange, a conversion of a corporation into another business entity and any other transaction having effects substantially similar to a merger under the General Corporation Law of the State of Delaware.

“Net Income” means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (1) any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions) or (2) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(b) any extraordinary or non-recurring gain (but not loss), together with any related provision for taxes on such extraordinary or non-recurring gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (without duplication) the following:

(a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, title insurance premiums, appraiser fees, other out-of-pocket expenses and costs incurred in connection with preparing such asset for sale) and any relocation expenses incurred as a result thereof;

(b) taxes paid or estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements that will result in a reduction in consolidated tax liability);

(c) amounts required to be applied to the repayment of Indebtedness (other than under a revolving credit facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale; and

(d) any reserve (including any reserve against any liabilities associated with such Asset Sale and retained by the Company or the relevant Restricted Subsidiary) established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness:

(a) as to which neither the Company nor any of its Restricted Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is otherwise directly or indirectly liable (as a guarantor or otherwise) or (2) constitutes the lender;

(b) no default with respect to which (including any rights the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) the holders of Indebtedness of the Company or any of its Restricted Subsidiaries (other than the Notes) to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Pari Passu Indebtedness” means, with respect to any Net Proceeds from Asset Sales, Indebtedness of the Company and its Restricted Subsidiaries the terms of which require the Company or such Restricted Subsidiary to apply such Net Proceeds to offer to purchase such Indebtedness.

“Permitted Guarantees” means any guarantee:

(1) guaranteeing or securing the Notes or any Guarantee;

(2) in favor of the Company or a Guarantor;

(3) guaranteeing Indebtedness incurred pursuant to clause (a) of the second paragraph of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”; or

(4) in existence on the date of the Indenture to the extent guaranteeing Existing Indebtedness and Permitted Refinancing Indebtedness in respect thereof incurred in compliance with clause (j) of the second paragraph of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”.

“Permitted Investments” means:

(a) any Investment in the Company (including, without limitation, any acquisition of the Notes) or in a Restricted Subsidiary of the Company, other than any Investment described in clause (a) of the definition of “Restricted Payments”;

(b) any Investment in cash or Cash Equivalents;

(c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment (1) such Person becomes a Restricted Subsidiary of the Company or (2) such Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(d) any Investment made as a result of the receipt of non-cash consideration from (1) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Put Option of Holders — Asset Sales” or (2) a disposition of assets that does not constitute an Asset Sale;

(e) Investments in stock, obligations or securities received in settlement of any claim or debts owing to the Company or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or received in satisfaction of any judgment or in settlement of any claim in circumstances where the Company does not expect it would receive cash payment in a timely manner, or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary, in each case as to any claim or debts owing to the Company or any Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary, provided that any stocks, obligations or securities received in settlement of any claim or debts that arose in the ordinary course of business (and received other than as a result of bankruptcy or insolvency proceedings or received in satisfaction of any judgment or in settlement of any claim in circumstances where the Company does not expect it would receive cash payment in a timely manner, or upon foreclosure, perfection or enforcement of any Lien) that are, within 180 days of receipt, converted into cash or Cash Equivalents shall be treated as having been cash or Cash Equivalents at the time received;

(f) Investments in Argas Ltd. consisting of guarantees of its obligations incurred in the ordinary course of its business, provided that such Investments, when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, do not exceed €50,000,000;

(g) Investments in Argas Ltd. (other than those described in clause (f) above) and any other Affiliate organized in a foreign jurisdiction that is required by the applicable laws and regulations of such foreign jurisdiction or its governmental agencies, authorities or state-owned businesses to be majority owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction or another foreign jurisdiction in order for such Affiliate to transact business in such foreign jurisdiction, provided that such Investments, when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, do not exceed 20% of Consolidated Tangible Net Worth;

(h) Investments in any Person in exchange for, or out of the net cash proceeds of, an issue or sale by the Company of Equity Interests (other than Disqualified Stock); and

(i) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (i) that are at the time outstanding, do not exceed €25,000,000.

“Permitted Liens” means:

(a) Liens securing Indebtedness incurred pursuant to clause (a) of the second paragraph of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”, and Liens securing any other Indebtedness under Credit Facilities incurred pursuant to the first paragraph of such covenant;

(b) Liens in favor of the Company and its Restricted Subsidiaries;

(c) Liens on any property or asset of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to such merger or consolidation, were not created in contemplation of it and do not extend to any property or asset of the Company or any of its Restricted Subsidiaries other than those of the Person merged into or consolidated with the Company or any of its Restricted Subsidiaries;

(d) Liens on any property or asset existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to such acquisition, were not created in contemplation of it and do not extend to any other property or asset of the Company or any of its Restricted Subsidiaries;

(e) Liens securing the performance of statutory obligations, surety or appeal bonds, bid or performance bonds, insurance obligations or other obligations of a like nature incurred in the ordinary course of business;

(f) Liens securing Hedging Obligations;

(g) Liens existing on the date of the Indenture;

(h) Liens securing Indebtedness (including Capital Lease Obligations) permitted by clause (g) of the second paragraph of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”, provided that such Liens extend only to the property, plant or equipment financed by such Indebtedness;

(i) any interest or title of a lessor under an operating lease;

(j) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business;

(k) Liens on real or personal property or assets of the Company or a Restricted Subsidiary thereof to secure Indebtedness incurred for the purpose of (1) financing all or any part of the purchase price of such property or assets incurred prior to, at the time of, or within 90 days after, the acquisition of such property or assets or (2) financing all or any part of the cost of construction or improvement of any such property or assets, provided that the amount of any such financing shall not exceed the amount expended in the acquisition of, or the construction of, such property or assets and such Liens shall not extend to any other property or assets of the Company or a Restricted Subsidiary (other than any associated accounts, contracts and insurance proceeds);

(l) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

(m) Liens securing Indebtedness of the Company or any Restricted Subsidiary of the Company that does not exceed €10,000,000 at any one time outstanding;

(n) Liens securing Acquired Indebtedness incurred pursuant to the first paragraph of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”, provided that such Liens (1) secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, such incurrence, and (2) do not extend to any property or asset of the Company or any of its Restricted Subsidiaries other than the property or asset that secured the Acquired Indebtedness prior to the time that it became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company;

(o) Liens securing Permitted Refinancing Indebtedness with respect to any Indebtedness secured by Liens referred to in clauses (c), (d), (g), (h), (k) and (n) above and in this clause (o); and

(p) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that:

(a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of expenses incurred in connection therewith);

(b) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable, taken as a whole, to the holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(d) if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, then such Permitted Refinancing Indebtedness is solely Indebtedness of the Company, provided, however, that a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided further, however, that if such Permitted Refinancing Indebtedness is subordinated to the Notes, such guarantee shall be subordinated to such Restricted Subsidiary’s Subsidiary Guarantee to at least the same extent.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualified Equity Offering” means:

(a) any issuance and sale of Equity Interests (other than Disqualified Stock) of the Company pursuant to an underwritten offering registered under the Securities Act; or

(b) any other issuance and sale of Equity Interests (other than Disqualified Stock) of the Company so long as, at the time of consummation of such sale, the Company has a class of common equity securities (including American depository shares) registered pursuant to Section 12(b) or Section 12(g) under the Exchange Act.

“Reference Date” means April 28, 2005.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Sercel, Inc.” means Sercel, Inc., an Oklahoma corporation with its head office in Houston, Texas, and a Restricted Subsidiary of the Company and a Guarantor as of the Issue Date.

“Sercel S.A.” means:

(a) Sercel S.A., a French limited liability corporation with its head office in Carquefou, France, and a Restricted Subsidiary of the Company as of the Issue Date; and/or

(b) any holding company (including Sercel Holding S.A.) that holds all of the outstanding Capital Stock of either or both of Sercel S.A. and Sercel, Inc. (other than directors’ qualifying shares and Capital Stock held by other statutorily required minority shareholders) and that does not hold any Capital Stock in any other Subsidiary of the Company.

“Significant Subsidiary” means any Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Stated Maturity” means, with respect to any mandatory sinking fund or other installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Strategic Assets” means assets or rights (other than assets that would be classified as current assets in accordance with GAAP) of the kind used or usable by the Company or its Restricted Subsidiaries in the business of providing services or software products to the oil and gas industry or manufacturing equipment for use by the oil and gas industry (or any business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors).

“Subsidiary” means, with respect to any Person:

(a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

(b) any partnership (1) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof); and

(c) any other Person whose results for financial reporting purposes are consolidated with those of such Person in accordance with GAAP.

“Subsidiary Guarantee” means the guarantee by each Guarantor of the Company’s obligations under the Indenture and the Notes (including any Additional Notes), executed pursuant to the provisions of the Indenture.

“Treasury Rate” means, as of any redemption date in respect of the Notes, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 15, 2017; provided, however, that if the period from the redemption date to July 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate a Subsidiary as an Unrestricted Subsidiary only to the extent that such Subsidiary at the time of such designation:

(a) has no Indebtedness other than Non-Recourse Debt;

(b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless such agreement, contract, arrangement or understanding does not violate the terms of the Indenture described under the caption “— Certain Covenants — Transactions with Affiliates”; and

(c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described under the caption “— Certain Covenants — Restricted Payments”. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”, the Company shall be in default of such covenant). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

(1) such Indebtedness is permitted under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

(2) no Default or Event of Default would be in existence following such designation.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at or as of any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by the Company) at approximately 11:00 a.m. (New York City time) on the date not more than two business days prior to such determination.

“U.S. Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors, managers or trustees of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (2) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person to the extent that all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and Capital Stock held by other statutorily required minority shareholders) shall at the time be owned directly or indirectly by such Person.

OUTSTANDING NOTES REGISTRATION RIGHTS AGREEMENT

In connection with the sale of the outstanding notes, we entered into a registration rights agreement. Under that agreement, we agreed to:

•

file a registration statement with the Commission with respect to a registered offer to exchange the outstanding notes for new notes of the Company having terms substantially identical in all material respects to the outstanding notes (except that the new notes will not contain terms with respect to transfer restrictions);

•	use our reasonable best efforts to cause that registration statement to be declared effective under the Securities Act within 180 days of the date of original issuance of the outstanding notes;

•	use our reasonable best efforts to keep that registration statement effective until the first anniversary of the closing of the exchange offer; and

•	use our reasonable best efforts to cause the exchange offer to be consummated within 210 days following the original issuance of the outstanding notes.

Promptly after the exchange offer registration statement has been declared effective, we will offer the new notes in exchange for surrender of the outstanding notes.

If any of the outstanding notes are not freely tradable (meaning that they may be sold to the public pursuant to Rule 144(b) and do not bear any restrictive legends relating to the Securities Act by the 180th day after May 1, 2014, we will file with the Commission a shelf registration statement to cover resales of the outstanding notes by those holders who provide required information in connection with the shelf registration statement in either of the following circumstances:

•	if any changes in law or applicable interpretations by the staff of the Commission do not permit us to effect the exchange offer as contemplated by the registration rights agreement; or

•	in certain limited circumstances, if any holder of the outstanding notes so requests.

A “Registration Default” will occur if, among other things:

•	the exchange offer registration statement is not declared effective or does not become effective on or prior to the 180th day following the date of original issuance of the outstanding notes;

•	the exchange offer is not consummated on or prior to the 210th day following the date of original issuance of the outstanding notes; or

•

we file the exchange offer registration statement or shelf registration statement and the Commission declares it or it becomes effective, but thereafter it ceases to be effective or fails to be usable for its intended purpose (except as specifically permitted in the registration rights agreement) without being succeeded within 10 business days by a post-effective amendment to such registration statement that cures such failure and that is itself declared effective within 10 business days of the date of filing of such post-effective amendment.

If any Registration Default occurs, we will be obligated to pay special interest to each holder of outstanding notes in an amount equal of US$.05 per week per US$1,000 principal amount of outstanding notes held by each such holder for each week or portion thereof that the Registration Default continues with respect to the first 90-day period immediately following the occurrence of such Registration Default. The amount of special interest shall increase by an additional US$.05 per week per US$1,000 principal amount of outstanding notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of special interest of US$.30 per week per US$1,000 principal amount of outstanding notes, provided that we will in no event be required to pay special interest for more than one Registration Default at any given time.

Holders who desire to tender their outstanding notes will be required to make to us the representations described under “The Exchange Offer — Purpose and Effect of the Exchange Offer” and “— Procedures for Tendering” in order to participate in the exchange offer. In addition, we may require holders to deliver information to be used in connection with the shelf registration statement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding special interest described in the preceding paragraph. A holder who sells outstanding notes under the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers. Such a holder will also be subject to the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder, including indemnification obligations.

The description of the registration rights agreement contained in this section is a summary only. For more information, you may review the provisions of the registration rights agreement that we filed with the Commission as an exhibit to the registration statement of which this prospectus is a part.

BOOK ENTRY; DELIVERY AND FORM

The new notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form (the “Global Securities”) that will be registered in the name of Cede & Co., as nominee of DTC. The Global Securities will be deposited on behalf of the acquirors of the new notes represented thereby with a custodian for DTC for credit to the respective accounts of the acquirors or to such other accounts as they may direct at DTC. See “The Exchange Offer — Book-Entry Transfer”.

The Global Securities

We expect that under procedures established by DTC:

•

upon deposit of the Global Securities with DTC or its custodian, DTC will credit on its internal system portions of the Global Securities that shall be comprised of the corresponding respective amounts of the Global Securities to the respective accounts of persons who have accounts with such depositary; and

•

ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of persons who have accounts with DTC (“participants”), and the records of participants, with respect to interests of persons other than participants.

So long as DTC or its nominee is the registered owner or holder of any of the notes, DTC or such nominee will be considered the sole owner or holder or such notes represented by the Global Securities for all purposes under the indenture and under the notes represented thereby. No beneficial owner of an interest in the Global Securities will be able to transfer such interest except in accordance with the applicable procedures of DTC in addition to those provided for under the indenture.

Payments on the notes represented by the Global Securities will be made to DTC or its nominee, as the registered owner thereof. None of the Company, the trustee or any paying agent under the indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment on the notes represented by the Global Securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the Global Securities as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Securities held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payment will be the responsibility of such participants.

Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds. If a holder requires physical delivery of a certificated security for any reason, including to sell notes to persons in states that require physical delivery of such security or to pledge such securities, such holder must transfer its interest in the Global Securities in accordance with the normal procedures of DTC and the procedures in the indenture.

DTC has advised us that DTC will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the Global Securities are credited and only in respect of the aggregate principal amount as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the Global Securities for certificated securities that it will distribute to its participants.

DTC has advised us as follows:

•

DTC is a limited-purpose company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act;

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations;

•	DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., NYSE Amex LLC and the Financial Industry Regulatory Authority, Inc.;

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	The rules applicable to DTC and its participants are on file with the Commission.

Although DTC is expected to follow these procedures in order to facilitate transfers of interests in the Global Securities among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its direct or indirect participants on their respective obligations under the rules and procedures governing their operations.

Certificated Securities

Interests in the Global Securities will be exchanged for certificated securities if:

•

DTC or any successor depositary (the “Depositary”) notifies us that it is unwilling or unable to continue as depositary for the Global Securities, or has ceased to be a “clearing agency” registered under the Exchange Act, and, in either case, we fail to appoint a successor depositary within 90 days after the date of such notice; or

•	we determine not to have the notes represented by Global Securities.

Upon the occurrence of either of the events described in the preceding sentence, we will cause the appropriate certified securities to be delivered.

Neither we nor the trustee will be liable for any delay by the Depositary or its nominee in identifying the beneficial owners of the related notes. Each such person may conclusively rely on, and will be protected in relying on, instructions from such Depositary or nominee for all purposes, including the registration and delivery, and the respective principal amounts, of the notes to be issued.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

The following is a summary of certain U.S. federal income tax consequences of the participation by a U.S. Holder (as defined below) in the exchange offer. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the participation in the exchange offer or ownership and disposition of the notes by particular investors, and does not address state, local, non-U.S. or other tax laws. This summary also does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as financial institutions, insurance companies, investors liable for the alternative minimum tax or the net investment income tax, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, dealers in securities or currencies, investors that will hold the notes as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes or investors whose functional currency is not the US dollar.

As used herein, the term “U.S. Holder” means a beneficial owner of notes that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any State thereof, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has validly elected to be treated as a domestic trust for U.S. federal income tax purposes.

The U.S. federal income tax treatment of a partner in an entity treated as a partnership for U.S. federal income tax purposes, that holds notes will depend on the status of the partner and the activities of the partnership. Prospective purchasers that are entities treated as partnerships for U.S. federal income tax purposes should consult their tax advisers concerning the U.S. federal income tax consequences to their partners of the participation in the exchange offer and ownership and disposition of the notes by the partnership.

This summary is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as of the date hereof and all subject to change at any time, possibly with retroactive effect.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. ALL PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE EXCHANGE OFFER AND OWNING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

Exchange Offer

The exchange of notes for registered notes pursuant to the exchange offer will not constitute a significant modification of the terms of the notes and thus will not constitute a taxable event for U.S. Holders. Consequently, U.S. Holders will not recognize gain or loss upon the receipt of registered notes in exchange for notes in the exchange offer, will have the same tax basis in the registered notes received in the exchange offer as the tax basis in the corresponding notes immediately before the exchange, and will have a holding period in the registered notes that includes their holding period in the original notes.

Payments of Interest

Interest on a note will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the holder’s method of accounting for tax purposes. Interest paid by us on the notes constitutes income from sources outside the United States. Prospective purchasers should consult their tax advisers concerning the applicability of the foreign tax credit and source of income rules to income attributable to the notes.

Sale and Retirement of the Notes

A U.S. Holder will generally recognize gain or loss on the sale or retirement of a note equal to the difference between the amount realized on the sale or retirement and the U.S. Holder’s tax basis in the note. A U.S. Holder’s tax basis in a note will generally be its cost reduced by the amount of any principal paid on the note. The amount realized does not include the amount attributable to accrued but unpaid interest, which will be taxable as interest income to the extent not previously included in income. Gain or loss recognized by a U.S. Holder on the sale or retirement of a note will be capital gain or loss and will be long-term capital gain or loss if the note was held by the U.S. Holder for more than one year.

Gain or loss realized by a U.S. Holder on the sale or retirement of a note generally will be U.S. source. Prospective purchasers should consult their tax advisers as to the foreign tax credit implications of the sale or retirement of notes.

Backup Withholding and Information Reporting

Payments of principal and interest on, and the proceeds of sale or other disposition of, notes by a U.S. paying agent or other U.S. intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable regulations. Backup withholding may apply to these payments if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status or fails to report all interest and dividends required to be shown on its U.S. federal income tax returns. Certain U.S. Holders are not subject to backup withholding. U.S. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Foreign Financial Asset Reporting

U.S. taxpayers that own certain foreign financial assets, including debt of foreign entities, with an aggregate value in excess of $50,000 at the end of the taxable year or $75,000 at any time during the taxable year (or, for certain individuals living outside the United States and married individuals filing joint returns, certain higher thresholds) may be required to file an information report with respect to such assets with their tax returns. The notes are expected to constitute foreign financial assets subject to these requirements unless the notes are held in an account at a financial institution (in which case the account may be reportable if maintained by a foreign financial institution). U.S. Holders should consult their tax advisors regarding the application of the rules relating to foreign financial asset reporting.

PLAN OF DISTRIBUTION

Based on interpretations of the Commission staff in no action letters issued to third parties, we believe that each new note issued under the exchange offer may be offered for resale, resold and otherwise transferred by the holder of that new note without compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	any new notes will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the new notes; and

•	you are not engaged in and do not intend to engage in the distribution of the new notes.

Broker-dealers receiving notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of the new notes.

We believe that you may not transfer new notes issued under the exchange offer in exchange for outstanding notes if you are:

•	our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	a broker-dealer that acquired outstanding notes directly from us; or

•

a broker-dealer that acquired outstanding notes as a result of market-making or other trading activities unless you acknowledge that, in connection with any resale of new notes acquired in exchange for such outstanding notes, you will deliver a prospectus meeting the requirements of the Securities Act.

To date, the staff of the Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in the exchange offer registration statement. In the registration rights agreement, we have agreed to permit participating broker-dealers to use this prospectus in connection with the resale of new notes. We have agreed that, for a period of up to one year after the expiration of the exchange offer, we will make this prospectus, and any amendment of supplement to this prospectus, available to any broker-dealer that requests such documents in the letter of transmittal.

If you wish to exchange your outstanding notes for new notes in the exchange offer, you will be required to make representations to us as described in “The Exchange Offer — Purpose and Effect of the Exchange Offer” and “— Procedures for Tendering — Your Representations to Us” of this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for outstanding notes that were acquired by it as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

We will not receive any proceeds from any sale of notes by broker-dealers. Broker-dealers who receive new notes for their own account in the exchange offer may sell them from time to time in one or more transactions in the over-the-counter market:

•	in negotiated transactions;

•	through the writing of options on the new notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale; or

•	at prices related to such prevailing market prices or negotiated prices.

Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes it received for its own account in the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Any profit on any resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and be delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers. We will indemnify holders of the outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as provided in the registration rights agreement.

Transfer Restrictions on Outstanding Notes

The outstanding notes were not registered under the Securities Act. Those outstanding notes may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except in accordance with an exemption from the Securities Act registration requirements. Accordingly, the outstanding notes were offered and sold in the United States only to “qualified institutional buyers” under Rule 144A under the Securities Act in transactions exempt from the registration requirements of the Securities Act.

CERTAIN INSOLVENCY LAW CONSIDERATIONS IN FRANCE

We conduct a part of our business activity in France and, to the extent that the center of our main interests is deemed to be in France, we would be subject to French insolvency proceedings affecting creditors, including court assisted pre insolvency proceedings (mandat ad hoc or conciliation proceedings) and court administered insolvency proceedings being either safeguard (sauvegarde), accelerated financial safeguard (sauvegarde financière accélérée), reorganization or liquidation proceedings (redressement or liquidation judiciaire). In general, French insolvency legislation favors the continuation of a business and protection of employment over the payment of creditors and could limit your ability to enforce your rights under the notes.

The following is a general discussion of insolvency proceedings governed by French law (as amended by Ordinance No. 2014-326 dated March 12, 2014 and Decree No 2014-736 dated July 1, 2014 which both came into force on July 1, 2014) for informational purposes only and does not address all the French legal considerations that may be relevant to holders of the notes.

Under European Council Regulation (EC) No.1346/2000 of May 29, 2000 on insolvency proceedings, if a debtor is located in the EU (other than Denmark), French courts shall have jurisdiction over the main insolvency proceedings if the center of the debtor’s main interests is deemed to be in France. In case of a company or legal person, the place of the registered office shall be presumed to be the center of its main interests in the absence of proof to the contrary. In determining whether the center of main interests of a company is in France, French courts will take into account a broad range of factual elements.

Grace periods

In addition to pre-insolvency and insolvency laws discussed below, you could, like any other creditors, be subject to Articles 1244-1 et seq. of the French Civil Code (Code civil).

Pursuant to the provisions of these articles, French courts may, in any civil proceeding involving a debtor, whether initiated by the debtor or a creditor, taking into account the debtor’s financial position and the creditor’s financial needs, defer or otherwise reschedule over a maximum period of two years the payment dates of payment obligations and decide that any amounts, the payment date of which is thus deferred or rescheduled, will bear interest at a rate that is lower than the contractual rate (but not lower than the legal rate as published annually by decree) or that payments made shall first be allocated to repayment of principal. A court order made under Articles 1244-1 et seq. of the French Civil Code will suspend any pending enforcement measures, and any contractual interest or penalty for late payment will not accrue or be due during the same grace period ordered by the relevant judge. A creditor cannot contract out of such grace periods.

When the debtor benefits from the opening of conciliation proceedings, these provisions shall be read in combination with Article L. 611-7 of the French Commercial Code.

At the request of the debtor and at any time for so long as the conciliation agreement is in effect, the court may postpone the payments of creditors for any claims of creditor not included in the conciliation agreement up to a maximum of 24 months. However, such provisions do not apply to creditors that are mentioned by Article L. 611-7 paragraph 3 of the French Commercial Code (i.e. notably law & social security authorities and institutions managing the unemployment insurance system).

Insolvency (cessation des paiements) test under French law

Under French law, a company is deemed to be insolvent (en état de cessation des paiements) when it is not able to pay its debts which are due with its available assets taking into account credit lines, existing debt rescheduling agreements and moratoria.

Court-assisted pre-insolvency proceedings

A company that has its center of main interests in France facing difficulties may request the opening of court assisted pre-insolvency proceedings (mandat ad hoc or conciliation), the aim of which is to reach an agreement with the debtor’s main creditors and stakeholders. Mandat ad hoc and conciliation are proceedings carried out under a court-appointed officer (mandataire ad hoc or conciliateur) itself under the supervision of the president of the relevant court (usually, the Commercial Court). These proceedings are amicable and confidential (subject to the details below as regards approved conciliation proceedings) and do not involve any automatic stay.

Conciliation and mandat ad hoc may also be used as a first step under certain conditions to prepare the sale of all or part of the business in subsequent insolvency proceedings

Contractual provisions modifying the terms of an outstanding contract, by diminishing the rights or increasing the obligations of the debtor solely by reason of the appointment of a mandataire ad hoc or the opening of conciliation proceedings, or any request made to this end are deemed null and void.

Equally, contractual provisions that would, as the sole result of the opening of a mandat ad hoc proceedings or the opening of conciliation proceedings, make the debtor bear the fees of the creditor’s counsel relating to such proceedings for the portion that would exceed three quarters of the total fee of the relevant counsel are null and void.

Mandat ad hoc proceedings

French law does not provide for any specific rule in respect of mandat ad hoc proceedings, except that these proceedings (i) are confidential by law and (ii) may only be initiated by a debtor company itself, in its sole discretion. In practice, mandat ad hoc proceedings are used by debtors that are facing difficulties of an economic, legal or financial nature but are not insolvent (en état de cessation des paiements) within the meaning of French law. The duties of the mandataire ad hoc (court appointed officer) whose name can be suggested by the debtor, are determined by the Court. This mandataire ad hoc is usually appointed in order to facilitate the negotiations with the debtor’s main creditors or stakeholders but he cannot coerce the creditors to accept any proposal. The restructuring agreement between the company and its main creditors will be negotiated on a purely consensual and voluntary basis — those creditors not willing to take part cannot be bound by the arrangement. Creditors are not barred from taking legal action against the company to recover their claims, but, in practice, they generally abstain from doing so. Mandat ad hoc proceedings are not limited in time. The agreement reached by the parties (if any) with the help of the court appointed officer (mandataire ad hoc) is reported by the latter to the President of the Court but is not approved by the court. In any event, the debtor retains the right to petition the relevant judge for a grace period as set forth in Article 1244-1 et seq. of the French Civil Code.

Conciliation proceedings

Conciliation proceedings are available to a debtor that faces actual or foreseeable difficulties of a legal, economic or financial nature but which is not insolvent or has not been insolvent for more than 45 days. The debtor petitions the President of the Commercial Court for the appointment of a conciliator in charge of assisting the debtor in negotiating an agreement with all or part of its creditors and/or trade partners. Conciliation proceedings are confidential (subject to the below) and may last up to five months. During the proceedings, creditors may continue to individually claim payment of their claims but the debtor retains the right to petition for debt rescheduling for a maximum of two years pursuant to Articles 1244-1 et seq. of the Civil Code.

Upon its execution, the conciliation agreement reached by the parties becomes binding upon them and creditors party thereto may not take action against the company in respect of claims governed by the agreement. In addition, without such formalities being an obligation on the parties, the agreement can be either:

•

upon all parties’ request, acknowledged (constaté) by the President of the court, which makes it immediately enforceable without further recourse (titre exécutoire). The acknowledgement of the conciliation agreement keeps the conciliation proceedings confidential; or

•

upon the debtor’s request, approved (homologué) by the Commercial Court, subject to the satisfaction of certain conditions (i.e., (i) the debtor is not insolvent or the conciliation agreement puts an end to the debtor’s insolvency; (ii) the terms of the conciliation agreement are of such as to ensure that the company will survive as a going concern; and (iii) the agreement does not infringe upon the rights of the non-signatory creditors), which shall have the following specific consequences:

•

Creditors who provide cash to a debtor in the course or in execution of an approved conciliation agreement, i.e new money, goods or services designed to ensure the continuation of the business of the distressed company (other than shareholders providing new equity). Those creditors will enjoy a priority of payment over all pre-proceeding and post-proceeding petitioned claims (other than certain post-proceeding employment claims and procedural costs), in the event of subsequent safeguard proceedings, judicial reorganization proceedings or judicial liquidation proceedings (“New Money Lien”);

•

In the context of a subsequent safeguard, judicial reorganization or judicial liquidation proceedings, the payment date of claims secured by the New Money Lien may not be rescheduled without their holders consent; and

•

in the event of subsequent judicial reorganization proceedings or judicial liquidation proceedings, the date of cashflow insolvency with the means of French Law and therefore the starting date of the suspect period (as defined below) cannot be fixed by the court as of a date earlier than the date of the approval of the conciliation agreement by the Court (see the definition of the date of the French cessation des paiements above).

The judgment will make the conciliation proceedings public only in respect of the existence of the conciliation proceedings but not in respect of the content of the agreement (except for the guarantees and security interests as well as the amount of “New Money Lien” detailed above, as provided for in the agreement).

The conciliator acting as “mandataire à l’exécution de l’accord” may monitor the performance of the conciliation agreement, when the said conciliation agreement is approved by the Court.

Joint debtors, personal guarantors, or any third party that granted a security interest can benefit from the provisions of the approved or acknowledged conciliation agreement. Provided the agreement (whether acknowledged, approved or not) is duly executed, (i) any individual proceedings by creditors with respect to the claims included in the agreement are suspended, (ii) accrued interests of the claims governed by the conciliation agreement cannot bear themselves interests (notwithstanding Article 1154 of the French Civil Code) and (iii) the debtor retains the right to petition the President of the Court who opened conciliation proceedings for debt rescheduling (pursuant to Article 1244-1 of the French Civil Code, as explained above).

In case of breach of the agreement, any party to the agreement can petition the Court for its termination. The commencement of subsequent insolvency proceedings will automatically put an end to the conciliation agreement, in which case the creditors will recover their claims and security interests, with the exception of those amounts already paid to them. In any event, the debtor retains the right to petition for debt rescheduling pursuant to articles 1244-1 et seq. of the French civil code.

Conciliation proceedings, in the context of which a draft plan has been negotiated and supported by a large majority of creditors without reaching unanimity, will be a mandatory preliminary step of the Accelerated Safeguard and the Accelerated Financial Safeguard proceedings as described below.

Court-administered proceedings — Safeguard, Reorganization and Liquidation Proceedings

Court administered proceedings may be initiated:

•	in the event of safeguard proceedings, upon petition by the debtor only; and

•	in the event of judicial reorganization or liquidation, upon petition by the debtor, any creditor or the public prosecutor.

The debtor may, in its sole discretion, file for safeguard, accelerated safeguard or accelerated financial safeguard proceedings at any time it is facing difficulties that it cannot overcome. Regular safeguard proceedings can only be opened, if the debtor is not cash-flow insolvent (en état de cessation des paiements) whereas accelerated safeguard proceedings and accelerated financial safeguard proceedings may be opened as long as it has not been cash-flow insolvent for more than 45 days on the date it initially requests the opening of conciliation proceedings.

It is required to petition for the opening of judicial reorganization proceedings (if recovery is possible) or judicial liquidation proceedings (if recovery is manifestly not possible) within 45 days of its becoming insolvent (unless it filed for conciliation proceedings in the meantime). If it fails to do so, its directors and officers are exposed to incurring civil liability.

As soon as the insolvency proceeding is opened, the unpaid amount of the share capital becomes immediately due and payable. The creditors’ representative (mandataire judiciaire) may demand that a shareholder pay its portion of the unpaid share capital.

The period from the date of the court decision commencing the proceedings (whether a safeguard or a judicial reorganization) to the date on which the court takes a decision on the outcome of the proceedings is called the observation period and may last up to 18 months. During the observation period, a court appointed administrator, whose name can be suggested by the debtor in safeguard proceedings, investigates the business of the company. Creditors do not have effective control of the procedure, which remains in the hands of the company and the administrator and is overseen by the Court. In safeguard proceedings, the administrator’s mission is limited to either supervising or assisting the debtor’s management and assisting it in preparing a safeguard plan for the company. In judicial reorganization proceedings, the administrator’s mission is usually to assist the management (although he can be appointed to replace management, in full or in part) and to make proposals for the reorganization of the company, which proposals may include a business continuation plan (equivalent to a safeguard plan) and/or the sale of all or part of the company’s business to a third party.

During the safeguard proceedings, payment by the debtor of any debts incurred prior to the opening of the proceedings is prohibited, subject to very limited exceptions. For example, the insolvency judge can authorize payments for prior debts in order to discharge a lien on property needed for the continued operation of the business or recover goods or rights transferred as collateral in a fiduciary estate (patrimoine fiduciaire). In addition, creditors are required to declare to the mandataire judiciaire (explained below) the debts that arose prior to the opening of the procedure (as well as the post-opening non-privileged debts (as defined below)) and are prohibited from engaging any individual lawsuits against the debtor for any payment default in relation to such debts (see “— Status of Creditors during Safeguard Proceedings, Accelerated Financial Safeguard Proceedings, Judicial Reorganization Proceedings or Judicial Liquidation Proceedings”) and the accrual of interest on loans with a term of less than one year, or payments deferred for less than one year, is stopped. Debts arising after the commencement of the safeguard proceedings and which relate to expenses necessary for the business’s ordinary activities or are for the requirements of the proceedings, or debts that are in consideration for a service rendered to the debtor during this observation period must be paid as and when they fall due and, if such is not the case, they will be given priority over debts incurred prior to the commencement of the safeguard proceedings (with certain limited exception such as the “New Money Lien” granted in the context of conciliation proceedings).

Contractual provisions providing for the indivisibility or the termination of an ongoing contract as the sole result of the opening of safeguard (as well as reorganization or liquidation proceedings) shall be deemed null and void. A recent decision of the French Supreme Court taking a broad interpretation of this rule held that any contractual provision which would amend an ongoing contract by reducing the debtor’s rights or increasing its obligations as the sole result of its reorganization proceedings is prohibited.

At the end of the observation period, if it considers that the company can survive as a going concern, the Court will adopt a safeguard or reorganization plan which will entail a restructuring and/or rescheduling of debts and may entail the divestiture of some or all of the debtor’s assets and businesses. At any time during safeguard proceedings, the Court may convert such proceedings into reorganization proceedings (i) if the debtor becomes insolvent, or (ii) at the debtors’ request, if the approval of a safeguard plan is manifestly impossible and if the company would become insolvent should safeguard proceedings end.

At any time during safeguard or reorganization proceedings, the Court may also convert such proceedings into liquidation proceedings if the debtor is insolvent and its recovery is manifestly impossible.

Liquidation proceedings

Where the debtor is cash flow insolvent with manifestly no recovery possible, a judicial liquidation proceeding can be opened in the context of which there is no observation period. However, in case a sale of the business is considered, the court can authorize a temporary continuation of the business for a maximum period of three months (renewable once at the Public Prosecutor’s request), whose effects are similar to those of an observation period.

The court will appoint a liquidator which is generally the former creditors’ representative (mandataire judiciaire). No maximum time period is provided by law to limit the duration of the judicial liquidation process conducted by the liquidator, vested with the power to represent the company and perform such liquidation operations (mainly liquidate the assets and settle the liabilities to the extent the proceeds from the liquidated assets are sufficient, in accordance with the creditors’ priority order for payment). Concerning the liquidation of the assets, there are two possible outcomes of such liquidation scenario:

•

an asset sale plan, which is governed by the same principles as above. In practice, where an asset sale plan is considered, the court will usually appoint a judicial administrator to manage the company and organize such sale of the business), or

•

a sale of the assets one by one, in which case the liquidator may decide to launch auction sales or sell on an amicable basis each asset for which spontaneous purchase offers have been received, the formal authorization of the bankruptcy judge being necessary to conclude the sale agreement with the bidder, or

•

request, under the surveillance of the bankruptcy judge, from all potential interested purchasers to bid on each asset, as the case may be by way of a private competitive process whereby the bidders submit their offers only at the hearing without disclosing the proposed price before such hearing (procédure des plis cachetés).

The Court may terminate the proceedings when the interest of the continuation of the liquidation process is disproportionate compared to the difficulty to sell the assets. The Court may also appoint a mandataire in charge of continuing ongoing lawsuits and allocate the amounts received from these lawsuits.

Creditors’ Committees and Adoption of the Safeguard or Reorganization Plan

During the observation period, in the case of large companies (with more than 150 employees or turnover greater than €20 million) or where authorized by the supervising judge for smaller companies, two creditors’ committees must be established one for credit institutions or assimilated institutions and entities (with the exception of major suppliers and bondholders) having granted credit or advances in favor of the debtor) and the other for suppliers having a claim that represents more than 3% of the total amount of the claims of all the debtor’s suppliers; the smaller suppliers, if invited by the administrator, may elect to be members of such committee.

As a general matter, only the legal owner of the bank debt claim will be invited onto the credit institutions committee. Accordingly, a person holding only an economic interest therein will not itself be a member of the credit institutions committee. If there are any outstanding debt securities in the form of obligations (such as bonds or the notes), a general meeting gathering all holders of such debt securities will be established irrespective of whether or not there are different issuances and of the governing law of those obligations (the “bondholders’ general meeting”). The notes would constitute obligations for the purposes of a safeguard, or accelerated financial safeguard or reorganization proceedings and the noteholders would therefore vote within the bondholders’ general assembly.

These two committees and the bondholders’ general assembly will be consulted on the safeguard or reorganization plan drafted by the debtor’s management, together with the judicial administrator during the observation period.

Additionally, each member of the credit institution’s committee and each member of the suppliers’ committee may also propose an alternative safeguard or reorganization plan. It should be noted that bondholders may not. Each of such plans will have to obtain the support of all committees and the bondholders’ assembly, if any (as described below).

The plan submitted to the committees and the bondholders:

•	must take into account subordination agreements entered into by the creditors before the opening of the proceedings;

•	may treat creditors differently if it is justified by their differences in situation; and

•

may include a rescheduling or cancellation of debts, debt-for-equity swaps (debt-for-equity swaps requiring the relevant shareholder consent) and sale of all (in judicial reorganization proceedings only) or part of the business.

In that respect it should be noted that (i) if the plan provides for a capital increase, the shareholders may subscribe to such share capital increase by way of a set-off with their claims against the debtor, reduced according to the provisions of the plan, (ii) the Court may decide to apply different quorum and majority rules than those provided in the debtor’s by-laws in the case where the plan provides it; and (iii) in judicial reorganization, in the event that the shareholders’ equity has not been restored, the judicial administrator may appoint a trustee (mandataire de justice) to vote in place of the shareholders if they refuse to approve the changes to the debtor’s by-laws provided by the plan.

At the request of the court-appointed administrator, the deadline to vote on the plan by creditors and bondholders can be extended for a period of time which cannot exceed the duration of the observation period.

In the first instance, the plan must be approved by each of the two creditors’ committees. Each committee must announce whether its members approve or reject such plan within 20 to 30 days of its proposal to the debtor (such time can be reduced or extended by the supervising judge, at the request of the debtor or the judicial administrator, but it cannot be less than 15 days). Such approval requires the affirmative vote of creditors holding at least two-thirds of the amounts of the claims held by the members of such committee that express a vote.

Following the approval of the plan by the two creditors’ committees, the plan will be submitted for approval to the bondholders’ general meeting. The approval of the plan at such meeting requires the affirmative vote of bondholders representing at least two-thirds of the amount of the claims held by bondholders expressing a vote in the bondholders’ general assembly.

In respect of voting rights in both committees and bondholders’ general assembly, each creditor member of a creditors’ committee and each bondholder must, if applicable, inform the judicial administrator of the existence of any agreement relating to the exercise of its vote or providing for the full or partial payment of its debt by a third party, as well as of any subordination agreement. The judicial administrator shall then submit to the concerned creditor/bondholders a proposal for the computation methods of its voting rights in the relevant creditors’ committee/bondholders’ general assembly. In the event of a disagreement, the concerned creditor/bondholder or the judicial administrator may request that the matter be referred to the president of the relevant court in summary proceedings.

Holders of the notes could, as members of the general assembly of holders of the notes, veto such plan if they reach a blocking minority (i.e. their claims represent more than one third of the claims of those creditors casting a vote in the meeting). Creditors for whom the plan does not provide any modification of their repayment schedule or provides for a payment of their claims in cash in full as soon as the plan is adopted or as soon as their claims are admitted do not take part in the vote. For those creditors outside such committees or where no such committees have been convened, the mandataire judiciaire may elect not to consult them.

Following approval by the creditors’ committees and the bondholders’ general meeting and determination of a rescheduling of the claim of creditors that are not members of the committees or bondholders as discussed above, the plan has to be approved (arrêté) by the Court. In considering such approval, the court has to verify that the interests of all creditors are sufficiently protected. Once approved by the relevant court, the safeguard, accelerated financial safeguard or reorganization plan accepted by the committees and the bondholders’ general meeting will be binding on all the members of the committees and all bondholders (including those who did not vote or voted against the adoption of the plan), as well as those creditors outside such committees/general assembly (it being noted that they can only have imposed upon them debt rescheduling by the Court as detailed below).

In the event that the debtor’s proposed plan is not approved by both committees and the general meeting of bondholders (or has not rendered its decision) within the first six months of the observation period, the Court can still adopt a safeguard plan in the time remaining until the end of the observation period, in which case a consultation of the creditors on an individual or collective basis will take place (see “Ordinary consultation” below).

In the event that the debtor’s proposed plan is not approved by both committees and the general meeting of bondholders, for those individual creditors who have not reached a negotiated agreement, the Court can only impose uniform debt deferrals over a maximum period of 10 years, except for claims with maturity dates of more than 10 years, in which case the maturity date shall remain the same. The Court cannot impose on them debt write-offs or debt-to-equity swaps. The same rule applies with respect to creditors who are not members of the committees, or where no such committees or general meeting of bondholders are convened.

The first payment must be made within a year of the judgment adopting the plan (as from the third year included, the minimum annual installment is 5% of the total admitted liabilities), it being noted, however, that if the contractual provisions relating to a debt claim provide that the principal amount of such debt claim is repayable in fine and its maturity date falls within the implementation period of the plan, the repayment of such principal amount only starts on the first annual installment date (as set out in the plan) following the original contractual maturity date of that debt claim and such payment follows specific rules.

If no plan is adopted by the committees, the court may at the request of the debtor, the judicial administrator, the mandataire judiciaire or the public prosecutor, convert the safeguard proceedings into judicial reorganization proceedings if it appears that the adoption of a safeguard plan is impossible and if the end of the safeguard proceedings is certain to lead to the company being insolvent (en état de cessation des paiements) in the near future.

Individual consultation

For debtors whose accounts are not certified by a statutory auditor or prepared by a chartered accountant, and who do not have more than 150 employees or a turnover greater than €20 million, or in the event that the debtor’s proposed plan is not approved, by both committees and the general meeting of bondholders (or has not rendered its decision) within the first six month of the observation period, the court appointed administrator notifies the proposals for the settlement of debts to the court-appointed creditors’ representative, who, individually or collectively, obtains the agreement of each creditor who stated a claim, regarding the debt remissions and payment times proposed.

The French Commercial Code does not state whether the proposals for settlement can vary according to the creditor and whether the principle of equal treatment of creditors is applicable at the consultation stage. According to legal commentaries and established practice, in the absence of a specific legislative prohibition, varying treatment of creditors is possible, provided that it is justified by the specific position of the creditors and approved by the court-appointed creditors’ representative. In practice, it is also possible to make alternative proposals at the consultation stage (which generally breaks down into a short-term option, with debt remissions and rapid payment of the balance, and a long-term option with 100% repayment of the debts over ten years. The courts tend to impose a long-term solution).

Creditors whose payment terms are not affected by the plan or who are paid in cash in full as soon as the plan is approved are not consulted.

In the event of a consultation in writing, if a creditor does not respond within 30 days as from receipt of the letter from the creditors’ representative, such creditor is deemed to have accepted the proposal. The creditors’ representative keeps a list of the responses from creditors, which is notified to the debtor, the administrator and the monitors.

Within the framework of an ordinary consultation, if the creditors refuse the proposals that were submitted to them, the court that approves the plan can only obligate them to accept deferral of the payment of their receivables over a maximum period of ten years except for claims with maturity dates of more than 10 years, in which case the maturity date shall remain the same. The Court cannot impose on them debt write-offs or debt-to- equity swaps.

Court administered proceedings — Accelerated Safeguard and Accelerated Financial Safeguard

A debtor in conciliation proceedings may request commencement of accelerated safeguard proceeding (“Accelerated Safeguard”) or an accelerated financial safeguard proceeding (“Accelerated Financial Safeguard”). Those proceedings are very similar to safeguard proceedings (see above) but have been designed to “fast-track” difficulties of large companies having (i) either more than 20 employees or a turnover greater than €3 million or whose total balance sheet exceeds €1.5 million or (ii) establish consolidated financial accounts in accordance with article L. 233-16 of the French Commercial Code.

Contrary to Accelerated Safeguard proceedings, the Accelerated Financial Safeguard procedure only concerns financial creditors. Such proceedings apply only to debt owed to creditors that are part of the credit institutions committee and bondholders, the payment of which is suspended pending the plan adopted through the Accelerated Safeguard or the Accelerated Financial Safeguard proceedings, while other debts continue to be paid in the ordinary course of business (e.g., trade debt or debt to the tax or social security administrations) in accordance with their contractual or legal terms.

To be eligible to the Accelerated Safeguard or the Accelerated Financial Safeguard, the debtor must fulfill three conditions:

•	as is the case for regular safeguard proceedings, the debtor must (i) not be insolvent for more than 45 days and (ii) face difficulties which it is not able to overcome;

•	the debtor must be subject to ongoing conciliation proceedings when it applies for the opening of the Accelerated Financial Safeguard;

•

the debtor must have prepared a draft safeguard plan ensuring the continuation of his business as a going concern supported by a large enough majority of its financial creditors (i.e., credit institutions and bondholders) to render likely its adoption by a two-thirds majority in each of the credit institutions’ committee and the bondholders general meeting within a maximum of two months of the opening of the proceedings.

The list of claims of credit institutions and bondholders party to the conciliation proceedings shall be drawn up by the debtor and certified by its statutory auditor and shall be deemed to constitute the filing of such claims (see below) unless the creditors otherwise elect to make such a filing (see below).

Where Accelerated Safeguard or Accelerated Financial Safeguard proceedings are commenced, the credit institutions’ committee and the bondholders’ general assembly are convened and are required to vote on the proposed safeguard plan within a minimum period of eight days of delivery of the proposed plan (as compared to a minimum period of 15 days for regular safeguard proceedings).

As with traditional safeguard proceedings, the plan adopted in the context of an Accelerated Safeguard or an Accelerated Financial Safeguard may notably provide for rescheduling, debt cancellation and conversion of debt into equity capital in the debtor company (debt-for-equity swaps requiring the relevant shareholder consent).

The total duration of the Accelerated Safeguard (i.e., the period between the judgment opening the Accelerated Financial Safeguard and the judgment adopting the plan) is three months.

The total duration of the Accelerated Financial Safeguard is one month, unless the court decides to extend it by one additional month.

If a plan is not adopted by the creditors and approved by the court within such deadlines, the court will terminate the proceedings.

Status of Creditors during Safeguard, Accelerated Safeguard and Accelerated Financial Safeguard, Judicial Reorganization or Judicial Liquidation Proceedings

Contractual provisions pursuant to which the opening of the proceedings constitutes an event of default are not enforceable against the debtor (a recent decision of the French Supreme Court taking a broad interpretation of this rule held that any contractual provision which would amend an ongoing contract by reducing the debtor’s rights or increasing its obligations as the sole result of its reorganization proceedings is prohibited), while the court appointed officer (judicial administrator in the event of a judicial reorganization and judicial liquidator in the case of a judicial liquidation) can unilaterally decide to terminate ongoing contracts (contrats en cours) which it believes the debtor will not be able to continue to perform. The court appointed officer can, on the contrary, require that other parties to a contract continue to perform their obligations even though the debtor may have been in default, but on the condition that it fully performs its post-petition contractual obligations.

In addition, during the observation period:

•	accrual of interest is suspended (except in respect of loans providing for a term of at least one year, or contracts providing for a payment which is differed by at least one year);

•

the debtor is prohibited from paying debts incurred prior to the date of the court decision commencing the proceedings, subject to specified exceptions which essentially cover the set-off of related (connexes) debts and payments authorized by the supervising judge to recover assets for which recovery is justified by the continued operation of the business; and

•

creditors may not pursue any individual legal action against the debtor (or, in safeguard proceedings against a guarantor of the debtor provided such guarantor is an individual) with respect to any claim arising prior to the court decision commencing the proceedings if the objective of such legal action is:

•	to obtain an order for payment of a sum of money by the debtor to the creditor (however, the creditor may require that a court determine the amount due);

•	to terminate a contract for non-payment of amounts owed by the creditor; or

•

to enforce the creditor’s rights against any assets of the debtor, except where such asset (whether tangible or intangible, moveable or immoveable) is located in another Member State within the European Union, in which case the rights in rem of creditors thereon would not be affected by the insolvency procedure, in accordance with the terms of article 5 of EC Regulations 1346/2000.

In Accelerated Safeguard and Accelerated Financial Safeguard, the above rules only apply to the creditors which are subject to the proceedings.

As a general rule, creditors domiciled in France whose claims arose prior to the commencement of proceedings must file a claim with the mandataire judiciaire within two months of the publication of the court decision in the Bulletin Officiel des annonces civiles et commerciales (by exception, the deadline starts upon receipt of an individual notification for those creditors whose claim arose from a published security interest or who benefit from a published security interest); this period is extended to four months for creditors domiciled outside France. Creditors who have not submitted their claims during the relevant period are, except with respect to very limited exceptions, barred from receiving distributions made in connection with the proceedings. Employees are not subject to limitations and are preferential creditors under French law.

If its claim is mentioned on the list of claims communicated by the debtor to the creditors’ representative, the creditor is deemed to have filed its proof as long as it has not filed one itself.

In Accelerated Safeguard and Financial Safeguard, the debts held by creditors that took part in the conciliation negotiation are listed by the debtor and certified by its statutory auditor (or, in its absence, its accountant). Although such creditors can file proofs of claim pursuant to the regular process, they may also avail themselves of this simplified alternative and merely adjust the amounts of their claims as set forth on the list of prepared by the debtor (within a 2 to 4 months time limit). Those financial creditors who did not take part of the conciliation proceedings (but who would be party to the financial institutions’ committee or the bondholders’ general assembly and, in Accelerated Safeguard, of the suppliers’ comittee) would have file their proofs of claim within the afore-mentioned legal time limit.

If the court adopts a safeguard plan or reorganization plan, claims of creditors included in the plan will be paid according to the terms of the plan. The court can also set a time period during which the assets that it deems to be essential to the continued business of the debtor may not be sold without its consent.

If the court adopts a plan for the sale of the business (plan de cession), the proceeds of the sale will be allocated for the repayment of the creditors according to the ranking of the claims under French law. If the court decides to order the judicial liquidation of the debtor, the court will appoint a liquidator in charge of selling the assets of the company and settling the relevant debts in accordance with their ranking. However, in practice, where the sale of the business is considered, it will usually appoint a judicial administrator to advise the company and organize the sale of the business.

French insolvency law assigns priority to the payment of certain preferred creditors, including employees, post-petition legal costs (especially fees of the officials appointed by the insolvency court), creditors who, as part of a approved conciliation agreement, have provided new money or goods or services, certain secured creditors in judicial liquidation proceedings only, post-petition creditors, the French State (taxes and social charges) and other pre-petition secured creditors and pre-petition unsecured creditors.

The “Suspect Period” in Judicial Reorganization and Liquidation Proceedings

The court determines the date on which insolvency is deemed to have occurred. It can be any date within the 18 months preceding the date of the opening of the proceedings. This marks the beginning of the “suspect period” (période suspecte). However, the starting date of the “suspect period” cannot be fixed by the court as of a date earlier than the date of the approval of the conciliation agreement. Certain transactions entered into by the debtor during the suspect period are automatically void or voidable by the court.

Automatically void transactions include transactions or payments entered into during the suspect period that may constitute voluntary preferences for the benefit of some creditors to the detriment of other creditors. These include transfers of assets for no consideration, contracts under which the reciprocal obligations of the debtor significantly exceed those of the other party, payments of debts not due at the time of payment, payments made in a manner which is not commonly used in the ordinary course of business and security granted for debts (including a security granted to secure a guarantee obligation) previously incurred and provisional measures, unless the right of attachment or seizure predates the date of cessation of payments, the transfer of any assets or rights to a trust arrangement (fiducie) (unless such transfer is made as a security for debt incurred at the same time), declaration of non-seizability (déclaration d’insaisissabilité) and any amendment to a trust arrangement that dedicates assets or rights as a guaranty of pre-existing debts.

Transactions voidable by the court include payments made on accrued debts, transactions for consideration and notices of attachments made to third parties (avis à tiers détenteur), seizures (saisie attribution) and oppositions made during the suspect period, if the court determines that the creditor knew of the cessation of payments of the debtor. Transactions relating to the transfer of assets for no consideration are also voidable when entered into during the six-month period prior to the beginning of the suspect period. There is no suspect period prior to the opening of the safeguard or accelerated financial safeguard proceedings, since the condition required to commence such proceedings is that the company is not insolvent (en état de cessation des paiements) within the meaning of French law.

Lender Liability

Pursuant to article L. 650-1 of the French Commercial Code, where safeguard, judicial reorganization or judicial liquidation proceedings have been commenced, creditors may only be held liable for the losses suffered as a result of facilities granted to the debtor on the following grounds (and may only be held liable on those grounds): (i) fraud; (ii) wrongful interference with the management of the debtor; or (iii) if the security or guarantees taken to support the facilities are disproportionate to such facilities. In addition, any security or guarantees taken to support facilities in respect of which a creditor is found liable on any of these grounds can be cancelled or reduced by the court. Case law has recently confirmed that this liability also requires that the granting of the facility be deemed to be wrongful.

If a creditor has repeatedly interfered in the company’s management, it can be deemed a “manager” of such company (“dirigeant de fait”). In this case, article L 651-2 of the French Commercial Code provides that, if liquidation proceedings (liquidation judiciaire) have been commenced against the debtor, the creditor may be liable for the debts of the company, along with the other managers (whether de jure or de facto), as the case may be, if it is established that their mismanagement has contributed to the company’s shortfall of assets. If such conditions are met, French courts will decide whether the managers should bear all or part of the shortfall amount.

LEGAL MATTERS

The validity of the notes and the guarantees will be passed on for us by Linklaters LLP, Paris, France, who are acting as our special United States counsel and our French legal advisors.

EXPERTS

The consolidated financial statements of CGG as of and for the year ended December 31, 2013 and the effectiveness of CGG internal control over financial reporting as of December 31, 2013 appearing in CGG’s annual report on Form 20-F for the year ended December 31, 2013 have been audited by Ernst & Young et Autres, independent registered public accounting firm, as set forth in its report thereon, incorporated by reference herein. Such consolidated financial statements and CGG management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CGG as of and for the years ended December 31, 2012 and 2011 appearing in CGG’s annual report on Form 20-F for the year ended December 31, 2013 have been audited by Ernst & Young et Autres and Mazars, independent registered public accounting firms, as set forth in their report thereon, incorporated by reference herein. Such consolidated financial statements and CGG management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are a company organized under the laws of France with our registered office and principal place of business in France. A majority of our directors and officers named herein are not residents of the United States, and all or a substantial portion of their assets are located outside the United States. Substantially all of our assets are located outside the United States. We have agreed, in accordance with the terms of the indenture governing the notes, to accept service of process in any suit, action or proceeding with respect to the indenture or the notes brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may not be possible for you to effect service of process within the United States upon our officers or to enforce against these persons, or us, judgments of United States courts predicated upon civil liability provisions of the federal securities laws of the United States.

We have been advised by our French counsel, Linklaters LLP, Paris, France, that if an original action is brought in France, predicated solely upon the United States federal securities laws, French courts may not have the requisite jurisdiction to grant the remedies sought. Actions for enforcement in France of a U.S. judgment rendered against any of the French persons referred to in the second sentence of the preceding paragraph would require (i) that the U.S. judgment is enforceable in the jurisdiction which issued it, (ii) that the U.S. judgment was rendered by court having jurisdiction over the matter because the dispute is substantially connected with the United States and that French courts do not have exclusive jurisdiction over the matter, (iii) that the judgment is not contrary to the principles of French international public policy (iv) that neither the choice of applicable law nor the choice of jurisdiction is fraudulent and (v) that the U.S. judgment does not conflict with a French judgment or a foreign judgment enforceable in France relating to the same or similar subject matter as the U.S. judgment. In addition, actions in the United States under United States federal securities laws could be affected under certain circumstances by the French Law of July 16, 1980, which may preclude or restrict the obtaining of evidence in France or from French persons in connection with such actions.

GENERAL INFORMATION

Share Capital

As at June 30, 2014, we had authorized share capital of €286,777,098 and issued share capital of €70,862,076.80 divided into 177,065,192 ordinary shares of €0.40 nominal value each.

Corporate Authorizations

The issue of the new notes was authorized pursuant to a resolution of the Board of Directors (Conseil d’Administration) of CGG adopted on April 25, 2014. The guarantee of the new notes was authorized by the Board of Directors of each Initial Guarantor.

Listing of the Notes

Application will be made for the new notes to be listed on the Luxembourg Stock Exchange and to trading on the Euro MTF.

Clearing of the Notes

The new notes will be accepted for clearance and settlement with DTC under the following securities codes: the CUSIP number is 12531T AB5 and the ISIN is US12531TAB52.

No Material Adverse Change

Except as disclosed in this prospectus, there has been no significant change in our financial or trading position since December 31, 2013 and no material adverse change in our financial position or prospects since December 31, 2013.

Litigation

Except as disclosed in this prospectus, neither we nor any of our subsidiaries are involved in any litigation, arbitration or administrative proceedings relating to amounts which, individually or in the aggregate, are material in the context of the issue of the notes and, to the best of our knowledge, there are no such litigation, arbitration or administrative proceedings pending or threatened.

Significant Subsidiaries

For the year ended December 31, 2013, three subsidiaries, CGG Services SA, CGG Services (U.S.) Inc., and Sercel S.A., each represented more than 10% of our consolidated revenues. CGG Services SA, a wholly owned subsidiary CGG SA, had operating revenues of US$1,110.0 million in the year ended December 31, 2013 and had total assets of US$683.6 million at December 31, 2013. CGG Services SA is primarily engaged the provision of geophysical services. Its registered office is at 27 avenue Carnot, 91300 Massy, France. It had issued share capital of €12,274,588 as at December 31, 2013, divided into 306,864,724 shares, all of which were fully paid. CGG Services SA paid no dividends in 2013. Sercel S.A., a wholly owned subsidiary of Sercel Holding S.A., had operating revenues of US$467.5 million in the year ended December 31, 2013 and had total assets of US$586.3 million at December 31, 2013. Sercel S.A. is primarily engaged the production and distribution of marine seismic equipment and other products. Its registered office is at 16 rue du Bel Air, 44470 Carquefou, France. It had issued share capital of €2,000,000 as at December 31, 2013, divided into 5,000,000 shares, all of which were fully paid. In 2013, Sercel S.A. paid dividends in the amount of €70,000,000.

At December 31, 2013, one subsidiary, CGG Holding (U.S.) Inc., represented more than 10% of our consolidated assets.

Information about CGG Services (U.S.) Inc. and CGG Holding (U.S.) Inc. is provided below.

Initial Guarantors

Each of the Initial Guarantors is, directly or indirectly, a wholly owned subsidiary of the Issuer.

CGG Holding B.V., a wholly owned subsidiary of CGG SA, is primarily engaged as a holding company of certain subsidiaries. CGG Holding B.V. had no operating revenues in the year ended December 31, 2013 and had total assets of US$811.1 million at December 31, 2013. CGG Holding B.V.’s registered office is at Schiphol Boulevard 299, 1118 BH Luchthaven Schiphol, the Netherlands, and its corporate seat (statutaire zetel) at Amsterdam, the Netherlands (trade register number 34314931).

CGG Marine B.V., a wholly owned subsidiary of CGG Holding B.V., is primarily engaged as a holding company of certain subsidiaries in our Services segment. CGG Marine B.V. had no operating revenues in the year ended December 31, 2013 and had total assets of US$534.3 million at December 31, 2013. CGG Marine B.V.’s registered office is at Schiphol Boulevard 299, 1118 BH Luchthaven Schiphol, the Netherlands and its corporate seat (statutaire zetel) at Amsterdam, the Netherlands (trade register number 34349332).

CGG Marine Resources Norge AS, a wholly owned subsidiary of CGG SA, is primarily engaged as an asset company. CGG Marine Resources Norge AS had no operating revenues in the year ended December 31, 2013 and had total assets of US$14.6 million at December 31, 2013. CGG Marine Resources Norge AS’s registered office is at OH BANGS VEI 70, 1363 Høvik, Norway.

CGG Holding (U.S.) Inc., a wholly owned subsidiary of CGG Holding B.V., is engaged as a holding company. CGG Holding (U.S.) Inc. had no operating revenues in the year ended December 31, 2013 and had total assets of US$1561.9 million at December 31, 2013. CGG Holding (U.S.) Inc.’s registered office is at 1209 Orange Street, Wilmington, Delaware, 19801, United States of America. CGG Holding (U.S.) Inc. had issued share capital of US$417,299 as at December 31, 2013, divided into 100 shares, all of which were fully paid. CGG Holding (U.S.) Inc. paid no dividends in 2013.

CGG Services (U.S.) Inc., a wholly owned subsidiary of CGG Holding (U.S.) Inc., is primarily engaged in acquiring marine seismic data in U.S. waters for third parties on a contract basis, acquiring, processing and licensing marine multi-client library data, and processing seismic data for third parties. CGG Services (U.S.) Inc. had operating revenues of US$401.1 million in the year ended December 31, 2013 and had total assets of US$638.6 million at December 31, 2013. CGG Services (U.S.) Inc.’s registered office is at 1209 Orange Street, Wilmington, Delaware, 19801, United States of America. CGG Services (U.S.) Inc. had issued share capital of US$417,299 as at December 31, 2013, divided into 100 shares, all of which were fully paid. CGG Services (U.S.) Inc. paid no dividends in 2013.

Veritas Investments Inc., a wholly owned subsidiary of CGG Holding (U.S.) Inc., is primarily engaged as a holding company. Veritas Investments Inc. had no operating revenues in the year ended December 31, 2013 and had total assets of US$0 million at December 31, 2013. Veritas Investments Inc.’s registered office is at 1209 Orange Street, Wilmington, Delaware, 19801, United States of America.

CGG Land (U.S.) Inc., a wholly owned subsidiary of CGG Services (U.S.) Inc., is primarily engaged in acquiring seismic data on land in the U.S. for third parties on a contract basis and acquiring and licensing U.S. land multi-client library data. CGG Land (U.S.) Inc. had operating revenues of US$185.8 million in the year ended December 31, 2013 and had total assets of US$178.9 million at December 31, 2013. CGG Land (U.S.) Inc.’s registered office is at 3422 Old Capitol Trail, Suite 700,, Wilmington, Delaware, 19808, United States of America.

Viking Maritime Inc., a wholly owned subsidiary of CGG Services (U.S.) Inc., was primarily engaged in chartering, as charterer, and operating seismic and support vessels. Viking Maritime Inc. had no operating revenues in the year ended December 31, 2013 and had total assets of US$0.4 million at December 31, 2013. Viking Maritime Inc.’s registered office is at 1209 Orange Street, Wilmington, Delaware, 19801, United States of America.

Veritas Geophysical (Mexico) LLC, a wholly owned subsidiary of CGG Services (U.S.) Inc., was primarily engaged as a holding company that owns, together with Veritas Investments Inc., certain of our Mexican subsidiaries. Veritas Geophysical (Mexico) LLC had no operating revenues in the year ended December 31, 2013 and had total assets of US$6.9 million at December 31, 2013. Veritas Geophysical (Mexico) LLC’s registered office is at 1209 Orange Street, Wilmington, Delaware, 19801, United States of America.

Alitheia Resources Inc., a wholly owned subsidiary of CGG Services (U.S.) Inc., was primarily engaged in acquiring, exploring and marketing oil and gas properties in the Gulf of Mexico. Alitheia Resources Inc. had no operating revenues in the year ended December 31, 2013 and had total assets of US$0 million at December 31, 2013. Alitheia Resources Inc.’s registered office is at 1209 Orange Street, Wilmington, Delaware, 19801, United States of America.

CGG Canada Services Ltd, a wholly owned subsidiary of CGG Holding B.V., is primarily engaged in the processing of seismic data in our Calgary center. CGG Canada Services had operating revenues of US$3.9 in the year ended December 31, 2013 and had total assets of US$15.9 million at December 31, 2013. CGG Canada Service’s registered office is at 2200, 715 – 5th Avenue S.W., Calgary, Alberta, T2P 5A2, Canada.

Sercel, Inc., 81% owned by CGG Holding (U.S.) Inc. and 19% owned by Sercel Holding S.A., is primarily engaged in the production and distribution of marine seismic equipment, geophones and other products. Sercel, Inc. had operating revenues of US$228.6 million in the year ended December 31, 2013 and had total assets of US$211.7 million at December 31, 2013. Sercel, Inc.’s registered office is at 17200 Park Row, Houston, Texas 77084, United States of America.

Sercel-GRC Corp., a wholly owned subsidiary of Sercel, Inc., is primarily engaged in the production and distribution of downhole equipment and gauges. Sercel-GRC Corp. had operating revenues of US$31.3 million in the year ended December 31, 2013 and had total assets of US$64.3 million at December 31, 2013. Sercel-GRC Corp.’s registered office is at 6540 E. Apache St, Tulsa, OK 74115, United States of America.

Sercel Australia Pty Ltd, a wholly owned subsidiary of Sercel Holding S.A., is primarily engaged in the production and distribution of marine seismic products. Sercel Australia had no operating revenues in the year ended December 31, 2013 and had total assets of US$13.9 million at December 31, 2013. Sercel Australia’s registered office is at Level 5 Deutsche Bank Place, 126 Philip Street Sydney NSW 2000.

Sercel Canada Ltd, a wholly owned subsidiary of Sercel Inc., is primarily engaged in the rental and sale of products for the geophysical land market. Sercel Canada Ltd had operating revenues of US$0.1 million in the year ended December 31, 2013 and had total assets of US$10.9 million at December 31, 2013. Sercel Canada Ltd’s registered office is at 1108 55th Avenue NE, Calgary, Alberta, T2E 6Y, Canada.

Documents Available

Copies of our annual reports for 2011, 2012 and 2013, the constitutive documents of CGG, the indenture and the registration rights agreement and copies of the most recently published report and financial statements of CGG, including the unaudited interim financial statements for the six months ended June 30, 2014, will, for so long as the notes are listed on the Luxembourg Stock Exchange, be available free of charge during usual business hours on any weekday (except Saturdays, Sundays and public holidays) at the specified offices of the paying agent in Luxembourg. We publish a quarterly consolidated statement of operations, statement of cash flow and balance sheet, each of which will be delivered to, and copies of which may be obtained free of charge from, the specified offices of the paying agent in Luxembourg. We do not publish interim non-consolidated statements. All published interim statements are unaudited.

We have undertaken to the holders of the notes that we will submit certain quarterly financial information to the Commission. Any such quarterly information will also be delivered to, and copies of such information may be obtained free of charge from, the specified offices of the Paying Agent in Luxembourg.

Item 1: FINANCIAL STATEMENTS

C G G

UNAUDITED INTERIM CONSOLIDATED STATEMENT OF OPERATIONS

	Three months ended June 30,
	2014	2013
Amounts in millions of U.S.$, except per share data or unless indicated

Operating revenues	689.1	1,031.7
Other income from ordinary activities	0.5	0.5
Total income from ordinary activities	689.6	1,032.2
Cost of operations	(557.7)	(794.3)
Gross profit	131.9	237.9
Research and development expenses, net	(27.6)	(24.9)
Marketing and selling expenses	(30.2)	(34.5)
General and administrative expenses	(37.3)	(54.2)
Other revenues (expenses), net	(222.7)	(2.8)
Operating income	(185.9)	121.5
Expenses related to financial debt	(62.7)	(47.2)
Income provided by cash and cash equivalents	0.3	0.4
Cost of financial debt, net	(62.4)	(46.8)
Other financial income (loss)	(46.9)	0.1
Income (loss) of consolidated companies before income taxes	(295.2)	74.8
Deferred taxes on currency translation	(3.2)	1.7
Other income taxes	(13.0)	(36.3)
Total income taxes	(16.2)	(34.6)
Net income (loss) from consolidated companies	(311.4)	40.2
Share of income (loss) in companies accounted for under equity method	(13.2)	(4.5)
Net income (loss)	(324.6)	35.7
Attributable to :
Owners of CGG	$(326.5)	34.9
Owners of CGG(1)	€(237.8)	26.6
Non-controlling interests	$1.9	0.8

Weighted average number of shares outstanding	176,919,920	176,719,125
Dilutive potential shares from stock-options	(3)	507,561
Dilutive potential shares from performance share plan	(3)	611,140
Dilutive potential shares from convertible bonds	(3)	(2)
Dilutive weighted average number of shares outstanding adjusted when dilutive	176,919,920	177,837,826
Net income (loss) per share
Basic	$(1.85)	0.20
Basic(1)	€(1.34)	0.15
Diluted	$(1.85)	0.20
Diluted(1)	€(1.34)	0.15

(1)	Corresponding to the half-year amount in euros less the first quarter amount in euros.
(2)

Convertible bonds had an accretive effect; as a consequence, potential shares linked to those instruments were not taken into account in the dilutive weighted average number of shares or in the calculation of diluted income per share.

(3)

As our net result was a loss, stock-options, performance shares plans and convertible bonds had an accretive effect; as a consequence, potential shares linked to those instruments were not taken into account in the dilutive weighted average number of shares, or in the calculation of diluted loss per share.

See notes to Interim Consolidated Financial Statements

C G G

UNAUDITED INTERIM CONSOLIDATED STATEMENT OF OPERATIONS

	Six months ended June 30,
	2014	2013
Amounts in millions of U.S.$, except per share data or unless indicated

Operating revenues	1,495.3	1,902.4
Other income from ordinary activities	0.9	1.1
Total income from ordinary activities	1,496.2	1,903.5
Cost of operations	(1,230.2)	(1,469.5)
Gross profit	266.0	434.0
Research and development expenses, net	(54.0)	(51.0)
Marketing and selling expenses	(59.7)	(62.9)
General and administrative expenses	(79.2)	(105.2)
Other revenues (expenses), net	(224.5)	58.4
Operating income	(151.4)	273.3
Expenses related to financial debt	(110.9)	(94.1)
Income provided by cash and cash equivalents	0.9	1.0
Cost of financial debt, net	(110.0)	(93.1)
Other financial income (loss)	(44.4)	(4.9)
Income (loss) of consolidated companies before income taxes	(305.8)	175.3
Deferred taxes on currency translation	(4.2)	(5.0)
Other income taxes	(23.9)	(61.6)
Total income taxes	(28.1)	(66.6)
Net income (loss) from consolidated companies	(333.9)	108.7
Share of income (loss) in companies accounted for under equity method	(29.7)	6.1
Net income (loss)	(363.6)	114.8
Attributable to :
Owners of CGG	$(366.9)	111.6
Owners of CGG(1)	€(267.3)	85.1
Non-controlling interests	$3.3	3.2

Weighted average number of shares outstanding	176,905,393	176,750,616
Dilutive potential shares from stock-options	(3)	588,127
Dilutive potential shares from performance share plan	(3)	611,140
Dilutive potential shares from convertible bonds	(3)	(2)
Dilutive weighted average number of shares outstanding adjusted when dilutive	176,905,393	177,949,883
Net income (loss) per share Basic	$(2.07)	0.63
Basic(1)	€(1.51)	0.48
Diluted	$(2.07)	0.63
Diluted(1)	€(1.51)	0.48

(1)	Converted at the average exchange rate of U.S.$1.3726 and U.S.$1.3122 per € for the periods ended June 30, 2014 and 2013, respectively.
(2)

Convertible bonds had an accretive effect; as a consequence, potential shares linked to those instruments were not taken into account in the dilutive weighted average number of shares or in the calculation of diluted income per share.

(3)

As our net result was a loss, stock-options, performance shares plans and convertible bonds had an accretive effect; as a consequence, potential shares linked to those instruments were not taken into account in the dilutive weighted average number of shares, or in the calculation of diluted loss per share.

See notes to Interim Consolidated Financial Statements

C G G

UNAUDITED INTERIM CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)

Amounts in millions of U.S.$	June 30,
	2014	2013
Net income (loss) from statements of operations	(363.6)	114.8

Other comprehensive income to be reclassified in profit (loss) in subsequent period:
Gain (loss) on cash flow hedges	—	(0.2)
Income taxes	—	0.1
Net gain (loss) on cash flow hedges	—	(0.1)

Exchange differences on translation of foreign operations	(0.1)	(4.5)
Net other comprehensive income to be reclassified in profit (loss) in subsequent period (1)	(0.1)	(4.6)
Other comprehensive income not to be classified in profit (loss) in subsequent period:
Gain (loss) on actuarial changes on pension plan	(0.3)	1.4
Income taxes	0.1	(0.5)
Net gain (loss) on actuarial changes on pension plan	(0.2)	0.9

Net other comprehensive income not to be reclassified in profit (loss) in subsequent period (2)	(0.2)	0.9

Total other comprehensive income (loss) for the period, net of taxes (1) + (2)	(0.3)	(3.7)

Total comprehensive income (loss) for the period	(363.9)	111.1

Attributable to :
Owners of CGG SA	(366.8)	107.0
Non-controlling interests	2.9	4.1

C G G

CONSOLIDATED BALANCE SHEET

	June 30, 2014 (unaudited)	December 31, 2013
Amounts in millions of U.S.$, unless indicated
ASSETS
Cash and cash equivalents	385.3	530.0
Trade accounts and notes receivable, net	818.7	987.4
Inventories and work-in-progress, net	476.7	505.2
Income tax assets	136.5	118.1
Other current assets, net	148.7	175.6
Assets held for sale, net	56.7	37.7
Total current assets	2,022.6	2,354.0
Deferred tax assets	176.8	222.6
Investments and other financial assets, net	52.4	47.8
Investments in companies under equity method	243.5	325.8
Property, plant and equipment, net	1,424.7	1,557.8
Intangible assets, net	1,483.2	1,271.6
Goodwill, net	2,484.1	2,483.2
Total non-current assets	5,864.7	5,908.8
TOTAL ASSETS	7,887.3	8,262.8
LIABILITIES AND EQUITY Bank overdrafts	1.9	4.5
Current portion of financial debt	401.0	247.0
Trade accounts and notes payable	479.2	557.6
Accrued payroll costs	220.3	251.1
Income taxes liability payable	63.3	73.9
Advance billings to customers	57.6	52.4
Provisions — current portion	151.5	73.1
Other current liabilities	198.7	283.9
Total current liabilities	1,573.5	1,543.5
Deferred tax liabilities	88.1	148.9
Provisions — non-current portion	139.8	142.5
Financial debt	2,557.1	2,496.1
Other non-current liabilities	33.2	41.7
Total non-current liabilities	2,818.2	2,829.2
Common stock 286,777,098 shares authorized and 176,065,192 shares with a €0.40 nominal value issued and outstanding at June 30, 2014 and 176,890,866 at December 31, 2013	92.8	92.7
Additional paid-in capital	3,180.4	3,180.4
Retained earnings	563.5	1,273.9
Other reserves	(39.3)	(46.1)
Treasury shares	(20.6)	(20.6)
Net income (loss) for the period attributable to the owners of CGG	(366.9)	(698.8)
Cumulative income and expense recognized directly in equity	(7.6)	(7.6)
Cumulative translation adjustment	26.3	26.0
Equity attributable to owners of CGG SA	3,428.6	3,799.9
Non-controlling interests	67.0	90.2
Total equity	3,495.6	3,890.1
TOTAL LIABILITIES AND EQUITY	7,887.3	8,262.8

See notes to Interim Consolidated Financial Statements

C G G

UNAUDITED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

	Six months ended June 30,
	2014	2013
Amounts in millions of U.S.$
OPERATING
Net income (loss)	(363.6)	114.8
Depreciation and amortization	311.4	227.7
Multi-client surveys depreciation and amortization	194.6	174.0
Depreciation and amortization capitalized to multi-client surveys	(72.6)	(47.1)
Variance on provisions	74.7	17.1
Stock based compensation expenses	3.8	9.1
Net gain (loss) on disposal of fixed assets	(7.1)	(97.5)
Equity income (loss) of investees	29.7	(6.1)
Dividends received from affiliates	29.9	—
Other non-cash items	45.5	3.7
Net cash including net cost of financial debt and income tax	246.3	395.7
Less net cost of financial debt	110.0	93.1
Less income tax expense	28.1	66.6
Net cash excluding net cost of financial debt and income tax	384.4	555.4
Income tax paid	(67.7)	(58.7)
Net cash before changes in working capital	316.7	496.7
— change in trade accounts and notes receivable	143.9	(31.9)
— change in inventories and work-in-progress	20.5	(7.4)
— change in other current assets	(20.7)	(1.6)
— change in trade accounts and notes payable	(34.5)	(146.8)
— change in other current liabilities	(44.8)	(44.0)
Impact of changes in exchange rate on financial items	(0.2)	2.1
Net cash provided by operating activities	380.9	267.1
INVESTING
Capital expenditures (including variation of fixed assets suppliers, excluding multi-client surveys)	(188.4)	(158.0)
Investment in multi-client surveys, net cash	(331.0)	(234.5)
Proceeds from disposals of tangible and intangible assets	2.4	4.6
Total net proceeds from financial assets	1.2	33.7
Acquisition of investments, net of cash and cash equivalents acquired	(6.5)	(939.6)
Impact of changes in consolidation scope	—	—
Variation in loans granted	—	—
Variation in subsidies for capital expenditures	—	—
Variation in other non-current financial assets	(2.8)	0.1
Net cash used in investing activities	(525.1)	(1,293.7)
FINANCING
Repayment of long-term debts	(1,070.7)	(184.2)
Total issuance of long-term debts	1,215.0	111.8
Lease repayments	(4.3)	(9.3)
Change in short-term loans	(2.6)	3.5
Financial expenses paid	(71.8)	(65.8)
Net proceeds from capital increase
— from shareholders	0.1	1.2
— from non-controlling interests of integrated companies	—	—
Dividends paid and share capital reimbursements
— to shareholders	—	—
— to non-controlling interests of integrated companies	(35.5)	(7.5)
Acquisition/disposal from treasury shares	—	—
Net cash provided by (used in) financing activities	30.2	(150.3)
Effects of exchange rates on cash	(0.7)	15.5
Impact of changes in consolidation scope	(30.0)	—
Net increase (decrease) in cash and cash equivalents	(144.7)	(1,161.4)
Cash and cash equivalents at beginning of year	530.0	1,520.2
Cash and cash equivalents at end of period	385.3	358.8

See notes to Interim Consolidated Financial Statements

C G G

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

Amounts in millions of U.S.$, except share data	Number of Shares issued	Share capital	Additional paid-in capital	Retained earnings	Other reserves	Treasury shares	Income and expense Recognized directly in equity	Cumulative translation adjustment	Equity attributable to owners of CGG	Non-controlling interests	Total equity
Balance at January 1, 2013	176,392,225	92.4	3,179.1	1,265.8	(27.8)	(20.6)	(7.6)	1.9	4,483.2	98.7	4,581.9

Capital increase	468,660	0.3	0.9						1.2		1.2
Dividends									—	(7.5)	(7.5)
Net income				111.6					111.6	3.2	114.8
Cost of share-based payment				9.1					9.1		9.1
Net gain (loss) on actuarial changes on pension plan (1)				0.9					0.9		0.9
Net gain (loss) on cash flow hedges (2)							(0.1)		(0.1)		(0.1)
Exchange differences on foreign currency translation (3)								(5.4)	(5.4)	0.9	(4.5)

Other comprehensive income (1)+(2)+(3)				0.9			(0.1)	(5.4)	(4.6)	0.9	(3.7)
Exchange differences on foreign currency translation generated by the mother company					2.6				2.6		2.6
Changes in consolidation scope and other				(1.3)					(1.3)	0.3	(1.0)

Balance at June 30, 2013	176,860,885	92.7	3,180.0	1,386.1	(25.2)	(20.6)	(7.7)	(3.5)	4,601.8	95.6	4,697.4

Amounts in millions of U.S.$, except share data	Number of Shares issued	Share capital	Additional paid-in capital	Retained earnings	Other reserves	Treasury shares	Income and expense Recognized directly in equity	Cumulative translation adjustment	Equity attributable to owners of CGG	Non-controlling interests	Total equity
Balance at January 1, 2014	176,890,866	92.7	3,180.4	575.1	(46.1)	(20.6)	(7.6)	26.0	3,799.9	90.2	3,890.1

Capital increase	174,326	0.1		(0.1)					—		—
Dividends									—	(7.5)	(7.5)
Net income				(366.9)					(366.9)	3.3	(363.6)
Cost of share-based payment				4.1					4.1		4.1
Net gain (loss) on actuarial changes on pension plan (1)				(0.2)					(0.2)		(0.2)
Net gain (loss) on cash flow hedges (2)									—		—
Exchange differences on foreign currency translation (3)								0.3	0.3	(0.4)	(0.1)

Other comprehensive income (1)+(2)+(3)				(0.2)				0.3	0.1	(0.4)	(0.3)
Reimbursement of convertible bonds, net of deferred taxes				(16.3)					(16.3)		(16.3)
Exchange differences on foreign currency translation generated by the mother company					6.8				6.8		6.8
Changes in consolidation scope and other				0.9					0.9	(18.6)	(17.7)

Balance at June 30, 2014	177,065,192	92.8	3,180.4	196.6	(39.3)	(20.6)	(7.6)	26.3	3,428.6	67.0	3,495.6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CGG S.A. (“the Company”) and its subsidiaries (together, the “Group”) is a global participant in the geophysical and geological services industry, providing a wide range of data acquisition, processing and interpretation services as well as related imaging and interpretation software to clients in the oil and gas exploration and production business. It is also a global manufacturer of geophysical equipment.

Given that the Company is listed on a European Stock Exchange and pursuant to European regulation n°1606/2002 dated July 19, 2002, the accompanying interim condensed consolidated financial statements have been prepared in accordance with IAS34 as issued by the International Accounting Standards Board (IASB) and adopted by the European Union. These interim condensed consolidated financial statements have been authorized by the Board of Directors on July 31, 2014 for issue.

The preparation of consolidated financial statements in accordance with IFRS requires management to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates due to the change in economic conditions, changes in laws and regulations, changes in strategy and the inherent imprecision associated with the use of estimates.

The interim condensed consolidated financial statements are presented in U.S. dollars and have been prepared on a historical cost basis, except for certain financial assets and liabilities that have been measured at fair value.

Critical accounting policies

The interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with the Group’s annual financial statements as of and for the year ended December 31, 2013 included in its report on Form 20-F for the year 2013 filed with the SEC on April 10, 2014.

The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the Group’s annual financial statements for the year ended December 31, 2013, except for the adoption of the following new Standards and Interpretations:

•	Amendment to IFRS7 / IAS32 — Offsetting financial assets and financial liabilities

•	Amendments to IAS 36 — Recoverable Amount Disclosures for Non-Financial Assets

•	Amendments to IAS 39 Financial Instruments — Novation of derivatives and continuation of hedge accounting

The adoption of these Standards and Interpretations had no significant impact on the Group’s interim financial statements.

The Group decided not to early adopt those Standards, Amendments and Interpretations that the European Union adopted but that were not effective as of June 30, 2014, namely:

•	IFRIC 21 Levies — recognition of a liability for a levy imposed by a government

At the date of issuance of these consolidated financial statements, the following Standards and Interpretations were issued but not yet adopted by the European Union and were thus not effective:

•	IFRS 9 — Financial instrument — classification and valuation of financial assets

•	Amendments to IAS 19 — Defined Benefit Plans: Employee Contributions

•	Annual Improvements (2010-2012)

•	Annual Improvements (2011-2013)

•	Amendment to IFRS11 — Acquisition of an interest in a joint operation

•	Amendments to IAS16 & IAS38 — Clarification of Acceptable Methods of Depreciation and Amortization

•	IFRS15 — Revenue from Contracts with Customers

We are currently reviewing these standards and interpretations to assess their potential impact on our consolidated financial statements.

Use of judgment and estimates

Key judgments and estimates used in the financial statements are summarized in the following table:

Judgments and estimates	Key assumptions
Fair value of assets and liabilities acquired through purchase price allocation	Pattern used to determine the fair value of assets and liabilities
Recoverability of client receivables	Assessment of clients’ credit default risk
Valuation of investments	Financial assets fair value Equity method companies fair value
Amortization and impairment of multi-client surveys	Expected margin rate for each category of surveys Expected useful life of multi-client surveys
Depreciation and amortization of tangible and intangible assets	Assets useful lives
Recoverable value of goodwill and intangible assets	Expected geophysical market trends Discount rate (WACC)
Post-employment benefits	Discount rate Participation rate to post employment benefit plans Inflation rate
Provisions for risks, claims and litigations	Assessment of risks considering court rulings and attorney’s positions
Revenue recognition	Contract completion rates Assessment of fair value of customer loyalty programs Assessment of fair value of contracts identifiable parts
Development costs	Assessment of future benefits of each project
Deferred tax assets	Hypothesis supporting the achievement of future taxable benefits

Operating revenues

Operating revenues are recognized when they can be measured reliably, and when it is likely that the economic benefits associated with the transaction will flow to the entity, which is at the point that such revenues have been realized or are considered realizable.

•	Multi-client surveys

Revenues related to multi-client surveys result from (i) pre-commitments and (ii) licenses after completion of the surveys (“after-sales”).

Pre-commitments — generally, we obtain commitments from a limited number of customers before a seismic project is completed. These pre-commitments cover part or all of the survey area blocks. In return for the commitment, the customer typically gains the right to direct or influence the project specifications, advance access to data as it is being acquired, and favorable pricing. We record payments that we receive during periods of mobilization as advance billing in the balance sheet in the line item “Advance billings to customers”.

We recognize pre-commitments as revenue when production has started based on the physical progress of the project, as services are rendered.

After sales — generally, we grant a license entitling non-exclusive access to a complete and ready for use, specifically defined portion of our multi-client data library in exchange for a fixed and determinable payment. We recognize after sales revenue upon the client executing a valid license agreement and being granted access to the data.

In case after sales agreements contain multiple deliverable elements, the revenue is allocated to the various elements based on specific objective evidence of fair value, regardless of any separate allocations stated within the contract for each element. Each element is appropriately accounted for under the applicable accounting standard.

After sales volume agreements — we enter into a customer arrangement in which we agree to grant licenses to the customer for access to a specified number of blocks of the multi-client library. These arrangements typically enable the customer to select and access the specific blocks for a limited period of time. We recognize revenue when the blocks are selected and the client has been granted access to the data and if the corresponding revenue can be reliably estimated.

•	Exclusive surveys

In exclusive surveys, we perform seismic services (acquisition and processing) for a specific customer. We recognize proprietary/contract revenues as the services are rendered. We evaluate the progress to date, in a manner generally consistent with the physical progress of the project, and recognize revenues based on the ratio of the project cost incurred during that period to the total estimated project costs as far as they can reliably be assessed.

The billings and the costs related to the transit of seismic vessels at the beginning of the survey are deferred and recognized over the duration of the contract by reference to the technical stage of completion.

In some exclusive survey contracts and a limited number of multi-client survey contracts, we are required to meet certain milestones. We defer recognition of revenue on such contracts until all milestones that provide the customer a right of cancellation or refund of amounts paid have been met.

•	Equipment sales

We recognize revenues on equipment sales upon delivery to the customer when risks and rewards are fully transferred. Any advance billings to customers are recorded in current liabilities.

•	Software and hardware sales

We recognize revenues from the sale of software and hardware products following acceptance of the product by the customer at which time we have no further significant vendor obligations remaining. Any advance billings to customers are recorded in current liabilities.

If an arrangement to deliver software, either alone or together with other products or services, requires significant production, modification, or customization of software, the entire arrangement is accounted for as a production-type contract, i.e. using the percentage of completion method.

If the software arrangement provides for multiple deliverables (e.g. upgrades or enhancements, post-contract customer support such as maintenance, or services), the revenue is allocated to the various elements based on specific objective evidence of fair value, regardless of any separate allocations stated within the contract for each element. Each element is appropriately accounted for under the applicable accounting standard.

Maintenance revenues consist primarily of post contract customer support agreements and are recorded as advance billings to customers and recognized as revenue on a proportional performance basis over the contract period.

•	Other geophysical sales/services

Revenues from our other geophysical sales/services are recognized as the services are performed and, when related to long-term contracts, using the proportional performance method of recognizing revenues.

•	Customer loyalty programs

We may grant award credits to our main clients. These award credits are contractually based on cumulative services provided during the calendar year and attributable to future services.

These credits are considered as a separate component of the initial sale and measured at their fair value by reference to the contractual rates and the forecasted cumulative revenues for the calendar year. These proceeds are recognized as revenue only when the obligation has been fulfilled.

Multi-client surveys

Multi-client surveys consist of seismic surveys to be licensed to customers on a non-exclusive basis. All costs directly incurred in acquiring, processing and otherwise completing seismic surveys are capitalized into the multi-client surveys (including transit costs when applicable). The value of our multi-client library is stated on our balance sheet at the aggregate of those costs less accumulated amortization or at fair value if lower. We review the library for potential impairment at each balance sheet date at the relevant level (independent surveys or groups of surveys).

Multi-client surveys are classified into a same category when they are located in the same area with the same estimated sales ratio, such estimates generally relying on the historical patterns.

We amortize the multi-client surveys over the period during which the data is expected to be marketed using an amortization rate applied to recognized revenues.

Depending on the category of the survey, we generally use amortization rates from 50% to 80% corresponding to the ratio of total estimated costs over total estimated sales, unless specific indications lead to apply a different rate.

For all categories of surveys, starting from data delivery, a minimum straight-line depreciation scheme is applied over a five-year to seven-year period, if total accumulated depreciation from the applicable amortization rate is below this equivalent minimum level.

Development costs

Expenditures on research activities undertaken with the prospect of gaining new scientific or technological knowledge and understanding are recognized in the income statement as expenses as incurred and are presented as “Research and development expenses — net”. Expenditures on development activities, whereby research findings are applied to a plan or design for the production of new or substantially improved products and processes, are capitalized if:

•	the project is clearly defined, and costs are separately identified and reliably measured,

•	the product or process is technically and commercially feasible,

•	we have sufficient resources to complete development, and

•	the intangible asset is likely to generate future economic benefits, either because it is useful to us or through an existing market for the intangible asset itself or for its products.

The expenditures capitalized include the cost of materials, direct labor and an appropriate proportion of overhead. Other development expenditures are recognized in the income statement as expenses as incurred and are presented as “Research and development expenses — net”.

Capitalized development expenditures are stated at cost less accumulated amortization and impairment losses.

Capitalized developments costs are amortized over 5 years.

Research and development expenses in the income statement represent the net cost of development costs that are not capitalized, of research costs, offset by government grants acquired for research and development.

NOTE 2 — ACQUISITIONS AND DIVESTITURES

Purchase option over Geomar with Louis Dreyfus Armateurs Group (LDA)

On November 27, 2013, we agreed with LDA to exercise a purchase option on the shares held by LDA in Geomar, the company owning the CGG Alizé vessel. This purchase took effect on April 1, 2014.

This transaction has no impact on the consolidation method of this subsidiary which remains fully consolidated. The change of ownership interests was accounted for as an equity transaction as of December 31, 2013.

Sale of 2% of Ardiseis FZCO

In June 2014, CGG and Industrialization & Energy Services Company (TAQA) signed a ‘share sale and purchase agreement’ under which CGG Services UK Ltd, a subsidiary of CGG, sells 2% of the share capital of Ardiseis FZCO to TAQA for a total consideration of U.S.$1.2 million. As a result of the transaction, CGG owns 49% of Ardiseis FZCO and does not control the company any longer. From June 30, 2014, Ardiseis FZCO is no longer fully consolidated in our consolidated financial statements but is accounted for under the equity method.

The net gain arising from this transaction amounts to U.S.$11.1 million and is recorded in the line item “Other revenues (expenses), net” in the consolidated statement of operations.

NOTE 3 — FINANCIAL DEBT

Gross financial debt as of June 30, 2014 was U.S.$2,960.0 million compared to U.S.$2,747.6 million as of December 31, 2013.

■	High Yield bonds

High yield bonds — € 400 million senior notes issuance

On April 23, 2014, we issued €400 million (or U.S.$546.3 million, converted at the closing exchange rate of U.S.$1.3658) principal amount of 5.875% senior notes due 2020. The senior notes were issued at a price of 100% of their principal amount. We used the net proceeds from the notes to fully repurchase our 1 3⁄4% OCEANE convertible bonds due 2016 amounting to €360 million. The remaining net proceeds were used to reimburse the 2015 installment of the vendor loan granted by Fugro and amounting to €28.1 million.

High yield bonds — U.S.$500 million senior notes issuance

On May 1, 2014, we issued U.S.$500 million principal amount of 6.875% Senior Notes due 2022.

The senior notes were issued at a price of 100% of their principal amount. We used the net proceeds from the notes to redeem the entire U.S.$225 million outstanding principal amount of our 9 1⁄2% senior notes due 2016 and to repay U.S.$265 million of our principal amount of our 7 3⁄4% senior notes due 2017.

High yield bonds — 9 1⁄2% senior notes due 2016 redemption

On June 2, 2014, we redeemed in full the U.S.$225 million outstanding principal amount of our 9 1⁄2% senior notes due 2016. This redemption was financed through the U.S.$500 million senior notes issuance described above. The Notes were redeemed at 102.375% of their principal amount.

Accelerated amortization of deferred expenditures and original issue discount are recorded for U.S.$6.3 million in line item “Cost of financial debt net” in our consolidated statement of operations. Penalties for early repayment are recorded for U.S.$5.3 million in line item “Other financial income (loss)” in our consolidated statement of operations.

High yield bonds — 7 3⁄4% senior notes due 2017 redemption

On June 2, 2014, we redeemed U.S.$265 million of our 7 3⁄4% senior notes due 2017. This redemption was financed through the U.S.$500 million senior notes issuance described above. The notes were redeemed at 101.292% of their principal amount.

Accelerated amortization of deferred expenditures is recorded for U.S.$2.3 million in line item “Cost of financial debt net” in our consolidated statement of operations. Penalties for early repayment are recorded for U.S.$3.4 million in line item “Other financial income (loss)” in our consolidated statement of operations.

■	Convertible bonds

2016 OCEANE convertible bonds

The entire €360 million principal amount of the 2016 OCEANE convertible bonds was cancelled by June 30, 2014. On 24 April 2014, we repurchased 81.3% of the principal amount through a reverse book building procedure at a price of €28.60 per bond for a total amount of €293 million. In May 2014, we then repurchased 16.8 % of the bonds following a tender offer at a price of €28.60 per bond for a total amount of €60 million. The early redemption of the remaining 1.9% occurred on June 27, 2014.

Redemption premium and transaction costs were allocated to the liability and equity components at the date of the transaction. The net loss relating to the liability component amounting to U.S.$37.6 million is recorded in line item “Other financial income (loss)” of our consolidated statement of operations. The negative impact on equity amounts to U.S.$16.3 million, net of taxes.

Accelerated amortization of deferred expenditures is recorded for U.S.$2.5 million in the line item “Cost of financial debt net” in our consolidated statement of operations.

■	Loans and credit facilities

U.S.$325 million Revolving Credit Agreement (French revolving facility)

During the six months ended June 30, 2014, we drew €115 million (or U.S.$158 million converted at the average exchange rate of U.S.$1.3726) from our French revolving facility, mostly for the purpose of financing our current euro needs.

U.S.$200 million term loan and revolving facilities

During the six months ended June 30, 2014, we drew U.S.$15 million from our revolving credit facility.

U.S.$25 million marine equipment financing arrangement

On December 19, 2013, we signed a loan agreement for a maximum amount of U.S.$25 million with multiple drawings. The purpose of this loan is to finance the acquisition of marine equipment to be delivered in up to twelve monthly lots over a period of one year. This loan is to be reimbursed over 5 years after the deadline for drawing.

During the six months ended June 30, 2014, CGG drew U.S.$6.3 million.

Vendor loan granted by Fugro

On June 27, 2014 we early redeemed the €28.1 million (or U.S.$38,6 million converted at average exchange rate of U.S.$1.3726) tranche annual repayment due January 31, 2015. This redemption was financed with a portion of the proceeds from the €400 million senior notes due 2020 issued in April 2014. The outstanding amount of the vendor loan as of June 30, 2014 is €84.4 million (or U.S.$115.3 million converted at the closing exchange rate of U.S.$1.3658).

NOTE 4 — OTHER REVENUES AND EXPENSES

	Six months ended June 30,
	2014	2013
In millions of U.S.$
Restructuring costs	(11.8)	—
Impairment of assets	(134.5)	(4.5)
Change in restructuring reserve	(85.5)	(17.8)
Other non-recurring revenues (expenses)	—	(17.0)
Other non-recurring revenues (expenses)	(231.8)	(39.3)
Exchange gains (losses) on hedging contracts	1.2	0.2
Gains (losses) on sales of assets	6.1	97.5

Other revenues (expenses) — Net	(224.5)	58.4

“Other non-recurring revenues and expenses” amount to U.S.$(231.8) million as of June 30, 2014, of which U.S.$(230.5) million were recorded during the second quarter 2014. Main items are detailed below.

Six months period ended June 30, 2014

Restructuring costs

This line item mainly corresponds to redundancies costs and facilities exit expenses resulting from our transformation plan.

Impairment of assets

This line item includes (i) a U.S.$(24.1) million impairment on marine fixed equipment in relation with the marine transformation plan; (ii) a U.S.$(36.7) million impairment of 2008-2009 Brazilian multi-client surveys; and (iii) a U.S.$(73.7) million impairment related to seabed activities of which U.S.$(52.0) million is impairment of our investment in the company Seabed Geosolutions BV accounted for under the equity method and U.S.$(21.7) million is impairment of intangible assets.

Change in restructuring reserve

This line item includes provisions for onerous contracts, provisions for redundancies costs and facilities exit costs as part of our Marine and Land transformation plan.

Gains (losses) on sales of assets

This line item includes a net gain arising from the sale of Ardiseis FZCO amounting to U.S.$11.1 million (Note 2); and losses mainly related to scrap of marine equipment.

Six months period ended June 30, 2013

Change in restructuring reserve

This line item mainly corresponded to restructuring costs related to the acquired vessels from Fugro.

Other non-recurring revenues (expenses)

This line item mainly corresponded to acquisition costs related to the Fugro Geoscience transaction.

Gains (losses) on sales of asset

We recognized a U.S.$84.5 million gain arising from our contribution of shallow-water and OBC assets to the joint-venture Seabed Geosolutions BV that took place on February 16, 2013 between CGG and Fugro.

This line item also included a gain amounting to U.S.$19.8 million arising from the disposal of the remaining shares we held in Spectrum ASA at NOK 47.50 per share; and losses mainly relating to the scrap of marine equipment.

NOTE 5 — ANALYSIS BY OPERATING SEGMENT AND GEOGRAPHIC AREA

Since February 1, 2013, as a result of the acquisition of the Fugro’s Geoscience division, we have organized our activities into three divisions which we also use as segments for our financial reporting. These segments are:

•	Acquisition, which comprises the following operating segments:

•	Marine: offshore seismic data acquisition undertaken by us on behalf of a specific client or for our Multi-client business line (internal activity);

•	Land and Airborne: other seismic data acquisition undertaken by us on behalf of a specific client, or for our Multi-client business line (internal activity);

•

Geology, Geophysics & Reservoir (“GGR”). This operating segment comprises the Multi-client business line (development and management of seismic surveys that we undertake and license to a number of clients on a non-exclusive basis) and the Subsurface Imaging and Reservoir business line (processing and imaging of geophysical data, reservoir characterization, geophysical consulting and software services, geological data library and data management solutions). Both business lines regularly combine their offerings, generating overall synergies between their respective activities.

•

Equipment, which comprises our manufacturing and sales activities for seismic equipment used for data acquisition, both on land and marine. We carry out the activity in the Equipment segment through our subsidiary Sercel.

Financial information by segment is reported in accordance with our internal reporting system and provides internal segment information that is used by the chief operating decision maker to manage and measure the performance.

As a complement to operating income, EBIT is used by Management as a performance indicator because it captures the contribution to our results of the significant businesses that are managed through our joint-ventures. We define EBIT as operating income plus our share of income in companies accounted for under the equity method.

Inter-company transactions between segments are made at arm’s length prices. They relate primarily to geophysical equipment sales made by the Equipment segment to the Acquisition segment and to services rendered by the Acquisition segment to the GGR segment for the multi-client seismic library.

These inter-segment revenues and the related earnings are eliminated in consolidation in the tables that follow under the column “Eliminations and other”.

The inter-segment sales and the related earnings recognized by the Equipment segment are eliminated and presented in the tables that follow as follows: (i) operating income and EBIT for our Acquisition segment are presented after elimination of amortization expenses corresponding to capital expenditures between our Equipment segment and Acquisition segment; and (ii) capital expenditures for our Acquisition segment are presented after elimination of inter-segment margin.

Operating income and EBIT may include non-recurring items, which are disclosed in the reportable segment if material. General corporate expenses, which include Group management, financing, and legal activities, have been included in the column “Eliminations and other” in the tables that follow. The Group does not disclose financial expenses or financial revenues by segment because they are managed at the Group level.

Identifiable assets are those used in the operations of each segment. Unallocated and corporate assets consist primarily of financial assets, including cash and cash equivalents. Due to the constant changes in work locations, the group does not track its assets based on country of origin or ownership.

Capital employed is defined as total assets excluding cash and cash equivalents less (i) current liabilities excluding bank overdrafts and current portion of financial debt and (ii) non-current liabilities excluding financial debt.

The following tables also present operating revenues, operating income and EBIT by segment, and operating revenues by geographic area (by location of customers).

Analysis by segment

	Three months ended June 30,
	2014					2013
In millions of U.S.$, except for assets and capital employed in billions of U.S.$	Acqui- sition	GGR	Equip- ment	Eliminations and Other	Consolidated Total	Acqui- sition	GGR	Equip- ment	Eliminations and Other	Consolidated Total
Revenues from unaffiliated customers	241.0	299.8	148.3	—	689.1	476.7	366.9	188.1	—	1,031.7
Inter-segment revenues	239.7	—	48.1	(287.8)	—	128.7	—	66.2	(194.9)	—
Operating revenues	480.7	299.8	196.4	(287.8)	689.1	605.4	366.9	254.3	(194.9)	1,031.7
Depreciation and amortization (excluding multi-client surveys)	(153.2)	(20.9)	(33.3)	—	(207.4)	(86.2)	(18.1)	(11.6)	—	(115.9)
Depreciation and amortization of multi-client surveys	—	(114.4)	—	—	(114.4)	—	(102.4)	—	—	(102.4)
Operating income	(150.4)	22.6	16.7	(74.8)	(185.9)	32.0	96.4	71.0	(77.9)	121.5
Share of income in companies accounted for under equity method(1)	(12.1)	(1.1)	—	—	(13.2)	(4.0)	(0.5)	—	—	(4.5)
Earnings before interest and tax(2)	(162.5)	21.5	16.7	(74.8)	(199.1)	28.0	95.9	71.0	(77.9)	117.0
Capital expenditures (excluding multi-client surveys)(3)	45.1	16.8	19.2	5.5	86.6	65.0	12.3	12.8	(8.2)	81.9
Investments in multi-client surveys, net cash	—	175.1	—	—	175.1	—	107.3	—	—	107.3

(1)	Share of operating results of companies accounted for under equity method were U.S.$(11.9) million and U.S.$(6.8) million for the three months ended June 30, 2014 and 2013, respectively.
(2)

For the three months ended June 30, 2014, Acquisition EBIT includes U.S.$(157.6) million of non-recurring items: (i) U.S.$(116.7) million related to the marine and land transformation plan, of which U.S.$(92.8) million relating to redundancies costs, facilities exit costs and provisions for onerous contracts and U.S.$(23.9) million impairment of marine fixed equipment; (ii) U.S.$(52.0) million impairment of our investment in the company Seabed Geosolutions BV accounted for under equity method; and (iii) a net gain arising from the sale of Ardiseis FZCO amounting to U.S.$11.1 million (Note 2).

GGR EBIT includes a U.S.$(36.7) million impairment of 2007-2009 Brazilian multi-client surveys; and redundancies and facilities exit costs for U.S.$(3.4) million.

Equipment EBIT includes a U.S.$(21.7) million impairment of intangible assets.

“Eliminations and other” includes U.S.$(13.9) million of general corporate expenses and U.S.$(61.0) million of intra-group margin. For the three months ended June 30, 2013, “eliminations and other” included general corporate expenses of U.S.$(15.7) million, U.S.$(51.4) million of intra-group margin and U.S.$(10.8) million of non-recurring items related to the acquisition of Fugro’s Geosciences Division: (i) restructuring costs of U.S.$(6.2) million related to the acquired vessels from Fugro; and (ii) acquisition costs of U.S.$(4.6) million.

(3)	Capital expenditures include capitalized development costs of U.S.$(15.1) million and U.S.$(13.4) million for the three months ended June 30, 2014 and 2013, respectively.

	Six months ended June 30,
	2014					2013
In millions of U.S.$, except for assets and capital employed in billions of U.S.$	Acqui- sition	GGR	Equip- ment	Eliminations and Other	Consolidated Total	Acqui- sition	GGR	Equip- ment	Eliminations and Other	Consolidated Total
Revenues from unaffiliated customers	593.9	589.7	311.7	—	1,495.3	898.0	626.5	377.9	—	1,902.4
Inter-segment revenues	446.1	—	90.9	(537.0)	—	301.4	—	127.1	(428.5)	—
Operating revenues	1,040.0	589.7	402.6	(537.0)	1,495.3	1,199.4	626.5	505.0	(428.5)	1,902.4
Depreciation and amortization (excluding multi-client surveys)	(230.9)	(37.3)	(43.2)	—	(311.4)	(174.6)	(30.1)	(23.0)	—	(227.7)
Depreciation and amortization of multi-client surveys	—	(194.6)	—	—	(194.6)	—	(174.0)	—	—	(174.0)
Operating income	(149.9)	86.1	58.0	(145.6)	(151.4)	70.1	175.6	140.1	(112.5)	273.3
Share of income in companies accounted for under equity method(1)	(28.3)	(1.4)	—	—	(29.7)	5.1	1.0	—	—	6.1
Earnings before interest and tax(2)	(178.2)	84.7	58.0	(145.6)	(181.1)	75.2	176.6	140.1	(112.5)	279.4
Capital expenditures (excluding multi-client surveys)(3)	103.8	34.7	38.1	11.8	188.4	122.0	23.5	19.5	(7.0)	158.0
Investments in multi-client surveys, net cash	—	331.0	—	—	331.0	—	234.5	—	—	234.5
Capital employed	2.4	2.9	0.8	—	6.1	3.3	2.8	0.8	—	6.9
Total identifiable assets	2.9	3.2	1.1	0.1	7.3	3.8	3.0	1.0	0.6	8.4

(1)	Share of operating results of companies accounted for under equity method were U.S.$(26.2) million and U.S.$4.8 million for the six months ended June 30, 2014 and 2013, respectively.
(2)

For the six months ended June 30, 2014, Acquisition EBIT includes U.S.$(158.3) million of non-recurring items: (i) U.S.$(117.4) million related to the marine and land transformation plan, of which U.S.$(93.5) million relating to redundancies costs, facilities exit costs and provisions for onerous contracts and U.S.$(23.9) million impairment of marine fixed equipment; (ii) U.S.$(52.0) million impairment of our investment in the company Seabed Geosolutions BV accounted for under equity method; and (iii) a net gain arising from the sale of Ardiseis FZCO amounting to U.S.$11.1 million (Note 2).

GGR EBIT includes a U.S.$(36.7) million impairment of 2007-2009 Brazilian multi-client surveys; and redundancies and facilities exit costs for U.S.$(4.0) million. GGR EBIT for the six months ended June 30, 2013 included a gain of U.S.$19.8 million related to the sale of the Company’s shareholding interest in Spectrum ASA.

Equipment EBIT includes a U.S.$(21.7) million impairment of intangible assets.

“Eliminations and other” include U.S.$(31.1) million of general corporate expenses and U.S.$(114.6) million of intra-group margin.

For the six months ended June 30, 2013, “eliminations and other” included general corporate expenses of U.S.$(29.2) million, U.S.$(107.4) million of intra-group margin and U.S.$24.1 million of non-recurring items related to the acquisition of Fugro’s Geosciences Division: (i) a gain of U.S.$84.5 million related to contribution of shallow water and OBC assets to our Seabed joint-venture with Fugro; (ii) restructuring costs of U.S.$(37.3) million related to the acquired vessels from Fugro; and (iii) acquisition costs of U.S.$(23.1) million.

(3)	Capital expenditures include capitalized development costs of U.S.$(31.0) million and U.S.$(24.2) million for the six months ended June 30, 2014 and 2013, respectively.

Analysis by geographic area

The following tables set forth our consolidated operating revenues by location of customers, and the percentage of total consolidated operating revenues represented thereby:

	Three months ended June 30,
In millions of U.S.$, except percentages	2014		2013
North America	147.4	21%	206.4	20%
Central and South Americas	62.9	9%	49.8	5%
Europe, Africa and Middle East	327.9	48%	522.3	50%
Asia Pacific	151.2	22%	253.2	25%

Total	689.1	100%	1,031.7	100%

	Six months ended June 30,
In millions of U.S.$, except percentages	2014		2013
North America	362.4	24%	423.5	22%
Central and South Americas	194.4	13%	127.9	7%
Europe, Africa and Middle East	629.0	42%	901.1	47%
Asia Pacific	309.5	21%	449.9	24%

Total	1,495.3	100%	1,902.4	100%

NOTE 6 — RECEIVABLES

In 2013 and 2014, we entered into several factoring agreements with various banks. As of June 30, 2014, we had transferred U.S.$103.4 million of notes receivable compared to U.S.$36.9 million as of December 31, 2013 under these agreements.

The risks retained by the Group are mainly the risk of payment delay up to 30 days and the risk of commercial litigation. Both have been historically low with the transferred clients.

As a consequence, the Group retained only non-significant amounts to the extent of its continuing involvement. Related costs recorded in operating income are not significant.

NOTE 7 — COMMON STOCK AND STOCK OPTIONS PLAN

As of June 30, 2014, our share capital consisted of 177,065,192 shares, each with a par value of €0.40.

New stock option plans and performance units allocation plan

On June 26, 2014, the Board of Directors allocated:

•

200,000 stock options to the Chief Executive Officer and 100,000 to each of the Corporate Officers. Their exercise price is €10.29. The options vest in three batches, in June 2016 (for 50% of the options allocated), June 2017 (for 25% of the options allocated) and June 2018 (for 25% of the options allocated). Such vesting is subject to performance conditions. The options have an eight-year duration.

•

120,000 stock options to the other Corporate Committee members. Their exercise price is €10.29. The options vest in three batches, in June 2016 (for 50% of the options allocated), June 2017 (for 25% of the options allocated) and June 2018 (for 25% of the options allocated). Such vesting is subject to performance conditions. The options have an eight-year duration.

•

1,135,843 stock options to certain employees. Their exercise price is €10.29. The options vest in three batches, in June 2016 (for 50% of the options allocated), June 2017 (for 25% of the options allocated) and June 2018 (for 25% of the options allocated). The options have an eight-year duration.

•

27,500 performance units to the Chief Executive Officer, 12,500 performance units to each of the Corporate Officers, 20,000 performance units to the other Corporate Committee members and 651,300 performance units to certain employees. These performance units will be allocated on the later of the two following dates: June 27, 2017 or the date of the Annual Shareholders’ Meeting convened to approve the financial statements for fiscal year 2016, provided that the Board of Directors decides that the performance conditions set forth in the plan regulation have been fulfilled.

The main assumptions related to these stock option plans issued on June 26, 2014 are as follows:

•	Fair value: €3.23

•	Volatility: 38.53%

•	Risk-free rate: 0.34%

Information related to options outstanding at June 30, 2014 is summarized below:

Date of Board of Directors’ resolution	Options granted	Options outstanding at June 30, 2014	Exercise price per share (€)*	Expiration date	Remaining duration
March 23, 2007	1,308,750	1,216,425	28.89	March 22, 2015	8.7 months
March 14, 2008	1,188,500	1,112,331	30.95	March 14, 2016	20.5 months
March 16, 2009	1,327,000	828,039	8.38	March 15, 2017	32.5 months
January 06, 2010	220,000	231,538	13.98	January 06, 2018	42.3 months
March 22, 2010	1,548,150	1,410,082	18.47	March 22, 2018	44.7 months
October 21, 2010	120,000	126,291	16.05	October 21, 2018	51.7 months
March 24, 2011	1,164,363	1,122,726	24.21	March 24, 2019	56.8 months
June 26, 2012	1,410,625	1,449,813	17.84	June 26, 2020	71.9 months
June 24, 2013	1,642,574	1,614,936	18.47	June 24, 2021	83.9 months
June 26, 2014	1,655,843	1,655,843	10.29	June 26,2022	95.9 months

Total	11,585,805	10,768,024

A summary of our stock option transactions and related information follows:

	June 30, 2014		June 30, 2013
	Number of options	Weighted average exercise price in €	Number of options	Weighted average exercise price in €
Outstanding-beginning of year	10,151,820	21.67	8,711,012	21.67
Granted	1,655,843	10.29	1,642,574	18.47
Exercised	—	—	(92,580)	8.43
Forfeited	(1,039,639)	24.85	(26,381)	20.10

Outstanding-end of year	10,768,024	19.29	10,234,625	21.28

Exercisable-end of year	6,772,339	13.74	6,698,383	14.79

The average price of CGG shares was €11.00 and €18.95 for the six months period ended June 30, 2014 and 2013, respectively.

NOTE 8 — LITIGATIONS AND CONTINGENCIES

The City of Rio de Janeiro has claimed U.S.$48 million (103 million Brazilian reais) against Veritas do Brazil plus U.S.$30 million (63 million Brazilian reais) from CGG do Brazil concerning tax on services (ISS) with respect to the years 2001 to 2008, which has been duly disputed.

Decisions in favor of Veritas do Brazil were rendered on appeal in August 2011 and May 2012. The municipality appealed to Supreme Court in June 2012 and Veritas do Brazil presented its defense in August 2012. The Superior Court of Justice refused the municipality’s appeal in the case in 2013.

The municipality did not timely appeal the decision before the Supreme Court. As a consequence, in late February 2014, the litigation process was definitively ended with no reassessment.

NOTE 9 — RELATED PARTY TRANSACTIONS

The Group enters into contracts with related parties concluded at arm’s length.

	Six months ended June 30,
	2014	2013
	(in millions of U.S.$)
Sales of geophysical equipment to Argas	12.6	0.8
Equipment rentals and services rendered to Argas	3.8	2.1
Charter revenues received from LDA for the Alizé	3.5	7.0
Equipment rentals and services rendered to PTSC CGGV Geophysical Survey Company	6.9	10.7
Equipment rentals and services rendered to Gardline CGG Pte Ltd	1.0	—
Sales of geophysical equipment to Seabed Geosolutions BV	10.1	—
Equipment rentals and services rendered to Seabed Geosolutions BV	3.5	3.3
Income	41.4	23.9

Equipment purchase and rentals from Argas	—	2.3
Charter expenses for Alizé paid to LDA	—	9.8
Charter expenses from Eidesvik Seismic Vessels AS	7.3	7.2
Charter expenses from Oceanic Seismic Vessels AS	7.6	7.6
Ship management expenses from CGG Eidesvik Ship Management AS	36.0	28.3
Costs of services rendered by PT Elnusa-CGGVeritas Seismic	—	0.9
Purchases of electronic components from Tronic’s	2.0	2.8
Costs of services rendered by Geofield Ship Management Services SAS	11.8	—
Costs of services rendered by PTSC CGGV Geophysical Survey Company	11.5	30.0
Cost of services rendered by Gardline CGG Pte Ltd	—	2.7
Expenses	76.2	91.6

Trade receivables from Argas	17.8	2.9
Trade receivables from PT Elnusa-CGGVeritas Seismic	5.1	2.9
Trade receivables from PTSC CGGV Geophysical Survey Company	5.4	5.0
Advances paid to CGG Eidesvik Ship Management AS, net of payables	—	1.8
Trade receivables from LDA	—	12.1
Trade receivables from Seabed Geosolutions BV	6.4	3.3
Trade receivables from Ardiseis FZCO	1.9	—
Commercial deposit paid to Geofield Ship Management Services SAS	3.7	—
Trade accounts and notes receivable	40.3	28.0

Agency arrangements with Seabed Geosolutions BV	9.4	—
Agency arrangements with Argas	2.5	—
Other current assets	11.9	—

Loan to PTSC CGGV Geophysical Survey Company	26.1	31.2
Financial assets	26.1	31.2

Accounts payable to Argas	4.9	1.9
Accounts payable to LDA	—	4.4
Accounts payable to Gardline CGG Pte Ltd.	—	1.8
Accounts payable to PTSC CGGV Geophysical Survey Company	10.4	12.2
Accounts payable to Eidesvik Seismic Vessels AS	2.7	—
Accounts payable to Oceanic Seismic Vessels AS	2.8	—
Accounts payable to Geofield Ship Management Services SAS	1.9	—
Accounts payable to CGG Eidesvik Ship Management AS, net	2.2	—
Trade accounts and notes payables	24.9	20.3

Agency arrangements with Seabed Geosolutions BV	30.1	—
Agency arrangements with Argas	3.1	—
Other current liabilities	33.2	—

Finance lease debt to Eidesvik Seismic Vessel AS	10.4	11.3
Finance lease debt to Oceanic Seismic Vessels AS	8.7	9.4
Financial liabilities	19.1	20.7

Future leases commitments to Oceanic Seismic Vessels AS	155.8	172.3
Future leases commitments to Eidesvik Seismic Vessels AS	132.3	148.3
Future ship management costs to LDA — net	—	2.8
Future ship management costs to CGG Eidesvik Ship Management AS	163.5	202.1
Future ship management costs to Geofield Ship Management Services SAS	24.6	—
Contractual Obligations	476.2	525.5

Until March, 31, 2014, Louis Dreyfus Armateurs (“LDA”) was the owner, together with the Group, of Geomar which owns the seismic vessel “Alizé”. In addition, LDA provided ship management services for a portion of our fleet and Geomar provided vessel charter services to LDA.

Argas, Eidesvik Seismic Vessel AS, Oceanic Seismic Vessel AS, Gardline CGG Pte Ltd., CGG Eidesvik Ship Management AS, PTSC CGGV Geophysical Survey Company, PT Elnusa-CGGVeritas Seismic, Geofield Ship Management Services SAS, Seabed Geosolutions BV and Ardiseis FZCO from June 30, 2014 are accounted for under the equity method. Tronic’s is 16% owned by the Group.

No credit facility or loan was granted to the Company by shareholders during the last three years.

NOTE 10 — SUBSEQUENT EVENTS

On July 24, 2014, CGG negotiated a one-year extension of the French Revolving Credit Facility which now has a termination date of July 31, 2017.

Agreement with Geokinetics

On July 31, 2014, CGG and Geokinetics signed an agreement stating that CGG would transfer all of its Land businesses in North America to Geokinetics. As of June 30, 2014, net assets to be disposed of have been reclassified in Assets held for sales in the consolidated balance sheet.

NOTE 11 — CONDENSED CONSOLIDATING INFORMATION FOR CERTAIN SUBSIDIARIES

At June 30, 2014 the obligations to pay our outstanding Senior Notes are guaranteed by certain subsidiaries: CGG Canada Services Ltd, CGG Marine Resources Norge AS, CGG Holding (U.S.) Inc, Alitheia Resources Inc, CGG Land (U.S.) Inc., CGG Services (U.S.) Inc., Veritas Geophysical (Mexico) LLC, Veritas Investments Inc., Viking Maritime Inc., CGG Marine BV, CGG Holding BV as the “Services guarantors”, and Sercel Inc., Sercel Australia Pty Ltd, Sercel Canada Ltd and Sercel GRC as the “Equipment guarantors”.

The following table presents condensed consolidated financial information in IFRS as of and for the six months ended June 30, 2014 for the Company, the Guarantor subsidiaries, the Non-Guarantor subsidiaries and the Eliminations to arrive at CGG on a consolidated basis.

As of and for the six months ended June 30, 2014	CGG	Services Guarantors	Equipment Guarantors	Non Guarantors	Consolidation Adjustments	Group Consolidated
	(in millions of U.S.$)
Goodwill	—	2,210.7	92.2	181.2	—	2,484.1
Intangible assets (including multi-client surveys)	35.9	796.3	29.7	855.8	(234.5)	1,483.2
Property, plant and equipment	100.2	645.2	53.0	915.6	(289.3)	1,424.7
Investment in affiliates	4,302.9	2,073.6	7.1	491.5	(6,875.1)	—
Other non-current assets	2,449.9	558.5	4.7	367.5	(2,907.9)	472.7
Current assets	375.1	809.8	282.8	3,252.3	(2,697.4)	2,022.6

Total assets	7,264.0	7,094.1	469.5	6,063.9	(13,004.2)	7,887.3

Financial debt (including bank overdrafts, current and non-current portion)	2,722.1	2,390.1	0.1	723.2	(2,875.5)	2,960.0
Other non-current liabilities (excluding financial debt)	27.1	66.7	23.0	180.2	(35.9)	261.1
Current liabilities (excluding current portion of debt)	1,019.2	551.8	99.3	2,234.1	(2,733.8)	1,170.6

Total liabilities (excluding equity)	3,768.4	3,008.6	122.4	3,137.5	(5,645.2)	4,391.7

Equity	3,495.6	4,085.5	347.1	2,926.4	(7,359.0)	3,495.6

Operating revenues	63.2	352.8	142.9	1,919.5	(983.1)	1,495.3
Depreciation and amortization	4.0	176.1	6.8	301.5	17.6	506.0
Operating income (loss)	(24.0)	(4.4)	26.5	(74.6)	(74.9)	(151.4)
Equity in income of affiliates	509.5	11.4	—	(0.4)	(520.5)	—

Net income (loss)	(363.6)	(42.4)	17.8	(134.5)	159.1	(363.6)

Cash flow from operating activities	211.7	281.3	28.6	128.4	(269.1)	380.9
Cash flow from investing activities	3.4	(282.1)	(19.3)	(306.7)	79.6	(525.1)
Cash flow from financing activities	(277.4)	(47.7)	(0.1)	135.2	220.2	30.2
Effect of exchange rates on cash	—	—	—	—	(0.7)	(0.7)
Impact of changes in consolidation scope	—	—	—	—	(30.0)	(30.0)

Cash at opening	266.5	92.9	4.0	166.6	—	530.0

Cash at closing	204.2	44.4	13.2	123.5	—	385.3

The following table presents condensed consolidated financial information in IFRS as of and for the year ended December 31, 2013 for the Company, the Guarantor subsidiaries, the Non-Guarantor subsidiaries and the Eliminations to arrive at CGG on a consolidated basis.

As of and for the year ended December 31, 2013	CGG	Services Guarantors	Equipmnt Guarantors	Non Guarantors	Consolidation Adjustments	Group Consolidated
	(in millions of U.S.$)
Goodwill	—	2,210.6	91.6	181.0	—	2,483.2
Intangible assets (including multi-client surveys)	26.3	652.6	30.8	759.8	(197.9)	1,271.6
Property, plant and equipment	112.2	740.6	39.4	944.4	(278.8)	1,557.8
Investment in affiliates	4,505.2	1,938.0	6.1	504.2	(6,953.5)	—
Other non-current assets	2,440.2	582.1	7.6	482.7	(2,916.4)	596.2
Current assets	359.9	1,080.7	300.7	2,847.3	(2,234.6)	2,354.0

Total assets	7,443.8	7,204.6	476.2	5,719.4	(12,581.2)	8,262.8

Financial debt (including bank overdrafts, current and non-current portion)	2,504.0	2,381.1	0.2	734.8	(2,872.5)	2,747.6
Other non-current liabilities (excluding financial debt)	26.5	98.2	24.3	194.7	(10.6)	333.1
Current liabilities (excluding current portion of debt)	1,023.2	693.7	121.8	1,872.0	(2,418.7)	1,292.0

Total liabilities (excluding equity)	3,553.7	3,173.0	146.3	2,801.5	(5,301.8)	4,372.7

Equity	3,890.1	4,031.6	329.9	2,917.9	(7,279.4)	3,890.1

Operating revenues	110.8	914.3	440.2	4,539.5	(2,239.0)	3,765.8
Depreciation and amortization	7.2	1,133.6	12.5	533.0	(74.6)	1,611.7
Operating income (loss)	(108.1)	(509.7)	120.1	100.1	2.7	(394.9)
Equity in income of affiliates	(234.3)	152.9	—	0.2	81.2	—

Net income (loss)	(691.2)	(559.8)	83.0	75.3	401.5	(691.2)

Cash flow from operating activities	798.9	194.3	7.8	467.7	(561.0)	907.7
Cash flow from investing activities	(1,295.4)	(1,452.9)	(10.5)	(417.7)	1,457.0	(1,719.5)
Cash flow from financing activities	(526.8)	1,283.9	(2.1)	(37.4)	(914.7)	(197.1)
Effect of exchange rates on cash	—	—	—	—	21.4	21.4
Impact of changes in consolidation scope	—	—	—	—	(2.7)	(2.7)

Cash at opening	1,289.8	67.6	8.8	154.0	—	1,520.2

Cash at closing	266.5	92.9	4.0	166.6	—	530.0

The following table presents consolidated financial information in IFRS as of and for the six months ended June 30, 2013 for the Company, the Guarantor subsidiaries, the Non-Guarantor subsidiaries and the Eliminations to arrive at CGG on a consolidated basis.

As of and for the six months ended June 30, 2013	CGG	Services Guarantors	Equipment Guarantors	Non Guarantors	Consolidation Adjustments	Group Consolidated
	(in millions of U.S.$)
Goodwill	—	2,847.0	92.1	172.7	—	3,111.8
Intangible assets (including multi-client surveys)	26.0	632.9	32.1	673.9	(156.9)	1,208.0
Property, plant and equipment	106.3	784.2	38.6	1,029.0	(269.9)	1,688.2
Investment in affiliates	5,090.4	1,998.0	6.1	484.4	(7,578.9)	—
Other non-current assets	2,211.3	319.7	6.1	451.3	(2,423.6)	564.8
Current assets	484.4	1,253.3	258.5	2,650.6	(2,459.7)	2,187.1

Total assets	7,918.4	7,835.1	433.5	5,461.9	(12,889.0)	8,759.9

Financial debt (including bank overdrafts, current and non-current portion)	2,452.6	2,170.7	0.3	314.1	(2,408.6)	2,529.1
Other non-current liabilities (excluding financial debt)	22.7	97.4	25.1	184.0	(15.3)	313.9
Current liabilities (excluding current portion of debt)	745.7	806.5	114.8	2,032.9	(2,480.4)	1,219.5

Total liabilities (excluding equity)	3,221.0	3,074.6	140.2	2,531.0	(4,904.3)	4,062.5

Equity	4,697.4	4,760.5	293.3	2,930.9	(7,984.7)	4,697.4

Operating revenues	46.0	440.6	229.6	2,153.1	(966.9)	1,902.4
Depreciation and amortization	3.5	191.5	6.3	237.2	(36.8)	401.7
Operating income (loss)	(64.0)	115.2	64.9	134.8	22.4	273.3
Equity in income of affiliates	39.4	65.1	—	(0.3)	(104.2)	—

Net income (loss)	114.8	77.3	43.8	189.3	(310.4)	114.8

Cash flow from operating activities	367.2	217.7	(1.9)	24.9	(340.8)	267.1
Cash flow from investing activities	(1,290.7)	(1,451.1)	(4.3)	(156.2)	1,608.6	(1,293.7)
Cash flow from financing activities	(197.5)	1,236.2	(0.1)	94.4	(1,283.3)	(150.3)
Effect of exchange rates on cash	—	—	—	—	15.5	15.5

Cash at opening	1,289.8	67.6	8.8	154.0	—	1,520.2

Cash at closing	168.8	70.4	2.5	117.1	—	358.8

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the new notes in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover.

US$500,000,000

CGG

Offer to Exchange

6.875% Initial Senior Notes due 2022

Guaranteed on a senior basis by certain subsidiaries

for

6.875% Exchange Senior Notes due 2022

Guaranteed on a senior basis by certain subsidiaries

PROSPECTUS

We have not authorized anyone to give you any information or to make any representations about the transactions we discuss in this prospectus other than those contained herein or in the documents we incorporate herein by reference. If you are given any information or representations about these matters that is not discussed or incorporated in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date hereof. It also does not mean that the information in this prospectus or in the documents we incorporate herein by reference is correct after this date.

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.	Indemnification of Directors and Officers

As used in this Item 20, “we”, “us” and “our” refer to the entity in the corresponding heading.

CGG

The French Commercial Code prohibits provisions of statuts that limit the liability of directors. The French Commercial Code also prohibits a company from indemnifying its directors against liability. However, if a director is sued by a third party and ultimately prevails in the litigation on all counts, but is nevertheless required to bear attorneys’ fees and costs, the company may reimburse those fees and costs pursuant to an indemnification arrangement with the director.

Our statuts do not expressly provide for indemnification by us of liabilities of our directors or officers in their capacity as such. However, we maintain officers’ and directors’ liability insurance, which insures against certain liabilities that officers and directors in our group companies may incur in such capacities, including liabilities arising under the U.S. securities laws, subject to certain exceptions.

CGG Canada Services Ltd.

Under the Business Corporations Act (Alberta), we may indemnify a present or former director or officer or a person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of us or that body corporate, if the director or officer acted honestly and in good faith with a view to our best interests, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be in connection with a derivative action only with court approval. Except in respect of a derivative action, a director or officer is entitled to indemnification from us as a matter of right if he was substantially successful on the merits of his defense of the action, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity. In addition, we may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to above. However, such person will be required to repay the funds advanced if he is not substantially successful on the merits, does not fulfill the conditions set forth above and is not fairly and reasonably entitled to the indemnity.

Subject to the limitations in the Business Corporations Act (Alberta), our by-law no. 1 provides that we will indemnify a director, or a former director or officer, or a person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being of having been our director or officer of such body corporate, if (a) he acted honestly in good faith with a view to our best interests; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the U.S. securities laws.

CGG Marine Resources Norge AS

Norwegian law provides that a director or the chief executive officer of a Norwegian company is liable for any loss or damage he has intentionally or negligently caused the company in the performance of his duties. The shareholders may, by a majority resolution at the general meeting, either hold liable or discharge from liability such director or chief executive officer. Any discharge of liability will only be valid for intentional or negligent acts or omissions which the relevant director or chief executive officer has informed the shareholders of. Notwithstanding a decision at the general meeting to discharge a person from liability or to reject a proposal to hold a person liable, shareholders owning at least 10% of the share capital may within a limited period of time bring a claim predicated on such liability on behalf of the company. Our articles of association do not expressly provide for indemnification by us of liabilities of our directors or officers in their capacity as such.

Sercel, Inc. and Sercel-GRC Corp.

The Oklahoma General Corporation Act allows us to indemnify each of our officers and directors against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any action, suit or proceeding brought by reason of the fact that such person is or has been our director, officer, employee or agent, or of any other corporation, partnership, joint venture, trust or other enterprise at our request, other than an action by us or in our right. Such indemnification may only be provided if the individual acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, and with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful. The Oklahoma General Corporation Act also allows us to indemnify our officers and directors for expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by us or in our right brought by reason of the person seeking indemnification being or having been our director, officer, employee or agent, or of any other corporation, partnership, joint venture, trust or other enterprise at our request, provided the actions were in good faith and were reasonably believed to be in or not opposed to our best interest. No indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged liable to us, unless and only to the extent that the court in which such action was decided has determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

The bylaws of both Sercel, Inc. and Sercel-GRC Corp. provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that such person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement as provided in the Oklahoma General Corporation Act. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the U.S. securities laws.

Sercel Australia Pty Ltd.

Section 199A(1) of the Corporations Act 2001 (Commonwealth) (the “Corporations Act”) provides that a company or a related body corporate must not exempt a person (whether directly or through an interposed entity) from a liability to the company incurred as an officer of the company.

Section 199A(2) of the Corporations Act provides that a company or a related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against any of the following liabilities incurred as an officer of the company:

•	a liability owed to the company or a related body corporate;

•	a liability for a pecuniary penalty order under section 1317G of the Corporations Act or a compensation order under section 961M, 1317H, 1317HA or 1317HB of the Corporations Act; or

•	a liability that is owed to someone other than the company or a related body corporate that did not arise out of conduct in good faith.

Section 199A(2) does not apply to a liability for legal costs.

Indemnification (as opposed to exemption) which falls outside this provision is permissible.

Section 199A(3) provides that a company or a related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:

•	in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under section 199A(2); or

•	in defending or resisting criminal proceedings in which the person is found guilty; or

•

in defending or resisting proceedings brought by the Australian Securities and Investments Commission (ASIC) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (but this does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

•	in connection with proceedings for relief to the person under the Corporations Act in which the court denies the relief.

Section 199B of the Corporations Act provides that a company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:

•	conduct involving a willful breach of any duty in relation to the company; or

•	a contravention of the officer’s duties under the Corporations Act not to improperly use their position or make improper use of information obtained as an officer.

Section 199C(2) of the Corporations Act provides that anything that purports to indemnify or insure a person against a liability, or exempt them from a liability, is void to the extent that it contravenes section 199A or 199B of the Corporations Act.

For the purpose of sections 199A and 199B, an “officer” of a company includes:

•	a director or secretary;

•	a person who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the company;

•	a person who has the capacity to significantly affect the company’s financial standing; and

•	a person in accordance with whose instructions or wishes the directors of the company are accustomed to act.

Our constitution provides that, to the extent permitted by law and without limiting our powers, we must indemnify each person who is, or has been, our director or secretary against any liability which results from facts or circumstances relating to the person serving or having served as a director, secretary or employee of us or any of our subsidiaries (a) other than a liability owed to us or a related body corporate, a liability for a pecuniary penalty order under section 1317G or a compensation order under section 1317H of the Corporation Act or a liability this is owed to someone (other than us or a related body corporate) and did not arise out of conduct in good faith (but this does not apply to a liability for legal costs) or (b) other than for legal costs incurred in defending an action for liability if the costs are incurred:

(i)	in defending or resisting civil proceedings in which the person is found to have a liability for which they could not be indemnified under paragraph (a); or

(ii)	is defending or resisting criminal proceedings in which the person is found guilty;

(iii)	in defending or resisting proceedings brought by ASIC or a liquidator for a court order if the grounds for making the order are found by the court to be established;

(iv)	in connection with proceedings for relief to the person under the Corporations Act in which the Court denies relief.

Paragraph (iii) does not apply to costs incurred in responding to actions brought by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order.

These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the U.S. securities laws.

Sercel Canada Ltd.

Under the Business Corporations Act (New Brunswick) we may indemnify a present or former director or officer of our corporation or a person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of us or that body corporate, if the director or officer acted honestly and in good faith with a view to our best interests, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable ground for believing that his conduct was lawful. Such indemnification may be in connection with an action by or on behalf of our corporation or body corporate to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from us as a matter of right if he was substantially successful on the merits, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.

Our by-law no. 1 provides that, subject to subsections 81(2) and 81(3) of the Business Corporations Act (New Brunswick), except in respect to an action by or on behalf of our corporation or body corporate to procure a judgment in its favor, we will indemnify a director or officer, or a former director or officer, and each person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being of having been our director or officer of such corporation or body corporate, if (a) he acted honestly in good faith with a view to our best interests; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the U.S. securities laws.

CGG Services (U.S.) Inc., Veritas Land (U.S.) Inc., CGG Holding (U.S.) Inc., Veritas Investments Inc., Viking Maritime Inc. and Alitheia Resources Inc.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

In a suit brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise provided by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys’ fees).

The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) by independent counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iv) by the stockholders.

Prior to the merger of CGG and Veritas DGC (which was subsequently renamed CGG Holding (U.S.) Inc.) in January 2007, the restated certificate of incorporation and bylaws of Veritas DGC required it to indemnify its directors and officers to the fullest extent permitted under Delaware law. In addition, prior to the merger, Veritas DGC entered into indemnification agreements with each of its officers and directors providing for indemnification to the fullest extent permitted under Delaware law. CGG Holding (U.S.) Inc.’s restated certificate of incorporation limited the personal liability of a director to the company or its stockholders to damages for breach of the director’s fiduciary duty.

Prior to the merger, Veritas DGC maintained insurance on behalf of its directors and officers and the directors and officers of its subsidiaries against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers, or that may arise out of their status as directors or officers of Veritas DGC or its subsidiaries, including liabilities under the federal and state securities laws.

The merger agreement provides that, for a period of six years following the effective time of the merger, CGG and CGG Holding (U.S.) Inc., as successor in interest to Veritas DGC, shall, jointly and severally, indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Veritas DGC in such capacities to the fullest extent that Veritas DGC would have been required to do so in accordance with the provisions of each indemnification or similar agreement or arrangement with Veritas DGC. CGG and CGG Holding (U.S.) Inc. agreed that all rights to exculpation, advancement of expenses and indemnification for acts or omissions occurring prior to the merger now existing in favor of the current and former officers and directors of Veritas as provided in the certificate of incorporation, bylaws or any material contract of Veritas DGC, will survive the merger and continue in full force and effect in accordance with their terms.

The merger agreement further provided that, for a period of six years following the merger, CGG and CGG Holding (U.S.) Inc. shall take all necessary actions to ensure that CGG’s directors’ and officers’ liability insurance continues to cover each officer and director of Veritas DGC, in each case so long as they remain employed or retained by CGG as an officer or director. CGG will also maintain a tail directors’ and officers’ liability insurance from an insurance carrier with the same or better credit rating as Veritas’ current insurance carrier, with a claims period of six years from the merger, with respect to the directors and officers of Veritas who are currently covered by Veritas’ existing directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred before the merger, in an amount and scope and on terms and conditions no less favorable to such directors and officers than those in effect at the signing of the merger agreement.

The current certificates of incorporation and bylaws of CGG Land (U.S.) Inc., CGG Services (U.S.) Inc., Veritas Investments Inc., Viking Maritime Inc., and Alitheia Resources Inc. require each corporation to indemnify its respective directors and officers to the fullest extent permitted under Delaware law.

Veritas Geophysical (Mexico) LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever.

Veritas Geophysical (Mexico) LLC was formed under the laws of the State of Delaware. The operating agreement of Veritas Geophysical (Mexico) LLC provides, in effect, that, subject to certain limitations, it will indemnify its members, officers, directors, employees and agents of Veritas Geophysical (Mexico) LLC (collectively, the “Covered Persons”), to the fullest extent permitted by applicable law, for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Veritas Geophysical (Mexico) LLC and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by the operating agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided however, that any indemnity under the operating agreement shall be provided out of and to the extent of assets of Veritas Geophysical (Mexico) LLC only, and no Covered Person shall have any personal liability with respect to such indemnity.

To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Veritas Geophysical (Mexico) LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Veritas Geophysical (Mexico) LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the operating agreement.

A Covered Person shall be fully protected in relying in good faith upon the records of Veritas Geophysical (Mexico) LLC and upon such information, opinions, reports or statements presented to Veritas Geophysical (Mexico) LLC by any person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Veritas Geophysical (Mexico) LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to members might properly be paid.

To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating to such duties to Veritas Geophysical (Mexico) LLC or to any other Covered Person, a Covered Person acting under the operating agreement shall not be liable to Veritas Geophysical (Mexico) LLC or to any member for its good faith reliance on the provisions of the operating agreement. The provisions of the operating agreement, to the extent that they restrict the duties and liabilities of such Covered Person otherwise existing at law or in equity, are agreed by the parties to replace such other duties and liabilities of such Covered Person.

CGG Holding B.V. and CGG Marine B.V.

Under Dutch law, directors can be held liable by the company itself or by third parties. Although the Dutch Civil Code does not expressly provide for the indemnification of directors against any such liability, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the management or supervisory board is, in principle, accepted in the Netherlands.

The articles of association of CGG Holding B.V. and CGG Marine B.V. do not provide for indemnification of directors by either company against liabilities to it or third parties, including expenses or amounts paid in settlement relating to claims, actions, suits or proceedings to which a director becomes a party as a result of his or her position.

Although not constituting an indemnification, with respect to liability to either company it should be noted that the articles of association provide that in certain cases the general meeting of shareholders may resolve to release the directors from liability to the company for their actions in the course of managing the company, insofar as the exercise of such duties is reflected in the annual accounts or otherwise disclosed to the general meeting prior to the adoption of the annual accounts.

ITEM 21.	Exhibits and Financial Schedules

The following instruments and documents are included as Exhibits to this Registration Statement. Exhibits incorporated by reference are so indicated.

Exhibit No	Exhibit

3.1	English translation of the Articles of Association (statuts) of CGG.(1)

3.2	Articles of Amalgamation of CGG Canada Services Ltd.(2)

3.3	CGG Canada Services Ltd. Resolution of the Sole Shareholder.(2)

3.4	By-law No. 1 of CGG Canada Services Ltd.(2)

3.5	Articles of Association of CGG Marine Resources Norge AS.(3)

3.6	Amended Certificate of Incorporation of Opseis, Inc. (Sercel, Inc.), dated February 24, 1993.(2)

3.7	Certificate of Amendment of Certificate of Incorporation of Opseis, Inc. (Sercel, Inc.), dated December 23, 1996.(2)

3.8*	Amended and Restated Bylaws of Sercel, Inc.

3.9	Constitution of Sercel Australia Pty Ltd.(2)

3.10	Articles of Incorporation of Sercel Canada Ltd.(2)

3.11	Certificate of Amendment of Sercel Canada Ltd.(4)

3.12	By-Law No. 1 of Sercel Canada Ltd.(4)

3.13	Certificate of Incorporation of Volnay Acquisition Co. II (CGG Holding (U.S.) Inc.), dated September 5, 2006.(5)

3.14	Certificate of Amendment of Certificate of Incorporation of Volnay Acquisition Co. II (CGG Holding (U.S.) Inc.), dated January 12, 2007.(5)

3.15*	Certificate of Amendment of Certificate of Incorporation of CGGVeritas Holding (U.S.) Inc. (CGG Holding (U.S.) Inc.), dated May 31, 2012.

3.16*	Certificate of Amendment of Certificate of Incorporation of CGG Holding (U.S.) Inc., dated April 30, 2013.

3.17	Bylaws of CGGVeritas Services Holding (U.S.) Inc. (CGG Holding (U.S.) Inc.).(3)

3.18	Restated Certificate of Incorporation (with Amendments) of Veritas DGC Land Inc. (CGG Land (U.S.) Inc.), dated July 18, 2000.(5)

3.19	Certificate of Amendment of Certificate of Incorporation of CGGVeritas Land (U.S.) Inc. (CGG Land (U.S.) Inc.), dated December 19, 2007.(4)

3.20*	Certificate of Amendment of Certificate of Incorporation of CGG Land (U.S.) Inc., dated April 30, 2013.

3.21	Bylaws of Veritas DGC Land Inc. (CGG Land (U.S.) Inc.).(5)

3.22	Restated Certificate of Incorporation (with Amendments) of Digicon Geophysical Corp. (CGG Services (U.S.) Inc.), dated February 6, 2001.(5)

3.23	Certificate of Amendment of Certificate of Incorporation of CGGVeritas Services (U.S.) Inc (CGG Services (U.S.) Inc.), dated December 19, 2007.(4)

3.24*	Certificate of Amendment of Certificate of Incorporation of CGG Services (U.S.) Inc., dated April 30, 2013.

3.25	Bylaws of CGGVeritas Services (U.S.) Inc. (CGG Services (U.S.) Inc.).(3)

Exhibit No	Exhibit

3.26	Restated Certificate of Incorporation (with Amendments) of Veritas Geophysical Inc. (Veritas Investments Inc.), dated February 6, 2001.(5)

3.27	Amended and Restated Bylaws of Veritas Investments Inc.(3)

3.28	Certificate of Incorporation of Viking Maritime Inc., dated March 29, 2001.(5)

3.29	Amended and Restated Bylaws of Viking Maritime Inc.(3)

3.30	Certificate of Formation of Veritas Geophysical (Mexico) LLC, dated February 20, 2001.(5)

3.31	Operating Agreement of Veritas Geophysical (Mexico) LLC.(5)

3.32	Certificate of Incorporation of Alitheia Resources Inc., dated June 29, 2004.(5)

3.33	Amended and Restated Bylaws of Alitheia Resources Inc.(3)

3.34*	Deed of Amendment of Articles of Association of CGGVeritas Holding B.V. (CGG Holding B.V.).

3.35*	Deed of Amendment of Articles of Association of CGGVeritas Marine B.V. (CGG Marine B.V.).

3.36*	Certificate of Incorporation of Sercel GRC, Inc. (Sercel-GRC Corp.) dated September 21, 2011.

3.37*	Certificate of Correction of Sercel Acquisition Corp. (Sercel-GRC Corp.) dated September 22, 2011.

3.38*	Amended Certificate of Incorporation of Sercel-GRC Corp. dated January 17, 2012.

3.39*	Bylaws of Sercel Acquisition Corp.

4.1

Mixed Capital Company Contract dated November 26, 2003 by and among Sercel SA, the Committee of the Hebei JunFeng Prospecting Equipment Company, the Dongfang Geological Prospecting Limited Liability Company, and the Xian General Factory for Oil Prospecting Equipment.(6)

4.2	Agreement between the Shareholders of CGG Ardiseis dated June 23, 2006 between Industrialization & Energy Services Company (TAQA) and us.(7)

4.3	Sale and Purchase Agreement relating to the Geoscience Business between Fugro N.V. (as the Seller) and CGGVeritas S.A. (CGG) (as the Purchaser), dated 23 September 2012.(1)

4.4	Joint Venture Agreement relating to Seabed Geosolutions B.V. between Fugro Consultants International N.V. and CGGVeritas S.A. (CGG) dated 27 January 2013.(1)

4.5	Joint Venture Agreement relating to Seabed Geosolutions B.V. between Fugro Consultants International N.V. and CGGVeritas S.A. (CGG) dated 27 January 2013.(1)

4.6	Amendment dated February 16, 2013 to the Joint-Venture Agreement relating to Seabed Geosolutions B.V. between Fugro Consultants International N.V. and CGGVeritas S.A. (CGG).(1)

4.7*	Indenture dated as of May 1, 2014 among the Registrants and The Bank of New York Mellon, as Trustee, which includes the form of the 6.875% Senior Notes due 2022 as an exhibit thereto.

4.8*

Registration Rights Agreement dated May 1, 2014 among the Registrants, Credit Suisse Securities (Europe) Limited, BNP Paribas, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBS Capital Markets, LLC.

5.1**	Opinion of Linklaters LLP, special U.S. counsel to the Registrants, as to the legality of the notes and the guarantees.

5.2**	Opinion of Linklaters LLP, special French counsel to CGG, as to the legality of the notes.

5.3**	Opinion of Linklaters LLP, special Dutch counsel to CGG Holding B.V. and CGG Marine B.V., as to the legality of their guarantees.

Exhibit No	Exhibit

5.4**	Opinion of Blake, Cassels & Graydon LLP, special Alberta, Canada counsel to CGG Canada Services Ltd., as to the legality of its guarantee.

5.5**	Opinion of Advokatfirmaet Wiersholm, special Norwegian counsel to CGG Marine Resources Norge AS, as to the legality of its guarantee.

5.6**	Opinion of GableGotwals, special Oklahoma counsel to Sercel, Inc. and Sercel-GRC Corp., as to the legality of their guarantees.

5.7**	Opinion of McInnes Cooper, special New Brunswick, Canada counsel to Sercel Canada Ltd., as to the legality of its guarantee.

5.8**	Opinion of Allens, special New South Wales, Australia counsel to Sercel Australia Pty Ltd., as to the legality of its guarantee.

12.1**	Statement re Computation of Ratios.

23.1**	Consent of Linklaters LLP, special U.S. counsel to the Registrants (included in Exhibit 5.1).

23.2**	Consent of Linklaters LLP, special French counsel to CGG (included in Exhibit 5.2).

23.3**	Consent of Linklaters LLP, special Dutch counsel to CGG Holding B.V. and CGG Marine B.V. (included in Exhibit 5.3).

23.4**	Consent of Blake, Cassels & Graydon LLP, special Alberta, Canada counsel to CGG Canada Services Ltd. (included in Exhibit 5.4).

23.5**	Consent of Advokatfirmaet Wiersholm, special Norwegian counsel to CGG Marine Resources Norge AS (included in Exhibit 5.5).

23.6**	Consent of GableGotwals, special Oklahoma counsel to Sercel, Inc. and Sercel-GRC Corp. (included in Exhibit 5.6).

23.7**	Consent of McInnes Cooper, special New Brunswick, Canada counsel to Sercel Canada Ltd. (included in Exhibit 5.7).

23.8**	Consent of Allens, special New South Wales, Australia counsel to Sercel Australia Pty Ltd. (included in Exhibit 5.8).

23.9**	Consent of Ernst & Young et Autres.

23.10**	Consent of Ernst & Young et Autres and Mazars.

25.1*	Statement of Eligibility of Trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Instructions to Registered Holder or DTC Participant.

99.4*	Form of Letter to Registered Holders and Depositary Trust Company Participants.

99.5*	Form of Letter to Clients.

*	Previously filed
**	Filed herewith
(1)

Incorporated by reference to CGG’s Annual Report on Form 20-F for the year ended December 31, 2013 dated April 10, 2014. Pursuant to the rules of the SEC, the schedules and similar attachments to these agreement have not been filed therewith. We agree to furnish a copy of any omitted schedule to the SEC upon request.

(2)	Incorporated by reference to the Registrants’ Registration Statement on Forms F-4 and S-4 (SEC File No. 333-126556), dated July 13, 2005, as amended.
(3)	Incorporated by reference to the Registrants’ Registration Statement on Form F-4, dated September 27, 2011 (SEC File No. 333- 177040).
(4)	Incorporated by reference to the Registrants’ Registration Statement on Form F-4, dated September 21, 2009 (SEC File No. 333-162041), as amended.

(5)	Incorporated by reference to the Registrants’ Registration Statement on Forms F-3 and S-3 (SEC File No. 333-140274), dated January 29, 2007.
(6)	Incorporated by reference to CGG’s Report on Form 6-K dated May 13, 2004.
(7)	Incorporated by reference to CGG’s Annual Report on Form 20-F for the year ended December 31, 2006, dated May 7, 2007.

We and our consolidated subsidiaries are party to several debt instruments under which the total amount of securities authorized does not exceed 10% of our total assets on a consolidated basis. We agree to furnish a copy of such instruments to the SEC upon request.

ITEM 22.	Undertakings

The undersigned Registrants hereby undertake:

•	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

•	To include any prospectus required by Section 10(a)(3) of the Securities Act;

•

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

•

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

•

That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

•

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

•

For purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•

To (i) respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

•

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless, in the opinion of their counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paris, France, on September 2, 2014.

CGG

/s/ Jean-Georges Malcor
By:	Jean-Georges Malcor
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2014.

	Signatures	Title

By:	* Rémi Dorval	Chairman of the Board of Directors

By:	* Jean-Georges Malcor	Chief Executive Officer and Director (principal executive officer)

By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman	Chief Financial Officer (principal financial and accounting officer)

By:	* Olivier Appert	Director

By:	* Loren Carroll	Director

By:	* Agnès Lemarchand	Director

By:	* Gilberte Lombard	Director

By:	* Hilde Myrberg	Director

By:	* Robert Semmens	Director

By:	* Kathleen Sendall	Director

By:	* Daniel Valot	Director

By:	* Terence Young	Director

	Signatures	Title

By:	* Chad Meintel	Authorized representative of CGG in the United States

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paris, France, on September 2, 2014.

CGG HOLDING B.V.

/s/ Christian Klemt
By:	Christian Klemt
Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2014.

	Signatures	Title

By:	* Christian Klemt	Managing Director (principal executive, financial and accounting officer)

By:	* Beatrice Place-Faget	Managing Director

By:	* Chad Meintel	Authorized representative of CGG Holding B.V. in the United States

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paris, France, on September 2, 2014.

CGG MARINE B.V.

/s/ Christian Klemt
By:	Christian Klemt
Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2014.

	Signatures	Title

By:	* Christian Klemt	Managing Director (principal executive, financial and accounting officer)

By:	* Benoît Ribadeau-Dumas	Managing Director

By:	* Chad Meintel	Authorized representative of CGG Marine B.V. in the United States

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on September 2, 2014.

CGG HOLDING (U.S.) INC.

/s/ Colin Murdoch
By:	Colin Murdoch
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2014.

	Signatures	Title

By:	* Colin Murdoch	President (principal executive officer) and Director

By:	* Vincent Thielen	Treasurer and Senior Vice President — Finance and Services (principal financial and accounting officer) and Director

By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman	Director

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on September 2, 2014.

CGG LAND (U.S.) INC.

/s/ Colin Murdoch
By:	Colin Murdoch
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2014.

	Signatures	Title

By:	* Colin Murdoch	President (principal executive officer) and Director

By:	* Vincent Thielen	Treasurer and Senior Vice President — Finance and Services (principal financial and accounting officer) and Director

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on September 2, 2014.

CGG SERVICES (U.S.) INC.

/s/ Colin Murdoch
By:	Colin Murdoch
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2014.

	Signatures	Title

By:	* Colin Murdoch	President (principal executive officer) and Director

By:	* Vincent Thielen	Treasurer and Senior Vice President — Finance and Services (principal financial and accounting officer) and Director

By:	* Luc Schlumberger	Director

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on September 2, 2014.

VERITAS INVESTMENTS INC.

/s/ Colin Murdoch
By:	Colin Murdoch
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2014.

	Signatures	Title

By:	* Colin Murdoch	President (principal executive officer) and Director

By:	* Vincent Thielen	Treasurer and Senior Vice President — Finance and Services (principal financial and accounting officer) and Director

By:	* Luc Schlumberger	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on September 2, 2014.

VIKING MARITIME INC.

/s/ Colin Murdoch
By:	Colin Murdoch
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2014.

	Signatures	Title

By:	* Colin Murdoch	President (principal executive officer) and Director

By:	* Vincent Thielen	Treasurer and Senior Vice President — Finance and Services (principal financial and accounting officer) and Director

By:	* Luc Schlumberger	Director

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on September 2, 2014.

VERITAS GEOPHYSICAL (MEXICO) LLC

/s/ Colin Murdoch
By:	Colin Murdoch
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2014.

	Signatures	Title

By:	* Colin Murdoch	President (principal executive officer) and Director

By:	* Vincent Thielen	Treasurer and Senior Vice President — Finance and Services (principal financial and accounting officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on September 2, 2014.

ALITHEIA RESOURCES INC.

/s/ Luc Schlumberger
By:	Luc Schlumberger
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2014.

	Signatures	Title

By:	* Luc Schlumberger	President (principal executive officer) and Director

By:	* Vincent Thielen	Treasurer and Senior Vice President — Finance and Services (principal financial and accounting officer) and Director

By:	* Colin Murdoch	Director

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nantes, France, on September 2, 2014.

SERCEL, INC.

/s/ Pascal Rouiller
By:	Pascal Rouiller
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2014.

	Signatures	Title

By:	* Pascal Rouiller	Chief Executive Officer (principal executive officer) and Director

By:	* Ken Fitts	Chief Financial Officer (principal financial and accounting officer) and Director

By:	* George Wood	Director

By:	* Arnaud Surpas	Director

By:	* Alain Tisserand	Director

By:	* Pierre Baliguet	Director

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nantes, France, on September 2, 2014.

SERCEL-GRC CORP.

/s/ Arnaud Surpas
By:	Arnaud Surpas
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2014.

	Signatures	Title

By:	* Arnaud Surpas	President (principal executive officer) and Director

By:	* George Wood	Treasurer (principal financial and accounting officer) and Director

By:	* Gérard Dufoulon	Director

By:	* Ken Fitts	Director

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oslo, Norway, on September 2, 2014.

CGG MARINE RESOURCES NORGE AS

/s/ Marianne Lefdal
By:	Marianne Lefdal
Title:	General Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2014.

	Signatures	Title

By:	* Marianne Lefdal	General Manager (principal executive officer) and Director

By:	* Christian Klemt	Chief Financial Officer (principal financial and accounting officer)

By:	* Rolf Erik Rolfsen	Director and Chairman

By:	* Yves Goulard	Director

By:	* Eva Rudin	Director

By:	* Chad Meintel	Authorized representative of CGG Marine Resources Norge AS in the United States

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nantes, France, on September 2, 2014.

SERCEL CANADA LTD.

/s/ Pascal Rouiller
By:	Pascal Rouiller
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2014.

	Signatures	Title

By:	* Pascal Rouiller	President (principal executive officer) and Director

By:	* Ken Fitts	Treasurer (principal financial and accounting officer) and Director

By:	* George Wood	Director

By:	* Arnaud Surpas	Director

By:	* Chad Meintel	Authorized representative of Sercel Canada Ltd. in the United States

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nantes, France, on September 2, 2014.

SERCEL AUSTRALIA PTY LTD.

/s/ Pascal Rouiller
By:	Pascal Rouiller
Title:	Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2014.

	Signatures	Title

By:	* Pascal Rouiller	Chairman (principal executive officer) and Director

By:	* Gérard Dufoulon	Director (principal financial and accounting officer)

By:	* Chad Meintel	Authorized representative of Sercel Australia Pty Ltd. in the United States

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alberta, Province of Alberta, on September 2, 2014.

CGG CANADA SERVICES LTD.

/s/ Dave Tam
By:	Dave Tam
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2014.

	Signatures	Title

By:	* Dave Tam	President (principal executive officer)

By:	* Grant Duncan	Treasurer (principal financial and accounting officer) and Director

By:	* Kent Milani	Director

By:	* Chad Meintel	Authorized representative of CGG Canada Services Ltd. in the United States

*By:	/s/ Stéphane-Paul Frydman Stéphane-Paul Frydman Attorney-in-Fact